Filed pursuant to Rule 424(b)(5)

Registration No. 333-233255

PROSPECTUS SUPPLEMENT

TO THE PROSPECTUS DATED DECEMBER 4, 2019

CIM Commercial Trust Corporation

Subscription Rights to purchase up to 14,847,742 shares of our Common Stock at $9.25 per share

CIM Commercial Trust Corporation (“CIM Commercial,” the “Company,” “we,” “us” and “our”) is distributing to holders of common stock, par value $0.001 per share, of the Company (“Common Stock”), at no charge, subscription rights to purchase up to an aggregate of 14,847,742 shares of Common Stock (the “Subscription Rights”). We refer to the offering that is the subject of this prospectus supplement as the “Rights Offering.”

In the Rights Offering, you will receive one Subscription Right for each share of Common Stock owned by you as of 4:00 p.m., New York Time, on June 11, 2021, the record date of the Rights Offering (the “Record Date”). Each Subscription Right entitles you, subject to the limitations and conditions described in this prospectus supplement, to purchase one share of Common Stock at a cash subscription price of $9.25 (the “Subscription Price”). If you exercise your Subscription Rights in full, and any portion of the shares of Common Stock remain available under the Rights Offering, you will be entitled, subject to the limitations and conditions described in this prospectus supplement, to over-subscribe for a portion of the unsubscribed shares of Common Stock at the Subscription Price, subject to proration (the “Over-Subscription Privilege”). We will not issue fractional shares in the Rights Offering. You should carefully consider whether to exercise your Subscription Rights. Our board of directors is making no recommendation regarding your exercise of your Subscription Rights.

We have not entered into any standby purchase agreement or other similar arrangement in connection with the Rights Offering. However, affiliates of CIM Group, L.P. (“CIM Group”) that operate and manage the Company and beneficially owned approximately 19.9% of the issued and outstanding shares of Common Stock as of the Record Date, have indicated that they will exercise in full their Subscription Rights received in the Rights Offering and intend to exercise, in whole or in part, their Over-Subscription Privilege.

Subscription Rights will expire if they are not exercised prior to 4:00 p.m., New York Time, on June 23, 2021, unless the Rights Offering is extended by us (such date, as may be extended, the “Expiration Date”). At and following such time on the Expiration Date, unexercised Subscription Rights will be null and void. We may elect to extend the Expiration Date at any time and from time to time in our sole discretion, subject to the conditions described in this prospectus supplement, or to terminate the Rights Offering prior to 4:00 p.m., New York Time, on the Record Date.

The Subscription Rights are non-transferable. The sale by you of any shares of our Common Stock prior to the Expiration Date will not result in the transfer of any Subscription Rights or affect your ability to exercise your Subscription Rights.

The Common Stock is traded on the Nasdaq Global Market (“Nasdaq”) under the ticker symbol “CMCT,” and on the Tel Aviv Stock Exchange (the “TASE”) under the ticker symbol “CMCT-L.” As of June 8, 2021, the last reported sale price of our Common Stock on Nasdaq was $10.30 per share and on the TASE was $12.65 per share (as converted from 41.31 New Israeli Shekels (“ILS”) using the representative exchange rate of 3.2650 ILS/USD on April 19, 2021, as published by the Bank of Israel on its website) on April 19, 2021, the last day prior to June 8, 2021 on which a trade in shares of our Common Stock was executed on the TASE. You are urged to obtain a current price quote for our Common Stock before exercising your Subscription Rights.

The Rights Offering is being conducted on a best-efforts basis and there is no minimum amount of proceeds necessary to be received in order for us to close the Rights Offering. We have retained B. Riley Securities, Inc. to act as a U.S. dealer manager and Poalim I.B.I. – Underwriting and Issuing Ltd. to act as an Israeli dealer manager in connection with the Rights Offering (together, the “Co-Dealer Managers”). Neither of the Co-Dealer Managers is underwriting the Rights Offering or has any obligation to purchase, or procure purchases of, the Subscription Rights or the Common Stock underlying the Subscription Rights.

We have elected to be taxed as a real estate investment trust (“REIT”) under the provisions of the Internal Revenue Code of 1986, as amended (the “Code”). We impose certain restrictions on the ownership and transfer of our capital stock as described under the section entitled “Updated Description of Capital Stock—Certain Provisions of the MGCL and Our Charter and Bylaws—Restrictions on Ownership and Transfer” in this prospectus supplement. Such restrictions may limit your ability to exercise your Subscription Rights or Over-Subscription Privilege.

Investing in our securities involves significant risks. See “Risk Factors” on page S-6 of this prospectus supplement and in the reports we file with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference into this prospectus supplement and the accompanying base prospectus, to read about factors you should consider before investing in our Common Stock.

American Stock Transfer and Trust Company (the “Subscription Agent”) will hold the funds we receive from subscribers until we complete the Rights Offering. If you have any questions or seek further information about the Rights Offering, please call D.F. King & Co., Inc. (the “Information Agent”) at (800) 967-4607. For a discussion of how to exercise Subscription Rights, see “The Rights Offering—Methods for Exercising Subscription Rights.”

	Per share subscribed	Total from Rights Offering(1)
Subscription price	$9.25	$137,341,613.50
Proceeds to us (before expenses) (2)	$9.25	$137,341,613.50

(1)	Assumes the Rights Offering is fully subscribed.
(2)	No underwriting discounts or commissions are payable by the Company in connection with the Rights Offering. The Company expects to incur expenses of approximately $5,230,000 in connection with the Rights Offering, assuming it is fully subscribed. See “Plan of Distribution” in this prospectus supplement for more information, including fees and other amounts payable to the Co-Dealer Managers.

Neither the SEC nor any state securities commission, nor the Israel Securities Authority (the “ISA”), has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Co-Dealer Managers

B. Riley Securities

Poalim I.B.I. - Underwriting and Issuing Ltd.

The date of this prospectus supplement is June 10, 2021.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is presented in two parts. The first part is this prospectus supplement, including the documents incorporated herein by reference, which contains the specific terms of the Rights Offering. The second part is the accompanying base prospectus, dated December 4, 2019, including the documents incorporated therein by reference, which is part of our shelf registration statement on Form S-3 and gives more general information, some of which does not apply to the Rights Offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined, including the documents incorporated herein by reference.

This prospectus has been prepared in accordance with the requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”), including the requirements of Form S-3 applicable to the registration of our Common Stock offered for purchase in the Rights Offering. Section 29-35 of the Israeli Securities Law of 1968, as amended, authorizes the ISA, under certain circumstances, to grant to corporations that are dual-listed on the TASE and certain foreign stock exchanges (including Nasdaq) an exemption from any or all of the provisions otherwise applicable to prospectuses for the offer of securities to the public in Israel, including with respect to the information required to be stated in such a prospectus and the structure and form of such a prospectus. We have received such an exemption in connection with this Rights Offering.

This prospectus supplement and the information incorporated by reference in this prospectus supplement may add, update or change information contained in the accompanying base prospectus. If there is any inconsistency between the information in this prospectus supplement and the information contained in the accompanying base prospectus, the information in this prospectus supplement will apply and will supersede any such information in the accompanying base prospectus. If there is any inconsistency between the information in this prospectus supplement or the accompanying base prospectus, on the one hand, and information incorporated by reference herein after the date of this prospectus supplement, then the information in such subsequent filing supersedes the information in this prospectus supplement and the accompanying base prospectus.

In making your investment decision, it is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus and any free writing prospectus relating to the Rights Offering prepared by us or on our behalf or to which we have referred you. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” in this prospectus supplement and the accompanying base prospectus.

Neither we nor the Co-Dealer Managers has authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus and any free writing prospectus relating to the Rights Offering prepared by us or on our behalf or to which we have referred you. We and the Co-Dealer Managers take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you.

Neither we nor the Co-Dealer Managers is making an offer to sell or soliciting offers to buy Common Stock in any jurisdiction where or to any person to whom the offer or sale of such securities is not permitted. The Rights Offering is intended only to be available to holders of Common Stock within the United States and Israel, pursuant to the applicable laws of such jurisdictions. We are not aware of holders of Common Stock in any other jurisdiction. B. Riley Securities, Inc. will not act as a dealer manager outside of the United States in connection with the Rights Offering.

We further note that the information contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus or any free writing prospectus that we may provide you in connection with the Rights Offering and other offering material filed by us with the SEC and with the ISA is accurate only as of the date of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Our business, financial condition, results of operations and future growth prospects may have changed since those dates.

Unless otherwise indicated in this prospectus supplement, or if the context otherwise requires, “CIM Commercial,” the “Company,” “we,” “us” and “our” refer to CIM Commercial Trust Corporation.

SUMMARY

This summary highlights selected information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. This summary is not complete and does not contain all of the information that you should consider prior to investing in our Common Stock. As a result, you should carefully read this entire prospectus supplement, the accompanying base prospectus and any other offering materials, including the information set forth in “Risk Factors” beginning on page S-6 and our consolidated financial statements, and the related notes thereto, before making an investment decision.

Our Company

The principal business of CIM Commercial is to acquire, own, and operate Class A and creative office assets in vibrant and improving metropolitan communities throughout the United States (including improving and developing such assets). These communities are located in areas that include traditional downtown areas and suburban main streets, which have high barriers to entry, high population density, positive population trends and a propensity for growth. We believe that the critical mass of redevelopment in such areas creates positive externalities, which enhance the value of real estate assets in the area.

We are operated by affiliates of CIM Group. CIM Group is a community-focused real estate and infrastructure owner, operator, lender and developer. Headquartered in Los Angeles, CA, CIM Group has offices across the United States and in Tokyo, Japan. We seek to utilize the CIM Group platform to acquire, improve and or develop real estate assets primarily within CIM Group’s qualified communities. We believe that these assets will provide greater returns than similar assets in other markets, as a result of the population growth, public commitment, and significant private investment that characterize these areas. Over time, we seek to expand our real estate assets in communities targeted by CIM Group, supported by CIM Group’s broad real estate capabilities, as part of our plan to prudently grow net asset value and cash flow per share of Common Stock.

We may also participate more actively in other real estate strategies and property types in order to leverage CIM Group’s platform and capabilities for the benefit of all classes of stockholders. This may include, without limitation, engaging in real estate development activities as well as investing in other property types such as multifamily, retail or hospitality directly, side-by-side with one or more funds of CIM Group, through direct deployment of capital in one or more funds managed by affiliates of CIM Group, or deploying capital in or originating loans that are secured directly or indirectly by properties primarily located in CIM Group’s qualified communities that meet our strategy. Such loans may include limited and or non-recourse junior (mezzanine, B-note or 2nd lien) and senior acquisition, bridge or repositioning loans.

We have elected to be taxed as a REIT under the provisions of the Code. To the extent we qualify for taxation as a REIT, we generally will not be subject to a federal corporate income tax on our taxable income that is distributed to our stockholders. We may, however, be subject to certain federal excise taxes and state and local taxes on our income and property. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income taxes at regular corporate rates and will not be able to qualify as a REIT for four subsequent taxable years.

As of June 7, 2021, there were issued and outstanding 14,847,742 shares of Common Stock, 6,961,662 shares of Series A Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), 4,603,287 warrants to purchase 1,194,159 shares of Common Stock (as described in “Description of Warrants—Series A Warrants” in the accompanying base prospectus), 28,722 shares of Series D Preferred Stock, par value $0.001 per share (“Series D Preferred Stock”), and 5,387,160 shares of Series L Preferred Stock, par value $0.001 per share (“Series L Preferred Stock” and, together with the Series A Preferred Stock and Series D Preferred Stock, “Preferred Stock”).

Our principal executive offices are located at 17950 Preston Road, Suite 600, Dallas, Texas 75252 and our telephone number is (972) 349-3200. Our internet address is http://www.cimcommercial.com. The information contained on our website is not part of this prospectus supplement.

The Offering

Issuer	CIM Commercial Trust Corporation.

Offered Securities	We are distributing to holders of our Common Stock Subscription Rights to purchase up to an aggregate of 14,847,742 shares of Common Stock at a price per share equal to the Subscription Price. Holders of our Common Stock will receive one Subscription Right for each share of Common Stock owned by such holder as of the Record Date. Each Subscription Right will entitle its holder to purchase one share of Common Stock at the Subscription Price, subject to the limitations and conditions described in this prospectus supplement.

The material terms and provisions of our Common Stock are described under the caption “Updated Description of Capital Stock—Common Stock” in this prospectus supplement.

Subscription Price	$9.25 per share.

Record Date	4:00 p.m., New York Time, on June 11, 2021.

Over-Subscription Privilege	Holders that exercise their Subscription Rights in full may choose to over subscribe for a portion of any shares of our Common Stock that are not purchased by other stockholders through the exercise of their Subscription Rights, subject to proration and stock ownership limitations described below. We have the right, in our absolute discretion, to eliminate or limit the Over-Subscription Privilege. We may make this determination at any time, without prior notice, up to and including the Expiration Date. If we make any change to the Over-Subscription Privilege and, at the time of the announcement of such change, the Expiration Date will occur in fewer than five TASE trading days, then, the Expiration Date will be extended to be the date that is five TASE trading days following the date of announcement of the change.

Expiration Date	The Subscription Rights will expire if they are not exercised prior to 4:00 p.m., New York Time, on June 23, 2021, unless the Rights Offering is extended. At and following such time on the Expiration Date, unexercised Subscription Rights will be null and void

Procedure for Exercising Rights	To exercise your Subscription Rights, you must take the following steps:
Record Holder: If you are a record holder of our Common Stock, you must deliver payment and a properly completed Rights Certificate to the Subscription Agent to be received before 4:00 p.m., New York Time, on the Expiration Date. You may deliver the documents and payments by first class mail or courier service. If you use first class mail for this purpose, we recommend using registered mail, properly insured, with return receipt requested. You should allow sufficient time for delivery of your documents to the Subscription Agent and clearance of payment before 4:00 p.m., New York Time, on the Expiration Date.

Beneficial Owner: If you are a beneficial owner of shares that are registered in the name of a broker, dealer, bank, trustee, TASE member or other nominee, you should instruct such nominee to exercise your Subscription Rights on your behalf. Please follow the instructions of your nominee, who may require that you meet a deadline earlier than 4:00 p.m., New York Time, on the Expiration Date. A beneficial owner of shares of Common Stock that are held via the account of the TASE Clearing House with The Depository Trust Company (a “TASE CH Holder”) must first submit notice of exercise of the Subscription Rights and payment therefor to his, her or its relevant TASE member who, in turn, will deliver such notice of exercise and payment to the TASE Clearing House prior to the time determined by the TASE Clearing House in order to ensure that an exercise of the Subscription Rights is made on behalf of such TASE CH Holder prior to the Expiration Date.

Delivery of Shares	As soon as practicable after the Rights Offering has expired, payment for the shares of Common Stock subscribed for has cleared and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, we expect to close on subscriptions and for the Subscription Agent to arrange for the issuance of the shares of our Common Stock purchased in the Rights Offering. All shares of Common Stock that are purchased in the Rights Offering will be issued in book-entry, or uncertificated form, meaning that you will receive a Direct Registration System (“DRS”) account statement from our transfer agent reflecting ownership of such shares if you are a holder of record of shares of our Common Stock. If you hold your shares in the name of a broker, dealer, bank, trustee, TASE member or other nominee, The Depository Trust Company (“DTC”) will credit your account with your nominee with the shares of Common Stock you purchase in the Rights Offering.

Non-transferability of Subscription Rights	The Subscription Rights may not be sold, transferred, assigned or given away to anyone. The Subscription Rights will not be listed for trading on any stock exchange or market. The sale, transfer, assignment or gift of any shares of Common Stock prior to the Expiration Date will not result in the transfer of any Subscription Rights or affect the ability of a holder receiving Subscription Rights to exercise such Subscription Rights.

No Recommendation	None of the Company, any member of our board of directors, the Co-Dealer Managers, the Information Agent, the Subscription Agent or any of our or their respective affiliates or representatives, has made, or is making, any recommendation regarding whether you should exercise your Subscription Rights or the Over Subscription Privilege, or the prices at which shares of Common Stock may trade following the Rights Offering.

However, affiliates of CIM Group, which operate and manage the Company and beneficially owned approximately 19.9% of the issued and outstanding shares of Common Stock as of the Record Date, have indicated to us that they will exercise in full their Subscription Rights received in the Rights Offering and intend to exercise, in whole or in part, their Over-Subscription Privilege.

You are urged to make your decision to invest based on your own assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering, the information contained or incorporated by reference in this prospectus and other information relevant to your circumstances. Please see “Risk Factors” for a discussion of some of the risks involved in participating in the Rights Offering.

Revocation and Modification of Exercises	Record Holder: If you are a record holder of our Common Stock, you may revoke your previously exercised Subscription Rights by ensuring that written notice is received by the Subscription Agent at any time prior to 4:00 p.m., New York Time, on the Expiration Date.

Beneficial Owner: If you are a beneficial owner of shares that are registered in the name of a broker, dealer, bank, trustee, TASE member or other nominee, you must instruct such nominee to submit on your behalf written notice of the revocation of your previously exercised Subscription Rights. You should contact your nominee to inquire about the time by which you must provide your nominee with such instructions in order to ensure the Subscription Agent receives written notice from your nominee thereof prior to 4:00 p.m., New York Time, on the Expiration Date.

To modify an exercise of previously exercised Subscription Rights, you must validly revoke such exercise in accordance with the foregoing and, following such revocation, validly exercise your Subscription Rights.

See “The Rights Offering—Revocation or Modification of Exercises of Subscription Rights” in this prospectus supplement for information regarding the required content of a notice of revocation.

Common Stock to be Outstanding After the Rights Offering	Following the closing of the Rights Offering, there will be 29,695,484 shares of Common Stock issued and outstanding, assuming that (i) we do not engage in any other transactions involving our capital stock prior to the expiration of the Rights Offering, (ii) the Rights Offering is fully subscribed and (iii) we do not elect to settle in shares of our Common Stock the redemption of any shares of our Preferred Stock or exercise of any warrants to purchase Common Stock prior to the closing of the Rights Offering.

Use of Proceeds	Assuming that the Rights Offering is fully subscribed, we estimate that the net proceeds from the Rights Offering will be approximately $132,111,613.50, after deducting fees and expenses of approximately $5,230,000 expected to be incurred by the Company in connection with the Rights Offering. We intend to use the net proceeds we receive from the exercise of any Subscription Rights in the Rights Offering for general corporate purposes including, but not limited to, the development or repositioning of properties, releasing of space in existing properties, capital expenditures, acquisitions consistent with our acquisition and asset management strategies and acquisitions of shares of Preferred Stock, whether through redemptions, tender offers, share repurchases or otherwise. Until the net proceeds are used for their stated purpose, we may use them to repay outstanding amounts under our revolving credit facility.

Ownership Restrictions	Subject to certain exceptions, our charter prohibits any person from acquiring or holding, directly or indirectly, shares of our capital stock in excess of 6.25%, in number of shares or value, whichever is more restrictive, of (i) the outstanding shares of capital stock of the Company, in the aggregate, or (ii) the outstanding shares of Common Stock. See “Updated Description of Capital Stock—Certain Provisions of the MGCL and Our Charter and Bylaws—Restrictions on Ownership and Transfer” in this prospectus supplement.

While our board of directors has previously waived these ownership restrictions for certain persons, including CIM Urban REIT, LLC, CIM Urban Partners GP, LLC, CIM Service Provider, LLC and persons owning a direct or indirect interest in such entities, our board of directors does not intend to grant any additional waivers of these ownership restrictions for any stockholder in connection with the Rights Offering. As a result, any purported exercise of Subscription Rights or the Over Subscription Privilege will be void to the extent (but only to the extent) that such exercise and the receipt of Common Stock by the exercising holder would result in such holder violating these ownership restrictions.

Material U.S. Federal Income Tax Consequences	For U.S. federal income tax purposes, we do not believe you should recognize income or loss upon receipt or exercise of a Subscription Right. You should consult your own tax advisor as to the tax consequences of the Rights Offering in light of your particular circumstances. See “Material U.S. Federal Income Tax Consequences” in this prospectus supplement

Certain Israeli Tax Considerations	For Israeli income tax purposes, we do not believe that the receipt and exercise of the Subscription Rights is likely to be taxable. You should consult your own tax advisor as to the tax consequences of the Rights Offering in light of your particular circumstances. See “Material Israeli Tax Consequences” in this prospectus supplement.

Extension, Amendment and Termination	We may extend the Expiration Date of the Rights Offering in our sole discretion. We also reserve the right to amend or modify the terms of the Rights Offering, other than any terms regarding the number of Subscription Rights distributed to holders as of the Record Date, the number of shares of Common Stock that may be purchased upon the exercise of a Subscription Right or the Subscription Price. In accordance with the rules of the TASE, we may not terminate the Rights Offering at any time for any reason at or after 4:00 p.m., New York Time, on the Record Date.

Co-Dealer Managers	B. Riley Securities, Inc. and Poalim I.B.I. - Underwriting and Issuing Ltd.

Information Agent	D.F. King & Co., Inc.

Subscription Agent	American Stock Transfer & Trust Company, LLC

Questions	If you have any questions about the Rights Offering, please contact the Information Agent at (800) 967-4607.

Common Stock Listing	Our Common Stock trades on Nasdaq, under the ticker symbol “CMCT,” and on the TASE, under the ticker symbol “CMCT-L.”

Risk Factors	An investment in our securities involves significant risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and in the reports we file with the SEC pursuant to the Exchange Act, incorporated by reference into this prospectus supplement and the accompanying base prospectus, to read about factors you should consider before investing in our Common Stock.

RISK FACTORS

Any investment in shares of Common Stock involves risks. You should carefully read and consider all of the risks and uncertainties described in this prospectus supplement, including the risk factors below, the section entitled “Risk Factors” beginning on page 1 of the accompanying base prospectus, and the risk factors and other information, including our financial statements, contained in our Annual Report on Form 10-K for the year ended December 31, 2020 and in our other filings with the SEC that are incorporated by reference into this prospectus supplement and the accompanying base prospectus before making a decision to purchase shares of our Common Stock. These risks and uncertainties, as well as additional risks and uncertainties that may not be presently known to us or that we currently believe to be immaterial, could materially and adversely affect our asset valuations, results of operations or financial condition, and could result in a partial or complete loss of your investment.

Risks Related to the Rights Offering

Your interests in our Company may be diluted as a result of the Rights Offering.

If you do not fully exercise your Subscription Rights, you should expect that you will own a smaller proportional ownership and voting interests in our Company following the completion of the Rights Offering than you owned prior to the completion of the Rights Offering.

Because we do not have any formal commitments from any of our stockholders to participate in the Rights Offering, the net proceeds we receive from the Rights Offering may be lower than we currently anticipate. Completion of the Rights Offering is not subject to our raising a minimum offering amount.

Completion of the Rights Offering is not subject to us raising a minimum offering amount. We do not have any formal commitments from any of our stockholders to participate in the Rights Offering, and we cannot assure you that any of our stockholders will exercise all or any part of their Subscription Rights or their Over-Subscription Privilege. However, affiliates of CIM Group, which operate and manage the Company and beneficially owned approximately 19.9% of the issued and outstanding shares of Common Stock as of the Record Date, have indicated to us that they will exercise in full their Subscription Rights received in the Rights Offering and intend to exercise, in whole or in part, their Over-Subscription Privilege. If our holders subscribe for fewer shares of our Common Stock than we anticipate, the net proceeds we receive from the Rights Offering could be significantly lower than we currently expect. As a result, the net proceeds we receive in the Rights Offering may be insufficient to meet our objectives, thereby increasing the risk to investors in the Rights Offering, including by investing in a company that continues to require capital. See “Use of Proceeds” in this prospectus supplement.

The Rights Offering may cause the trading price of our Common Stock to decrease.

The Subscription Price, together with the number of shares of our Common Stock we propose to issue and ultimately will issue if the Rights Offering is completed, may result in an immediate decrease in the market price of our Common Stock. In addition, in accordance with rules of the TASE, the opening price of our Common Stock on the TASE on the Record Date will be adjusted by the TASE to reflect the benefit embedded in the Rights Offering. Following the Rights Offering, the availability of shares for future sale, including up to 14,847,742 shares of our Common Stock to be issued in the Rights Offering (which number of shares is equal to the number of shares of our Common Stock outstanding as of the Record Date), could adversely affect the prevailing market price of our Common Stock and could cause the market price of our Common Stock to remain low for a substantial amount of time. It is unclear whether the market for our Common Stock could absorb a large number of attempted sales in a short period of time, regardless of the price at which shares might be offered. Even if a substantial number of sales do not occur within a short period of time, the mere existence of this “market overhang” could have a negative impact on the market for our Common Stock and our ability to raise additional capital. You may not be able to sell your shares of Common Stock acquired in the Rights Offering at a price equal to or greater than the Subscription Price, which could result in a loss on your investment.

If you exercise your Subscription Rights and do not validly revoke such exercise, you could acquire shares of our Common Stock above the prevailing market price.

The market price of our shares of Common Stock on the Expiration Date will not be known during the period you have to exercise your Subscription Rights or Over-Subscription Privilege. Shares of our Common Stock are traded on Nasdaq under the symbol “CMCT” and on the TASE under the ticker symbol “CMCT-L.” The Subscription Price of $9.25 per share of Common Stock represents an approximately 10% discount to the closing price of our Common Stock of $10.30 per share on June 8, 2021 as reported by Nasdaq and an approximately 27% discount to the closing price of our Common Stock of $12.65 per share (as converted from 41.31 ILS using the representative exchange rate of 3.2650 ILS/USD on April 19, 2021, as published by the Bank of Israel on its website) on April 19, 2021, the last day on or prior to June 8, 2021 on which a trade in shares of our Common Stock was executed on the TASE. If you exercise your Subscription Rights or Over-Subscription Privilege and do not validly revoke such exercise at any time prior to 4:00 p.m., and the public trading market price of our Common Stock decreases below the Subscription Price, you will buy shares of our Common Stock at a price above the trading market price. In such event, you would incur an immediate paper loss with respect to your investment.

The Subscription Price determined for the Rights Offering is not an indication of the fair value of our Common Stock.

In determining the Subscription Price, our board of directors considered a number of factors, including, without limitation, the strategic alternatives to our Company for raising capital, the historical market price of Common Stock prior to the announcement of the Rights Offering, the business prospects of our Company, the price at which stockholders might be willing to participate in the Rights Offering and the general condition of the securities market. Our board of directors also believed that the Subscription Price should be designed to provide an incentive to our current stockholders to participate in the Rights Offering. As a result, the Subscription Price does not necessarily bear any relationship to any established criteria for value. No valuation consultant or investment banker has opined upon the fairness or adequacy of the Subscription Price. You should not consider the Subscription Price as an indication of the value of our Company or our Common Stock.

If you do not act on a timely basis and follow subscription instructions, your exercise of Subscription Rights may be rejected.

Holders of Subscription Rights who desire to purchase shares of our Common Stock in the Rights Offering must act on a timely basis to ensure that all required forms and payments are actually received by the Subscription Agent prior to 4:00 p.m., New York Time, on June 23, 2021, unless we elect to extend such Expiration Date in our sole discretion. If you are a beneficial owner of shares of our Common Stock and you wish to exercise your Subscription Rights, you must act promptly to ensure that your broker, dealer, bank, trustee, TASE member or other nominee acts for you and that all required forms and payments are actually received by your nominee in sufficient time to deliver such forms and payments to the Subscription Agent to exercise the Subscription Rights granted to you in the Rights Offering. We will not be responsible if your broker, dealer, bank, trustee, TASE member or other nominee fails to ensure that all required forms and payments are actually received by the Subscription Agent prior to 4:00 p.m., New York Time, on the Expiration Date. A TASE CH Holder must first submit notice of exercise of the Subscription Rights and payment therefor to his, her or its relevant TASE member who, in turn, will deliver such notice of exercise and payment to the TASE Clearing House prior to the time determined by the TASE Clearing House in order to ensure that an exercise of the Subscription Rights is made on behalf of such TASE CH Holder prior to the Expiration Date.

If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise in the Rights Offering, we or the Subscription Agent may, in our sole discretion, either reject such subscription in its entirety or accept your subscription to the fullest extent possible based on the amount of the payment received. Neither we nor the Subscription Agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

You may not receive all of the shares of our Common Stock for which you subscribe.

Holders who fully exercise their Rights will be entitled, subject to the limitations and conditions described in this prospectus supplement, to subscribe for an additional number of shares of our Common Stock. Subject to stock ownership limitations described below, if sufficient shares of our Common Stock remain available for issuance in the Subscription Rights offering, we will seek to honor exercises of the Over-Subscription Privilege in full. However, if shares of Common Stock sought for over-subscription exceed the number of shares unsubscribed for in the Rights Offering, we will allocate the available shares of Common Stock pro rata among the holders exercising the Over-Subscription Privilege in proportion to the relative number of shares of Common Stock such stockholders owned as of 4:00 p.m., New York Time, on the Record Date. If this pro rata allocation results in any stockholder receiving a greater number of shares of Common Stock than such holder subscribed for pursuant to the exercise of the Over-Subscription Privilege, then the excess shares of Common Stock will be allocated among all other holders exercising the Over-Subscription Privilege on the same pro rata basis described above.

Subject to certain exceptions, our charter prohibits any person from acquiring or holding, directly or indirectly, shares of our capital stock in excess of 6.25%, in number of shares or value, whichever is more restrictive, of (i) the outstanding shares of capital stock of the Company, in the aggregate, or (ii) the outstanding shares of our Common Stock. See “Updated Description of Capital Stock—Certain Provisions of the MGCL and Our Charter and Bylaws—Restrictions on Ownership and Transfer” in this prospectus supplement. While our board of directors has previously waived these ownership restrictions for certain persons, including CIM Urban REIT, LLC, CIM Urban Partners GP, LLC, CIM Service Provider, LLC and persons owning a direct or indirect interest in such entities, our board of directors does not intend to grant any additional waivers of these ownership restrictions for any stockholder in connection with the Rights Offering. As a result, any purported exercise of Subscription Rights or the Over-Subscription Privilege will be void to the extent (but only to the extent) that such exercise and the receipt of Common Stock by the exercising holder would result in such holder violating these ownership restrictions.

We cannot guarantee that you will receive any or the entire amount of shares of our Common Stock for which you subscribe in the Rights Offering. If for any reason the amount of shares of our Common Stock allocated to you is less than you have subscribed for, then the excess funds held by the Subscription Agent on your behalf will be returned to you, without interest or deduction, as soon as practicable after the Rights Offering has expired, and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, and we will have no further obligations to you.

Also, we have the right, in our absolute discretion, to eliminate or limit the Over-Subscription Privilege. We may make this determination at any time, without prior notice, up to and including the Expiration Date. If we eliminate or limit the Over-Subscription Privilege, you will not receive the full number of shares, or potentially any of the shares, for which you sought to over-subscribe. If we make any change to the Over-Subscription Privilege and, at the time of the announcement of such change, the Expiration Date will occur in fewer than five TASE trading days, then, the Expiration Date will be extended to be the date that is five TASE trading days following the date of announcement of the change.

If you make payment of the Subscription Price by personal check, your check may not clear in sufficient time to enable you to purchase shares in the Rights Offering.

Any personal check used to pay for shares to be issued in the Rights Offering must clear prior to 4:00 p.m., New York Time, on the Expiration Date. The clearing process may require five or more business days. If you choose to exercise your Subscription Rights, in whole or in part, and your personal check has not cleared prior to 4:00 p.m., New York Time, on the Expiration Date of the Rights Offering, you will not have satisfied the conditions to exercise your Subscription Rights and you may not receive the shares of Common Stock you wish to purchase. Note that the Subscription Price may be paid by TASE CH Holders only by way of withdrawal of the Subscription Price in U.S. dollars from their relevant account.

The receipt of Subscription Rights may be treated as a taxable distribution to you.

We believe the distribution of the Subscription Rights in the Rights Offering should be a non-taxable distribution to holders of shares of our Common Stock under Section 305(a) of the Code. Please see the discussion in the section entitled “Material U.S. Federal Income Tax Consequences” in this prospectus supplement. However, this position is not binding on the Internal Revenue Service (the “IRS”), or the courts. If the Rights Offering is deemed to be part of a “disproportionate distribution” under Section 305 of the Code, your receipt of Subscription Rights in the Rights Offering may be treated as the receipt of a taxable distribution to you equal to the fair market value of the Subscription Rights. Any such distribution would be treated as dividend income to the extent of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent of the recipient stockholder’s tax basis in shares of our Common Stock, and then as capital gain.

We also believe that the receipt and exercise of the Subscription Rights will likely not be taxable in Israel. However, no tax ruling from the Israeli Tax Authority (the “ITA”) will be sought for the Rights Offering, and therefore the positions presented in this prospectus supplement are not binding on the ITA or the Israeli courts, and there is no guarantee that the receipt and exercise of your Subscription Rights will not be treated by the ITA or by the Israeli courts as a deemed dividend, in-kind dividend and/or any other type of taxable income. Please see the discussion under “Material Israeli Tax Consequences” in this prospectus supplement.

Each holder of shares of our Common Stock is urged to consult his, her or its own tax advisor with respect to the tax consequences of the Rights Offering.

Exercising the Subscription Rights limits your ability to engage in certain hedging transactions that could provide you with financial benefits.

By exercising the Subscription Rights, you are representing to us that you have not entered into any short sale or similar transaction with respect to our Common Stock since the Record Date. This requirement prevents you from pursuing certain investment strategies that could provide you greater financial benefits than you might have realized if the Subscription Rights did not contain such restriction.

The Subscription Rights are non-transferable.

The Subscription Rights may be exercised only by the stockholders to whom they are distributed, and they may not be sold, transferred, assigned or given away to anyone else, whether voluntarily or involuntarily, or by operation of law or in any other manner, other than by beneficiary designation or the laws of descent and distribution in the event of the death of a holder. Because the Subscription Rights are non-transferable, there is no market or other means for you to directly realize any value associated with the Subscription Rights. You must exercise the Subscription Rights to realize any potential value from your Subscription Rights.

Risks Related to Our Common Stock

Future issuances or sales of our Common Stock may depress the market price of our Common Stock and have a dilutive effect to our existing stockholders, including existing holders of our Common Stock who subscribe for shares in the Rights Offering.

We cannot predict whether future issuances of our Common Stock or the availability of shares for resale in the open market may depress the market price of our Common Stock. Future issuances or sales of a substantial number of shares of our Common Stock in the public market, or the issuance of our Common Stock in connection with property acquisitions, or the perception that such issuances or sales might occur, may cause the market price of our shares to decline. We may also issue shares of our preferred stock that are redeemable for shares of Common Stock in exchange for services provided to or on behalf of the Company. In addition, future issuances of our Common Stock may occur at prices less than the Subscription Price or otherwise be dilutive to existing stockholders.

The market price of our Common Stock could be substantially affected by various factors.

The market value of our Common Stock, as with other publicly traded equity securities, depends on various market conditions, which may change from time to time, including:

•	general market conditions, including of the economic environment and credit and securities markets;

•	government action or regulation, including changes in tax law;

•	the market’s perception of our future growth potential;

•	the financial performance of the Company and our tenants;

•	our cash flow and cash distributions, including our ability to satisfy the dividend requirements applicable to REIT;

•	our debt levels and our capital structure;

•	the extent of stockholder interest;

•	analyst reports about us and the REIT industry in general; and

•	the general reputation of REITs and the attractiveness of their equity securities in comparison to other equity securities, including securities issued by other real estate-based companies.

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about the Rights Offering. The answers are based on selected information included elsewhere in this prospectus supplement. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the Rights Offering. This prospectus supplement and the accompanying base prospectus and the documents incorporated by reference herein and therein may contain more detailed descriptions of the terms and conditions of the Rights Offering and provide additional information about us and our business, including potential risks related to the Rights Offering and the shares of our Common Stock offered hereby. We urge you to read the entirety of this prospectus supplement and the accompanying base prospectus and the documents incorporated by reference herein and therein before making an investment decision.

Why are we conducting the Rights Offering?

We are conducting the Rights Offering to raise capital that we intend to use for general corporate purposes including, but not limited to, the development or repositioning of properties, releasing of space in existing properties, capital expenditures, acquisitions consistent with our acquisition and asset management strategies and acquisitions of shares of our Preferred Stock, whether through redemptions, tender offers, share repurchases or otherwise. See “Use of Proceeds” in this prospectus supplement.

What is the Rights Offering?

We are distributing to the record holders of shares of Common Stock who are entitled to participate in the Rights Offering, at no charge, non-transferable Subscription Rights. Each record holder of our Common Stock will receive one Subscription Right for each share of our Common Stock owned by such record holder as of 4:00 p.m., New York Time on the Record Date. If you hold your shares in the name of a broker, dealer, bank, trustee, TASE member or other nominee, such nominee record holder should contact you with instructions regarding how you may participate in the Rights Offering.

What are Subscription Rights?

Each Subscription Right allows the holder to purchase one share of Common Stock at the Subscription Price of $9.25 per share. For example, if you owned 1,000 shares of Common Stock as of the Record Date, you will receive 1,000 Subscription Rights and will have the right to purchase 1,000 shares of Common Stock for $9.25 per share, or a total payment of $9,250. TASE CH Holders are informed that payment of the Subscription Price will be made in U.S. dollars only.

Am I required to exercise all of the Subscription Rights I receive in the Rights Offering?

No. You may exercise all or a portion of your Subscription Rights, or you may choose not to exercise any of your Subscription Rights. If you do not exercise any of your Subscription Rights, the number of shares of our Common Stock you own will not change. However, if you choose to not exercise your Subscription Rights in full and other holders of Subscription Rights do exercise their rights, all else being equal, your proportionate ownership and voting interest in our Company will decrease upon completion of the Rights Offering. Additionally, if you do not exercise your Subscription Rights in full, you will not be entitled to exercise your Over-Subscription Privilege.

What is the Over-Subscription Privilege?

If you exercise your Subscription Rights in full, you may also choose to exercise your Over-Subscription Privilege to purchase additional shares of our Common Stock that remain available for issuance under the Rights Offering. You should indicate on your Rights Certificate, or the form provided by your broker, dealer, bank, trustee, TASE member or other nominee if your shares of Common Stock are held in the name of a nominee, how many additional shares of our Common Stock you would like to purchase pursuant to your Over-Subscription Privilege.

Subject to proration and the limitations described in this prospectus supplement, we will seek to honor requests for over-subscription in full. However, if requests for over-subscription exceed the number of shares of Common Stock unsubscribed for in the Rights Offering, we will allocate the available shares of Common Stock pro rata among the stockholders exercising the Over-Subscription Privilege in proportion to the relative number of shares of Common Stock such stockholders owned as of 4:00 p.m., New York Time on the Record Date. If this pro rata allocation results in any stockholder (i) receiving a greater number of shares of Common Stock than the record holder subscribed for pursuant to the exercise of the Over-Subscription Privilege or (ii) exceeding the ownership restrictions described in the section entitled “The Rights Offering—Limitation on the Exercise of Subscription Rights and Over Subscription Privilege” below, then such record holder will be allocated only that number of shares of Common Stock for which the record holder oversubscribed or is entitled to receive without violating the ownership restrictions (whichever is lesser), and the remaining shares of Common Stock will be allocated among all other holders exercising the Over-Subscription Privilege on the same pro rata basis described above. The proration process will be repeated until all available shares of Common Stock have been allocated. Our Subscription Agent for the Rights Offering will determine the allocation of shares of Common Stock pursuant to the exercise of the Over-Subscription Privilege as described above.

We have the right, in our absolute discretion, to eliminate or limit the Over-Subscription Privilege. We may make this determination at any time, without prior notice, up to and including the Expiration Date. If we make any change to the Over-Subscription Privilege and, at the time of the announcement of such change, the Expiration Date will occur in fewer than five TASE trading days, then, the Expiration Date will be extended to be the date that is five TASE trading days following the date of announcement of the change.

May the Subscription Rights that I exercise be reduced for any reason?

Yes. To assist us in complying with the limitations on the concentration of ownership applicable to REITs, among other purposes, our charter, subject to certain exceptions, contains certain restrictions on the number of shares of our capital stock that a person may own. Our charter contains a stock ownership limit that prohibits any person, unless exempted by our board of directors, from acquiring or holding, directly or indirectly, applying attribution rules under the Code, shares of our capital stock in excess of 6.25% in number of shares or value, whichever is more restrictive, of the aggregate of the outstanding shares of our capital stock or 6.25% of the number of shares or value, whichever is more restrictive, of the outstanding shares of our Common Stock. See “Updated Description of Capital Stock—Certain Provisions of the MGCL and Our Charter and Bylaws—Restrictions on Ownership and Transfer” in this prospectus supplement.

While our board of directors has previously waived these ownership restrictions for certain persons, including CIM Urban REIT, LLC, CIM Urban Partners GP, LLC, CIM Service Provider, LLC and persons owning a direct or indirect interest in such entities, our board of directors does not intend to grant any additional waivers of these ownership restrictions for any stockholder in connection with the Rights Offering. Accordingly, your Subscription Rights may not be exercised if such exercise would result in your receiving shares of Common Stock that would cause you or any other person to violate the ownership restrictions contained in our charter following the closing of the Rights Offering.

Please also see the discussion under “The Rights Offering—The Subscription Rights—Over-Subscription Privilege” for a description of the potential proration as to the Over-Subscription Privilege and our right to eliminate or limit the Over-Subscription Privilege.

If the amount of shares allocated to you is less than your subscription request, then the excess funds held by the Subscription Agent on your behalf will be returned to you, without interest or deduction, as soon as practicable after the Rights Offering has expired and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, and we will have no further obligations to you.

Will fractional shares of Common Stock be issued in connection with the Rights Offering?

No. We will not issue fractional shares of our Common Stock in the Rights Offering, and holders will only be allocated a whole number of shares of our Common Stock, rounded down to the nearest whole number, that a holder would otherwise be entitled to purchase. The aggregate Subscription Price in respect of such exercise will be adjusted accordingly. Any excess payments of the Subscription Price received by the Subscription Agent will be returned to you, without interest or deduction, as soon as practicable after the Rights Offering has expired.

What effect will the Rights Offering have on the outstanding Common Stock?

Following the closing of the Rights Offering, there will be 29,695,484 shares of Common Stock issued and outstanding, assuming that (i) we do not engage in any other transactions involving our capital stock prior to the expiration of the Rights Offering, (ii) the Rights Offering is fully subscribed and (iii) we do not elect to settle in shares of our Common Stock the redemption of any shares of our Preferred Stock or exercise of any warrants to purchase Common Stock prior to the closing of the Rights Offering. The exact number of shares of our Common Stock that we will issue in the Rights Offering will depend on the number of shares of our Common Stock that are subscribed for in the Rights Offering (but, in any event, will not exceed 14,847,742 shares).

How was the Subscription Price determined?

In determining the Subscription Price, our board of directors considered, among other things, (i) the strategic alternatives to our company for raising capital, (ii) the historical market price of Common Stock prior to the announcement of the Rights Offering, (iii) the business prospects of our Company, (iv) the price at which stockholders might be willing to participate in the Rights Offering and (v) the general condition of the securities market. In conjunction with the review of these factors, our board of directors also reviewed our history and prospects, including our past and present earnings and cash requirements, our prospects for the future, the outlook for our industry and our current financial condition. Our board of directors also believed that the Subscription Price should be designed to provide an incentive to our current stockholders to participate in the Rights Offering. The Subscription Price does not necessarily bear any relationship to any established criteria for value.  You should not consider the Subscription Price as an indication of actual value of the Company or our Common Stock.  The market price of our Common Stock may decline during or after the Rights Offering.  You should obtain a current price quote for our Common Stock and perform an independent assessment of our Common Stock before exercising your Subscription Rights and make your own assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering, the information in this prospectus and the other considerations relevant to your circumstances.

How soon must I act to exercise my Subscription Rights?

If you are a record holder of our Common Stock, the number of shares you may purchase pursuant to your Subscription Rights is indicated on the enclosed Rights Certificate. The Subscription Agent must receive your completed and signed Rights Certificate and payment for your Subscription Rights and any Over-Subscription Privilege you elect to exercise before 4:00 p.m., New York Time, on the Expiration Date, unless we extend the Rights Offering.

If you hold your shares in the name of a broker, dealer, bank, trustee, TASE member or other nominee who uses the services of DTC, you will not receive a Rights Certificate. Instead, DTC will issue the Subscription Rights to your nominee record holder through which you beneficially own our Common Stock as of the Record Date. If you are not contacted by your nominee, you should contact your nominee as soon as possible. Your nominee may establish a deadline before the expiration of the Rights Offering by which you must provide it with your instructions to exercise your Subscription Rights, along with the required subscription payment. A TASE CH Holder must first submit notice of exercise of the Subscription Rights and payment therefor to his, her or its relevant TASE member who, in turn, will deliver such notice of exercise and payment to the TASE Clearing House prior to the time determined by the TASE Clearing House in order to ensure that an exercise of the Subscription Rights is made on behalf of such TASE CH Holder prior to the Expiration Date.

May I transfer my Subscription Rights?

No. The Subscription Rights may be exercised only by the stockholders to whom they are distributed, and they may not be sold, transferred, assigned or given away to anyone else, whether voluntarily or involuntarily, or by operation of law or in any other manner, other than by beneficiary designation or the laws of descent and distribution in the event of the death of a holder. As a result, Rights Certificates may be completed only by the holder who receives the certificate.

Will our directors, executive officers and affiliates participate in the Rights Offering?

To the extent our directors, executive officers and affiliates hold Common Stock as of the Record Date, they will be entitled to participate in the Rights Offering on the same terms and conditions applicable to other Subscription Rights holders. Affiliates of CIM Group, which operate and manage the Company and beneficially owned approximately 19.9% of the issued and outstanding shares of Common Stock as of the Record Date, have indicated to us that they will exercise in full their Subscription Rights received in the Rights Offering and intend to exercise, in whole or in part, their Over-Subscription Privilege. None of our directors or executive officers, or CIM Group, has entered into any binding commitment or agreement to exercise Subscription Rights they may receive in the Rights Offering.

Has our board of directors made a recommendation to stockholders regarding the Rights Offering?

No. Our board of directors is making no recommendation regarding your exercise of the Subscription Rights or the prices at which shares of Common Stock may trade following the Rights Offering. Stockholders who exercise their Subscription Rights will incur investment risk on new money invested. Our Common Stock is listed on Nasdaq and the TASE. We cannot predict the price at which our shares of our Common Stock will trade after the Rights Offering. The closing price of our Common Stock was $10.30 per share on June 8, 2021 as reported by Nasdaq and $12.65 (as converted from 41.31 ILS using the representative exchange rate of 3.2650 ILS/USD on April 19, 2021, as published by the Bank of Israel on its website) per share on April 19, 2021, the last day on or prior to June 8, 2021 on which a trade in shares of our Common Stock was executed on the TASE. You should make your decision based on your assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering, the information contained in this prospectus and other considerations relevant to your circumstances. See “Risk Factors” in this prospectus supplement for discussion of some of the risks involved in investing in our securities.

How do I exercise my Subscription Rights?

If you are a stockholder of record (meaning you hold your shares of our Common Stock in your name and not through a broker, dealer, bank, trustee, TASE member or other nominee) and you wish to participate in the Rights Offering, you must deliver a properly completed and signed Rights Certificate, together with payment of the Subscription Price for both your Subscription Rights and any Over-Subscription Privilege you elect to exercise, to the Subscription Agent before 4:00 p.m., New York Time, on the Expiration Date.

If you are exercising your Subscription Rights through your broker, dealer, bank, trustee, TASE member or other nominee, you should promptly contact your nominee and submit your subscription documents and payment for the shares of our Common Stock subscribed for in accordance with the instructions and within the time period provided by your nominee. A TASE CH Holder must first submit notice of exercise of the Subscription Rights and payment therefor to his, her or its relevant TASE member who, in turn, will deliver such notice of exercise and payment to the TASE Clearing House prior to the time determined by the TASE Clearing House in order to ensure that an exercise of the Subscription Rights is made on behalf of such TASE CH Holder prior to the Expiration Date.

What if my shares are held in “street name”?

If you hold shares of our Common Stock in the name of a broker, dealer, bank, trustee, TASE member or other nominee, then your nominee is the record holder of the shares you beneficially own. The record holder must exercise the Subscription Rights on your behalf. Therefore, you will need to have your nominee act for you.

If you wish to purchase shares of our Common Stock in the Rights Offering, please promptly contact the record holder of your shares. We will ask the record holder of your shares, who may be your broker, dealer, bank, trustee, TASE member or other nominee, to notify you of the Rights Offering.

What form of payment is required?

You must timely pay the full Subscription Price for the full number of shares of our Common Stock you wish to acquire pursuant to the exercise of Subscription Rights. The Subscription Price may be paid by TASE CH Holders only by way of withdrawal of the Subscription Price in U.S. dollars from their relevant account. All other holders may deliver to the Subscription Agent a personal check or bank draft drawn on a U.S. bank, or make payment by wire transfer. Payment by a personal check or bank draft will not be deemed to have been received by the Subscription Agent until the check has cleared. Note that the relevant clearinghouse may require five or more business days to clear a personal check. Accordingly, holders who wish to pay the Subscription Price by means of a personal check or bank draft should make payment sufficiently in advance of the Expiration Date to ensure that the payment is received and clears by that date.

When will I receive my new shares of our Common Stock?

As soon as practicable after the Rights Offering has expired, payment for the shares of Common Stock subscribed for has cleared and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, we expect to close on subscriptions and for the Subscription Agent to arrange for the issuance of the shares of our Common Stock purchased in the Rights Offering. All shares that you purchase in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that you will receive a DRS account statement from our transfer agent reflecting ownership of our Common Stock if you are a holder of record of shares of our Common Stock in respect of which you exercised the Subscription Rights. If you hold your shares in the name of a broker, dealer, bank, trustee, TASE member or other nominee, DTC will credit your account with your nominee with the securities you purchase in the Rights Offering.

After I send in my payment and Rights Certificate to the Subscription Agent, may I cancel or modify my exercise of Subscription Rights?

Yes. You may revoke a previous exercise of your Subscription Rights and receive a refund of any money you advanced by ensuring that written notice of such revocation is delivered to the Subscription Agent prior to 4:00 p.m., New York Time, on the Expiration Date in accordance with the instructions set forth in “The Rights Offering—Revocation or Modification of Exercises of Subscription Rights” in this prospectus supplement. If you hold your shares in the name of a broker, dealer, bank, trustee, TASE member or other nominee, please follow the instructions of your nominee, who will require that you meet a deadline earlier than 4:00 p.m., New York Time, on the Expiration Date. For shares held in the name of a broker, dealer, bank, trustee, TASE member or other nominee that uses the services of DTC, we expect that notices of revocation will be processed within two business days of submission of such notice (and do not expect that any such revocation will be processed the same day as its submission). To modify an exercise of previously exercised Subscription Rights, you must validly revoke such exercise in accordance with the foregoing and, following such revocation, validly exercise your Subscription Rights.

What proceeds will the Company receive from the Rights Offering?

Assuming that the Rights Offering is fully subscribed, we estimate that the net proceeds from the Rights Offering will be approximately $132,111,613.50 after deducting fees and expenses of approximately $5,230,000 expected to be incurred by the Company in connection with the Rights Offering.

Are there risks in exercising my Subscription Rights?

Yes, exercising your Subscription Rights involves the purchase of shares of our Common Stock and you should consider this investment as carefully as you would consider any other investment. Please refer to the section titled “Risk Factors” in this prospectus supplement for certain risks to consider in exercising your Subscription Rights.

Can we extend, amend or terminate the Rights Offering?

We have the right to extend the Rights Offering for additional periods or to otherwise amend or modify the terms of the Rights Offering in our sole discretion, other than any amendment or modification regarding the number of Subscription Rights distributed to holders as of the Record Date, the number of shares of Common Stock that may be purchased upon the exercise of a Subscription Right or the Subscription Price. If we elect to extend the Rights Offering, we will issue a press release announcing such action no later than 9:00 a.m., New York Time, on the first to occur of a U.S. or Israeli business day following the day on which we decide to extend the Expiration Date. In accordance with the rules of the TASE, we may not terminate the Rights Offering at any time for any reason at or after 4:00 p.m., New York Time, on the Record Date.

How do I exercise my Subscription Rights if I live outside the United States and Israel?

The Subscription Agent will hold Rights Certificates for stockholders having addresses outside the United States and Israel. To exercise their Subscription Rights, foreign holders must notify the Information Agent and timely follow other procedures described in the section entitled “The Rights Offering—Foreign Holders.”

What fees or charges apply if I purchase shares in the Rights Offering?

We are not charging any fee or sales commission to issue Subscription Rights to you or to issue shares of our Common Stock to you if you exercise your Subscription Rights or Over-Subscription Privilege. If you exercise your Subscription Rights or Over-Subscription Privilege through a broker, dealer, bank, trustee, TASE member or other nominee, you are responsible for paying any fees your nominee may charge you.

What are the U.S. federal income tax consequences of receiving and/or exercising my Subscription Rights?

For U.S. federal income tax purposes, we do not believe you should recognize income or loss in connection with the receipt or exercise of Subscription Rights in the Rights Offering. You should consult your tax advisor as to the tax consequences of the Rights Offering in light of your particular circumstances. For further discussion, see “Material U.S. Federal Income Tax Consequences” in this prospectus supplement.

What are the Israeli income tax consequences of receiving and/or exercising my Subscription Rights?

For Israeli income tax purposes, we do not believe that the receipt and exercise of the Subscription Rights is likely to be taxable. You should consult your own tax advisor as to the tax consequences of the Rights Offering in light of your particular circumstances. For further discussion, see “Material Israeli Tax Consequences” in this prospectus supplement.

To whom should I send my forms and payment?

If your shares of Common Stock are held in the name of a broker, dealer, bank, trustee, TASE member or other nominee, then you should send your subscription documents and subscription payment in respect of such shares to that nominee. If you are the record holder, then you should send your subscription documents, Rights Certificate and subscription payment to the Subscription Agent by first class mail or courier service to:

If Delivering by Mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042

If delivering by Hand, Express Mail, Courier,
or Other Expedited Service:

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

You should allow sufficient time for delivery of your documents to the Subscription Agent and clearance of payment before 4:00 p.m., New York Time, on the Expiration Date.

Whom should I contact if I have other questions?

If you have other questions or need assistance, please contact the Information Agent for the Rights Offering:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005

Banks and Brokers call: (212) 269-5550
All others call Toll Free: (800) 967-4607

Email: cmct@dfking.com

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information set forth herein contains “forward-looking statements”, including a description of certain potential events, within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts, or that they discuss the business and affairs of the Company on a prospective basis. Statements that include words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “target,” “could,” “would,” “should,” “estimate,” “continue,” “pursue,” “potential,” among others, or the negative of such words, may identify forward-looking statements.

As you read and consider the information herein, you are cautioned to not place undue reliance on these forward-looking statements. We base these forward-looking statements on particular assumptions that we have made in light of our experience, as well as our perception of expected future developments and other factors that we believe are appropriate under the circumstances. These statements are not guarantees of performance or results and speak only as of the date of this prospectus supplement. These forward-looking statements involve risks, uncertainties and assumptions. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained herein will in fact transpire. New factors emerge from time to time, and it is not possible for us to predict all of them. Nor can we assess the impact of each such factor or the extent to which any factor, or combination of factors may cause results to differ materially from those contained in any forward-looking statement.

Forward-looking statements are necessarily estimates reflecting our judgment and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include but are not limited to:

•	global, national, regional and local economic conditions, including the adverse effect of COVID-19 on the financial condition, results of operations, cash flows and performance of the Company, our tenants and business partners, the real estate market and the global economy and financial markets;

•	the scope, severity and duration of the current COVID-19 pandemic, and actions taken to contain the pandemic or mitigate its impact;

•	competition from other available space;

•	local conditions such as an oversupply of space or a reduction in demand for real estate in the area;

•	management of our properties;

•	the development and or redevelopment of our properties;

•	changes in market rental rates;

•	the timing and costs associated with property improvements and rentals;

•	whether we are able to pass all or portions of any increases in operating costs through to tenants;

•	changes in real estate taxes and other expenses;

•	whether tenants and users such as customers and shoppers consider a property attractive;

•	the financial condition of our tenants, including the extent of tenant bankruptcies or defaults;

•	availability of financing on acceptable terms or at all;

•	inflation, interest rate, securities market and monetary fluctuations;

•	movements in interest rates;

•	negative trends in our market capitalization and adverse changes in the price of our Common Stock;

•	political instability;

•	acts of war or terrorism;

•	changes in consumer spending, borrowings and savings habits;

•	technological changes;

•	our ability to obtain adequate insurance;

•	changes in zoning laws and taxation;

•	government regulation;

•	consequences of any armed conflict involving, or terrorist attacks against, the United States or individual acts of violence in public spaces including retail centers;

•	potential liability under environmental or other laws or regulations;

•	natural disasters;

•	general competitive factors;

•	climate changes;

•	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters;

•	ability to retain and attract skilled employees;

•	changes in our organization, compensation and benefit plans;

•	our success at managing the risks involved in the foregoing items; and

•	the reasons described in the “Risk Factors” section of this prospectus supplement beginning on page S-6.

Forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events, except as required by law.

USE OF PROCEEDS

Assuming that the Rights Offering is fully subscribed, we estimate that the net proceeds from the Rights Offering will be approximately $132,111,613.50 after deducting fees and expenses of approximately $5,230,000 expected to be incurred by the Company in connection with the Rights Offering.

We intend to use the net proceeds we receive from the exercise of any Subscription Rights in the Rights Offering for general corporate purposes including, but not limited to, the development or repositioning of properties, releasing of space in existing properties, capital expenditures, acquisitions consistent with our acquisition and asset management strategies and acquisitions of shares of Preferred Stock, whether through redemptions, tender offers, share repurchases or otherwise. Until the net proceeds are used for their stated purpose, we may use them to repay outstanding amounts under our revolving credit facility. As of June 7, 2021, $182,000,000 was outstanding under the secured revolving credit facility, which matures in October 2022, with an effective interest rate of 2.13%.

UPDATED DESCRIPTION OF CAPITAL STOCK

This section amends, restates and replaces in its entirety the section “Description of Capital Stock” in the accompanying base prospectus.

The following is a summary description of our capital stock. The description of our capital stock is not complete and is qualified in its entirety by reference to the provisions of our charter and bylaws and the applicable provisions of the Maryland General Corporation Law (the “MGCL”). Our charter and bylaws are incorporated by reference, as exhibits, in the registration statement of which this prospectus forms a part (see “Where You Can Find More Information” in the accompanying base prospectus).

General

Our charter provides that we may issue up to 900,000,000 shares of our Common Stock and 100,000,000 shares of our preferred stock, par value $0.001 per share, of which 36,000,000 shares are classified as Series A Preferred Stock, 32,000,000 shares are classified as Series D Preferred Stock and 9,000,000 shares are classified as Series L Preferred Stock. Our charter authorizes our board of directors, with the approval of a majority of our entire board of directors and without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we are authorized to issue.

As of June 7, 2021, there was issued and outstanding 14,847,742 shares of Common Stock, 6,961,662 shares of Series A Preferred Stock, 4,603,287 warrants to purchase 1,194,159 shares of Common Stock (as described in “Description of Warrants—Series A Warrants” in the accompanying base prospectus), 28,722 shares of Series D Preferred Stock and 5,387,160 shares of Series L Preferred Stock.

Under applicable Maryland law, our stockholders are not generally liable for our debts or obligations solely as a result of their status as stockholders.

For a description of relevant provisions of our charter and bylaws that may have an effect of delaying, deferring or preventing a change in control of the Company, please see “—Certain Provisions of the MGCL and Our Charter and Bylaws” below.

Common Stock

Ranking. Except with respect to the Series L Preferred Stock to the extent of the Initial Dividend (as defined in “—Series L Preferred Stock”), holders of shares of our Common Stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any securities of our Company. Our charter provides that our common stockholders generally have no appraisal rights unless our board of directors determines prospectively that appraisal rights will apply to one or more transactions in which holders of our Common Stock would otherwise be entitled to exercise appraisal rights. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock (see “—Certain Provisions of the MGCL and Our Charter and Bylaws—Restrictions on Ownership and Transfer”), holders of our Common Stock will have equal dividend, liquidation and other rights.

Dividends. Subject to the preferential rights of our preferred stock and any other class or series of our capital stock and to the provisions of our charter regarding the restrictions on ownership and transfer of our capital stock (see “—Certain Provisions of the MGCL and Our Charter and Bylaws—Restrictions on Ownership and Transfer”), holders of shares of our Common Stock are entitled to receive dividends and other distributions on such shares if, as and when authorized by our board of directors out of funds legally available therefor and declared by us and to share ratably in the assets of our Company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment or establishment of reserves for all known debts and liabilities of our Company.

Voting Rights. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our capital stock (see “—Certain Provisions of the MGCL and Our Charter and Bylaws—Restrictions on Ownership and Transfer”) and except as may otherwise be specified in the terms of any class or series of our capital stock, each outstanding share of our Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of stock, the holders of shares of Common Stock will possess the exclusive voting power. There is no cumulative voting in the election of our directors. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share of Common Stock entitles the holder thereof to vote for as many individuals as there are directors to be elected and for whose election the holder is entitled to vote. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by the MGCL or by our charter.

Listing. Our Common Stock is traded on Nasdaq, under the ticker symbol “CMCT,” and on the TASE, under the ticker symbol “CMCT-L.”

Transfer Agent and Registrar. The transfer agent and registrar for our Common Stock is the Subscription Agent.

Series A Preferred Stock

Ranking. The Series A Preferred Stock ranks, with respect to dividend rights:

•	senior to the Series L Preferred Stock, Common Stock and any other class or series of our capital stock, the terms of which expressly provide that our Series A Preferred Stock ranks senior to such class or series as to dividend rights;

•	on parity with the Series D Preferred Stock and each other class or series of our capital stock, including capital stock issued in the future, the terms of which expressly provide that such class or series ranks on parity with the Series A Preferred Stock as to dividend rights;

•	junior to each class or series of our capital stock, including capital stock issued in the future, the terms of which expressly provide that such class or series ranks senior to the Series A Preferred Stock as to dividend rights; and

•	junior to all our existing and future debt obligations.

The Series A Preferred Stock ranks, with respect to rights upon our liquidation, winding-up or dissolution:

•	senior to the Series L Preferred Stock (except as described below), Common Stock and any other class or series of our capital stock, the terms of which expressly provide that the Series A Preferred Stock ranks senior to such class or series as to rights upon our liquidation, winding-up or dissolution;

•	on parity with the Series D Preferred Stock, Series L Preferred Stock (to the extent of the Series L Stated Value (as defined in “Series L Preferred Stock” below)) and with each class or series of our capital stock, including capital stock issued in the future, the terms of which expressly provide that such class or series ranks on parity with the Series A Preferred Stock as to rights upon our liquidation, winding-up or dissolution;

•	junior to each class or series of our capital stock, including capital stock issued in the future, the terms of which expressly provide that such class or series ranks senior to the Series A Preferred Stock as to rights upon our liquidation, winding-up or dissolution; and

•	junior to all our existing and future debt obligations.

Stated Value. Each share of Series A Preferred Stock has a stated value of $25.00, subject to appropriate adjustment in limited circumstances described in “-Adjustment of the Series A Stated Value in Connection with a Redemption” below (the “Series A Stated Value”).

Dividends. Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to the Series A Preferred Stock, if any such class or series of stock is authorized in the future, the holders of Series A Preferred Stock are entitled to receive, if, as and when authorized by our board of directors and declared by us out of legally available funds, cumulative cash dividends on each share of Series A Preferred Stock at an annual rate of five and fifty hundredths of a percent (5.50%) of the Series A Stated Value (the “Series A Dividend”).

The Series A Dividend accrues and is cumulative from the end of the most recent period for which the Series A Dividend has been paid, or if no Series A Dividend has been paid on a given share, from the date of issuance of such share of Series A Preferred Stock. The Series A Dividend accrues and is paid on the basis of a 360-day year consisting of twelve 30-day months.

The Series A Dividend accrues whether or not (i) we have earnings, (ii) there are funds legally available for the payment of such dividends and (iii) such dividends are authorized by our board of directors or declared by us. Accrued Series A Dividends do not bear interest.

The Series A Dividend is expected to be authorized and declared on a quarterly basis, payable monthly on the 15th day of the month or, if such date is not a business day, on the first business day thereafter, to holders of record on the 5th day of such month. We expect to authorize, declare and pay the Series A Dividend on a timely basis in accordance with the foregoing unless our results of operations or general financing conditions, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so. Subject to the foregoing power that may be delegated to an authorized officer of the Company, the timing and amount of the Series A Dividend will be determined by our board of directors, in its sole discretion, and may vary from time to time.

Holders of our shares of Series A Preferred Stock are not entitled to any dividend in excess of full cumulative Series A Dividends on such shares. Unless full cumulative Series A Dividends for all past dividend periods have been or are contemporaneously declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment, we will not:

•	declare and pay or declare and set apart for payment dividends and we will not declare and make any other distribution of cash or other property (other than dividends or other distributions paid in shares of stock ranking junior to the Series A Preferred Stock as to the dividend rights or rights upon our liquidation, winding-up or dissolution, and options, warrants or rights to purchase such shares), directly or indirectly, on or with respect to any shares of Common Stock, Series D Preferred Stock, Series L Preferred Stock or any other class or series of our stock ranking junior to or on parity with the Series A Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution for any period; or

•	except by conversion into or exchange for shares of stock ranking junior to the Series A Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution, or options, warrants or rights to purchase such shares, redeem, purchase or otherwise acquire (other than a redemption, purchase or other acquisition of Common Stock made for purposes of an employee incentive or benefit plan) for any consideration, or pay or make available any monies for a sinking fund for the redemption of, any Common Stock, Series D Preferred Stock, Series L Preferred Stock or any other class or series of our stock ranking junior to or on parity with the Series A Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution.

To the extent necessary to preserve our status as a REIT, the foregoing sentence, however, will not prohibit declaring or paying or setting apart for payment any dividend or other distribution on the Common Stock or the redemption of our capital stock pursuant to the restrictions on ownership and transfer contained in our charter (see “—Certain Provisions of the MGCL and Our Charter and Bylaws-Restrictions on Ownership and Transfer” below).

Redemption at the Option of a Holder. Beginning on the date of original issuance of any given shares of Series A Preferred Stock, the holder has the right to require the Company to redeem such shares at a redemption price equal to a percentage of the Series A Stated Value set forth below plus any accrued and unpaid Series A Dividends:

•	90%, for all such redemptions effective prior to the second anniversary of the date of original issuance of such shares; provided, however, that the board of directors (or an authorized officer of the Company, if one is delegated such power by the board of directors), from time to time in its discretion, may authorize a reduction of such percentage to 87%;

•	92%, for all such redemptions effective on or after the second anniversary, but prior to the third anniversary, of the date of original issuance of such shares;

•	95%, for all such redemptions effective on or after the third anniversary, but prior to the fourth anniversary, of the date of original issuance of such shares;

•	97%, for all such redemptions effective on or after the fourth anniversary, but prior to the fifth anniversary, of the date of original issuance of such shares; and

•	100%, for all such redemptions effective on or after the fifth anniversary of the date of original issuance of such shares.

Notwithstanding the foregoing, with respect to any redemptions effective on or after the second anniversary but prior to the fifth anniversary of the date of original issuance, the board of directors (or an authorized officer of the Company, if one is delegated such power by the board of directors), from time to time in its discretion, may authorize the Company to increase the redemption price from its existing level to an amount between 90 and 100% (inclusive) of the Series A Stated Value, plus any accrued and unpaid Series A Dividends through and including the date fixed for such redemption.

Each holder of Series A Preferred Stock may exercise such redemption right by delivering a written notice thereof to the Company and the redemption price will be paid by the Company on a date selected by the Company that is no later than 45 days after such notice is received by the Company.

Optional Redemption Following Death of a Holder. Beginning on the date of original issuance and ending on but not including the second anniversary of the date of original issuance of any shares of Series A Preferred Stock, we will redeem such shares held by a natural person upon his or her death at the written request of the holder’s estate at a redemption price equal to 100% of the Series A Stated Value, plus any accrued and unpaid Series A Dividends through and including the date fixed for such redemption.

Optional Redemption by the Company. We have the right to redeem any or all shares of our Series A Preferred Stock from and after the fifth anniversary of the date of original issuance of such shares at a redemption price equal to 100% of the Series A Stated Value, plus any accrued and unpaid Series A Dividends. If fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, the Company will select those shares to be redeemed pro rata or in such manner as our board of directors may determine.

We may exercise our redemption right by delivering a written notice thereof to the holders of shares of Series A Preferred Stock to be redeemed. Each such notice will state the date on which the redemption by us shall occur, which date will be no fewer than 10 nor more than 20 days following the notice date.

If full cumulative Series A Dividends on all outstanding shares of Series A Preferred Stock have not been declared and paid or declared and set apart for payment for all past dividend periods, no shares of the Series A Preferred Stock may be redeemed at the option of the Company, unless all outstanding shares of the Series A Preferred Stock are simultaneously redeemed, and, except as provided by the restrictions on ownership and transfer set forth in our charter (see “—Certain Provisions of the MGCL and Our Charter and Bylaws—Restrictions on Ownership and Transfer” below), neither the Company nor any of its affiliates may purchase or otherwise acquire shares of Series A Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series A Preferred Stock.

Payment of the Redemption Price. Upon any redemption of Series A Preferred Stock by a holder or the Company, or upon the death of a holder, we will pay the redemption price in cash or, on or after the first anniversary of the issuance of shares of Series A Preferred Stock to be redeemed, at our option and in our sole discretion, in equal value through the issuance of shares of Common Stock, based on the volume-weighted average price of our Common Stock for the 20 trading days prior to the redemption as described in the terms of the Series A Preferred Stock contained in our charter.

If the Company elects to pay the redemption price in Common Stock, the Company will cause the transfer agent to, as soon as practicable, but not later than three business days after the effective date of such redemption, register the number of shares of Common Stock such holder is entitled to receive as a result of such redemption. The person or persons entitled to receive the shares of Common Stock issuable upon such redemption will be treated for all purposes as the record holder or holders of such shares of Common Stock as of the effective date of such redemption.

Our obligation to redeem any shares of our Series A Preferred Stock is limited to the extent that (i) we do not have sufficient funds available to fund any such redemption, in which case we will be required to redeem with shares of Common Stock, or (ii) we are restricted by applicable law, our charter or contractual obligations from making such redemption.

Adjustment of the Series A Stated Value in Connection with a Redemption. If certain events affecting the Common Stock, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications, mergers or similar events, occur during the 20 trading days prior to a redemption of Series A Preferred Stock, we will adjust the Series A Stated Value so that such redemption shall entitle the holder to receive the aggregate number of shares of Common Stock or cash which, if the redemption had occurred immediately prior to such event, such holder would have owned upon such redemption and been entitled to received pursuant to the event affecting our Common Stock.

Fractional Shares. No fractional shares of Common Stock will be issued upon redemption of any shares of Series A Preferred Stock. Rather, any fractional number of shares of Common Stock to be issued upon any redemption of the Series A Preferred Stock will be rounded down to the nearest whole number of shares of Common Stock.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, before any distribution or payment shall be made to holders of Common Stock or any other class or series of capital stock ranking junior to shares of Series A Preferred Stock, the holders of shares of Series A Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference equal to the Series A Stated Value per share, plus an amount equal to any accrued and unpaid Series A Dividends (whether or not declared) to and including the date of payment.

If upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company, the available assets of the Company, or proceeds thereof, distributable among the holders of the Series A Preferred Stock are insufficient to pay in full the above described liquidation preference and the liquidating payments on any shares of any class or series of stock ranking on parity to the Series A Preferred Stock with respect to liquidation, dissolution or winding-up (“Series A Parity Stock”), then such assets, or the proceeds thereof, will be distributed among the holders of the Series A Preferred Stock and any such Series A Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Series A Preferred Stock and any such Series A Parity Stock if all amounts payable thereon were paid in full.

After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of Series A Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation, merger or conversion with or into any other corporation, trust or other entity, the consolidation or merger of any other corporation, trust or entity with or into us, the sale or transfer of any or all our assets or business, or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding-up of the Company.

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our stock or otherwise, is permitted under the MGCL, amounts that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of the Series A Preferred Stock will not be added to our total liabilities.

Voting Rights. The Series A Preferred Stock has no voting rights, and thus has no rights to vote on any dissolution, charter amendment, merger, sale of all or substantially all of our assets, share exchange or conversion, or any amendment to the terms of the Series A Preferred Stock.

Exchange Listing. We have not made, and do not plan on making, an application to list shares of Series A Preferred Stock on Nasdaq, any other national securities exchange or nationally recognized trading system or the TASE.

Transfer Agent and Registrar. The transfer agent and registrar for the Series A Preferred Stock is the Subscription Agent.

Series D Preferred Stock

Ranking. The Series D Preferred Stock ranks, with respect to dividend rights:

•	senior to the Series L Preferred Stock, Common Stock and any other class or series of our capital stock, the terms of which expressly provide that our Series D Preferred Stock ranks senior to such class or series as to dividend rights;

•	on parity with the Series A Preferred Stock and each other class or series of our capital stock, including capital stock issued in the future, the terms of which expressly provide that such class or series ranks on parity with the Series D Preferred Stock as to dividend rights;

•	junior to each class or series of our capital stock, including capital stock issued in the future, the terms of which expressly provide that such class or series ranks senior to the Series D Preferred Stock as to dividend rights; and

•	junior to all our existing and future debt obligations.

The Series D Preferred Stock ranks, with respect to rights upon our liquidation, winding-up or dissolution:

•	senior to the Series L Preferred Stock (except as described below), Common Stock and any other class or series of our capital stock, the terms of which expressly provide that the Series D Preferred Stock ranks senior to such class or series as to rights upon our liquidation, winding-up or dissolution;

•	on parity with the Series A Preferred Stock, Series L Preferred Stock (to the extent of the Series L Stated Value (as defined in “Series L Preferred Stock” below)) and with each class or series of our capital stock, including capital stock issued in the future, the terms of which expressly provide that such class or series ranks on parity with the Series D Preferred Stock as to rights upon our liquidation, winding-up or dissolution;

•	junior to each class or series of our capital stock, including capital stock issued in the future, the terms of which expressly provide that such class or series ranks senior to the Series D Preferred Stock as to rights upon our liquidation, winding-up or dissolution; and

•	junior to all our existing and future debt obligations.

Stated Value. Each share of Series D Preferred Stock has a stated value of $25.00, subject to appropriate adjustment in limited circumstances described in “—Adjustment of the Series D Stated Value in Connection with a Redemption” below (the “Series D Stated Value”).

Dividends. Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to the Series D Preferred Stock, if any such class or series of stock is authorized in the future, the holders of Series D Preferred Stock are entitled to receive, if, as and when authorized by our board of directors and declared by us out of legally available funds, cumulative cash dividends on each share of Series D Preferred Stock at an annual rate of five and sixty-five hundredths of a percent (5.65%) of the Series D Stated Value (the “Series D Dividend”).

The Series D Dividend accrues and is cumulative from the end of the most recent period for which the Series D Dividend has been paid, or if no Series D Dividend has been paid on a given share, from the date of issuance of such of Series D Preferred Stock. The Series D Dividend accrues and is paid on the basis of a 360-day year consisting of twelve 30-day months. The Series D Dividend accrues whether or not (i) we have earnings, (ii) there are funds legally available for the payment of such dividends and (iii) such dividends are authorized by our board of directors or declared by us. Accrued Series D Dividends do not bear interest.

The Series D Dividend is expected to be authorized and declared on a quarterly basis, payable monthly on the 15th day of the month or, if such date is not a business day, on the first business day thereafter, to holders of record on the 5th day of such month. We expect to authorize, declare and pay the Series D Dividend on a timely basis in accordance with the foregoing unless our results of operations or general financing conditions, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so. Subject to the foregoing power that may be delegated to an authorized officer of the Company, the timing and amount of the Series D Dividend will be determined by our board of directors, in its sole discretion, and may vary from time to time.

Holders of our shares of Series D Preferred Stock are not entitled to any dividend in excess of full cumulative Series D Dividends on such shares. Unless full cumulative Series D Dividends for all past dividend periods have been or are contemporaneously declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment, we will not:

•	declare and pay or declare and set apart for payment dividends and we will not declare and make any other distribution of cash or other property (other than dividends or other distributions paid in shares of stock ranking junior to the Series D Preferred Stock as to the dividend rights or rights upon our liquidation, winding-up or dissolution, and options, warrants or rights to purchase such shares), directly or indirectly, on or with respect to any shares of Common Stock, Series A Preferred Stock, Series L Preferred Stock or any other class or series of our stock ranking junior to or on parity with the Series D Preferred Stock as to dividend rights ; or

•	except by conversion into or exchange for shares of stock ranking junior to the Series D Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution, or options, warrants or rights to purchase such shares, redeem, purchase or otherwise acquire (other than a redemption, purchase or other acquisition of Common Stock made for purposes of an employee incentive or benefit plan) for any consideration, or pay or make available any monies for a sinking fund for the redemption of, any Common Stock, Series A Preferred Stock, Series L Preferred Stock or any class or any other class or series of our stock ranking junior to or on parity with the Series D Preferred Stock as to dividend rights.

To the extent necessary to preserve our status as a REIT, the foregoing sentence, however, will not prohibit declaring or paying or setting apart for payment any dividend or other distribution on the Common Stock or the redemption of our capital stock pursuant to the restrictions on ownership and transfer contained in our charter (see “—Certain Provisions of the MGCL and Our Charter and Bylaws—Restrictions on Ownership and Transfer” below).

Redemption at the Option of a Holder. Beginning on the date of original issuance of any given shares of Series D Preferred Stock, the holder has the right to require the Company to redeem such shares at a redemption price equal to a percentage of the Series D Stated Value set forth below plus any accrued and unpaid Series D Dividends:

•	90%, for all such redemptions effective prior to the second anniversary of the date of original issuance of such shares; provided, however, that the board of directors (or an authorized officer of the Company, if one is delegated such power by the board of directors), from time to time in its discretion, may authorize a reduction of such percentage to 87%;

•	92%, for all such redemptions effective on or after the second anniversary, but prior to the third anniversary, of the date of original issuance of such shares;

•	95%, for all such redemptions effective on or after the third anniversary, but prior to the fourth anniversary, of the date of original issuance of such shares;

•	97%, for all such redemptions effective on or after the fourth anniversary, but prior to the fifth anniversary, of the date of original issuance of such shares; and

•	100%, for all such redemptions effective on or after the fifth anniversary of the date of original issuance of such shares.

Notwithstanding the foregoing, with respect to any redemptions effective on or after the second anniversary but prior to the fifth anniversary of the date of original issuance, the board of directors (or an authorized officer of the Company, if one is delegated such power by the board of directors), from time to time in its discretion, may authorize the Company to increase the redemption price from its existing level to an amount between 90 and 100% (inclusive) of the Series D Stated Value, plus any accrued and unpaid Series D Dividends through and including the date fixed for such redemption.

Each holder of Series D Preferred Stock may exercise such redemption right by delivering a written notice thereof to the Company and the redemption price will be paid by the Company on a date selected by the Company that is no later than 45 days after such notice is received by the Company.

Optional Redemption Following Death of a Holder. Beginning on the date of original issuance and ending on but not including the fifth anniversary of the date of original issuance of any shares of Series D Preferred Stock, we will redeem such shares held by a natural person upon his or her death at the written request of the holder’s estate at a redemption price equal to 100% of the Series D Stated Value, plus any accrued and unpaid Series D Dividends through and including the date fixed for such redemption.

Optional Redemption by the Company. We will have the right to redeem any or all shares of our Series D Preferred Stock from and after the fifth anniversary of the date of original issuance of such shares. We may redeem such shares at a redemption price equal to 100% of the Series D Stated Value, plus any accrued and unpaid Series D Dividends. If fewer than all the outstanding shares of Series D Preferred Stock are to be redeemed, the Company will select those shares to be redeemed pro rata or in such manner as the board of directors may determine.

We may exercise our redemption right by delivering a written notice thereof to the holders of shares of Series D Preferred Stock to be redeemed. Each such notice will state the date on which the redemption by us shall occur, which date will be no fewer than 10 nor more than 20 days following the notice date.

If full cumulative Series D Dividends on all outstanding shares of Series D Preferred Stock have not been declared and paid or declared and set apart for payment for all past dividend periods, no shares of the Series D Preferred Stock may be redeemed at the option of the Company, unless all outstanding shares of the Series D Preferred Stock are simultaneously redeemed, and, except as provided by the restrictions on ownership and transfer set forth in our charter (see “—Certain Provisions of the MGCL and Our Charter and Bylaws—Restrictions on Ownership and Transfer” below), neither the Company nor any of its affiliates may purchase or otherwise acquire shares of Series D Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series D Preferred Stock.

Payment of the Redemption Price. Upon any redemption of Series D Preferred Stock by a holder or the Company, or upon the death of a holder, we will pay the redemption price, at our option and in our sole discretion, in cash or in equal value through the issuance of shares of Common Stock, based on the volume-weighted average price of our Common Stock for the 20 trading days prior to the redemption as described in the terms of the Series D Preferred Stock contained in our charter.

If the Company elects to pay the redemption price in Common Stock, the Company will cause the transfer agent to, as soon as practicable, but not later than three business days after the effective date of such redemption, register the number of shares of Common Stock such holder is entitled to receive as a result of such redemption. The person or persons entitled to receive the shares of Common Stock issuable upon such redemption will be treated for all purposes as the record holder or holders of such shares of Common Stock as of the effective date of such redemption.

Our obligation to redeem any shares of our Series D Preferred Stock is limited to the extent that (i) we do not have sufficient funds available to fund any such redemption, in which case we will be required to redeem with shares of Common Stock, or (ii) we are restricted by applicable law, our charter or contractual obligations from making such redemption.

Adjustment of the Series D Stated Value in Connection with a Redemption. If certain events affecting the Common Stock, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications, mergers or similar events, occur during the 20 trading days prior to a redemption of Series D Preferred Stock, we will adjust the Series D Stated Value so that such redemption shall entitle the holder to receive the aggregate number of shares of Common Stock or cash which, if the redemption had occurred immediately prior to such event, such holder would have owned upon such redemption and been entitled to received pursuant to the event affecting our Common Stock.

Fractional Shares. No fractional shares of Common Stock will be issued upon redemption of any shares of Series D Preferred Stock. Rather, any fractional number of shares of Common Stock to be issued upon any redemption of the Series D Preferred Stock will be rounded down to the nearest whole number of shares of Common Stock.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, before any distribution or payment shall be made to holders of Common Stock or any other class or series of capital stock ranking junior to shares of Series D Preferred Stock, the holders of shares of Series D Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference equal to 100% of the Series D Stated Value per share, plus an amount equal to any accrued and unpaid Series D Dividends (whether or not declared) to and including the date of payment.

If upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company, the available assets of the Company, or proceeds thereof, distributable among the holders of the Series D Preferred Stock are insufficient to pay in full the above described liquidation preference and the liquidating payments on any shares of any class or series of stock ranking on parity to the Series D Preferred Stock with respect to liquidation, dissolution or winding-up (“Series D Parity Stock”), then such assets, or the proceeds thereof, will be distributed among the holders of the Series D Preferred Stock and any such Series D Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Series D Preferred Stock and any such Series D Parity Stock if all amounts payable thereon were paid in full.

After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of Series D Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation, merger or conversion with or into any other corporation, trust or other entity, the consolidation or merger of any other corporation, trust or entity with or into us, the sale or transfer of any or all our assets or business, or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding-up of the Company.

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our stock or otherwise, is permitted under the MGCL, amounts that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of the Series D Preferred Stock will not be added to our total liabilities.

Voting Rights. The Series D Preferred Stock has no voting rights, and thus has no rights to vote on any dissolution, charter amendment, merger, sale of all or substantially all of our assets, share exchange or conversion, or any amendment to the terms of the Series D Preferred Stock.

Exchange Listing. We have not made, and do not plan on making, an application to list shares of Series D Preferred Stock on Nasdaq, any other national securities exchange or nationally recognized trading system or the TASE.

Transfer Agent and Registrar. The transfer agent and registrar for the Series D Preferred Stock is the Subscription Agent.

Series L Preferred Stock

Ranking. The Series L Preferred Stock ranks, with respect to dividend rights:

•	senior to our Common Stock, except with respect to and only to the extent of the Initial Dividend (as defined in “-Dividends” below), and any other class or series of our capital stock, the terms of which expressly provide that our Series L Preferred Stock ranks senior to such class or series as to dividend rights;

•	on parity with any class or series of our capital stock, including capital stock issued in the future, the terms of which expressly provide that such class or series ranks on parity with the Series L Preferred Stock as to dividend rights;

•	junior to our Series A Preferred Stock, Series D Preferred Stock, Common Stock (with respect to and only to the extent of the Initial Dividend) and any other class or series of our capital stock, including capital stock issued in the future, the terms of which expressly provide that such class or series ranks senior to the Series L Preferred Stock as to dividend rights; and

•	junior to all our existing and future debt obligations.

The Series L Preferred Stock ranks, with respect to rights upon our liquidation, winding-up or dissolution:

•	senior to our Common Stock, both (i) to the extent of the Series L Stated Value (as defined in “-Stated Value” below) and (ii) following payment to holders of our Common Stock of an amount equal to any unpaid Initial Dividend, to the extent of any accrued and unpaid Series L Dividends (as defined in “-Dividends” below) and any other class or series of our capital stock, the terms of which expressly provide that the Series L Preferred Stock ranks senior to such class or series as to rights upon our liquidation, winding-up or dissolution;

•	on parity with the Series A Preferred Stock and Series D Preferred Stock to the extent of the Series L Stated Value and with each class or series of our capital stock, including capital stock issued in the future, the terms of which expressly provide that such class or series ranks on parity with the Series L Preferred Stock as to rights upon our liquidation, winding-up or dissolution;

•	junior to our Series A Preferred Stock, Series D Preferred Stock and Common Stock (with respect to and only to the extent of the Initial Dividend), in each case with respect to any accrued and unpaid Series L Dividends, and any class or series of our capital stock, including capital stock issued in the future, the terms of which expressly provide that such class or series ranks senior to the Series L Preferred Stock as to rights upon our liquidation, winding-up or dissolution; and

•	junior to all our existing and future debt obligations.

Stated Value. Each share of Series L Preferred Stock has a stated value of $28.37, subject to appropriate adjustment in limited circumstances described in “-Adjustment of the Series L Stated Value in Connection with a Redemption” below (the “Series L Stated Value”).

Dividends. Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to the Series L Preferred Stock (including the Series A Preferred Stock, Series D Preferred Stock and, to the extent of the Initial Dividend, our Common Stock), the holders of our Series L Preferred Stock are entitled to receive, if, as and when authorized by our board of directors and declared by us out of legally available funds, cumulative cash dividends on each share of Series L Preferred Stock at an annual rate of five and fifty hundredths of a percent (5.50%) of the Series L Stated Value, paid in ILS as described below; provided however, if the Company fails to timely declare or fails to timely pay dividends on our Series L Preferred Stock, the annual dividend rate of our Series L Preferred Stock will temporarily increase by 1.0% per year, up to a maximum rate of 8.5% of the Series L Stated Value, until the Company has paid all accrued distributions on our Series L Preferred Stock for any past dividend periods (the “Series L Dividend”).

Series L Dividends accrue and are cumulative from the end of the most recent period for which such dividends have been paid. For a Series L Dividend to be timely, we must declare the amount of dividends to be paid on Series L Preferred Stock in U.S. dollars during the fourth quarter of the calendar year and no later than December 15. The payment date for such annual dividend is, at the discretion of the Company, on or between December 1 of the year for which such dividend is declared and January 31 of the year following the year for which such dividend is declared. Series L Dividends are paid to holders in ILS at the weighted average of the U.S. dollar/ILS exchange rates of all transactions completed by the banks through which the Company converts the payment on the third trading day of the TASE preceding the payment date.

Prior to declaring or paying any Series L Dividend, we must first declare and pay the “Initial Dividend,” which for a given fiscal year is a minimum annual dividend on our Common Stock that is announced by us at the end of the prior fiscal year. The Initial Dividend will be $0 for any year in which (i) our board of directors does not authorize or we do not announce the Initial Dividend, (ii) any Series L Dividend is in arrears and such amount was not declared as of the last day of the preceding year or (iii) the debt of the Company dividend by the total assets of the Company, calculated as set forth in the terms of the Series L Preferred Stock contained in our charter, exceeded 60% as of November 30 of the prior year. While there are no limitations on the maximum amount of the Initial Dividend that can be paid in a particular year, it is our intention that we will not announce an Initial Dividend for any given year that, based on the information reasonably available to us at the time of announcement, we believe will cause us to be unable to make a future dividend on our Series L Preferred Stock or on any other outstanding share of preferred stock.

Unless full cumulative dividends on the Series L Preferred Stock for all past annual periods have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment, we will not:

•	declare and pay or declare and set apart for payment dividends and we will not declare and make any other distribution of cash or other property (other than dividends or other distributions paid in shares of stock ranking junior to our Series L Preferred Stock as to the distribution rights or rights upon our liquidation, winding-up or dissolution, and options, warrants or rights to purchase such shares), directly or indirectly, on or with respect to any shares of our Common Stock other than in amounts up to but not exceeding the Initial Dividend, if any, or any class or series of our stock ranking junior to or on parity with our Series L Preferred Stock as to distribution rights for any period; or

•	except by conversion into or exchange for shares of stock ranking junior to our Series L Preferred Stock as to distribution rights or rights upon our liquidation, winding-up or dissolution, or options, warrants or rights to purchase such shares, redeem, purchase or otherwise acquire (other than a redemption, purchase or other acquisition of Common Stock made for purposes of an employee incentive or benefit plan) for any consideration, or pay or make available any monies for a sinking fund for the redemption of, any Common Stock or any class or series of our stock ranking junior to or on parity with our Series L Preferred Stock as to distribution rights.

However, to the extent necessary to preserve our status as a REIT, the foregoing sentence will not prohibit declaring or paying or setting apart for payment any dividend or other distribution on our Common Stock or the redemption of our capital stock pursuant to the restrictions on ownership and transfer contained in our charter (see “—Certain Provisions of the MGCL and Our Charter and Bylaws—Restrictions on Ownership and Transfer” below).

Minimum Fixed Charge Coverage Ratio. Prior to November 21, 2022, we are not permitted to issue any preferred stock ranking senior to or on parity with the Series L Preferred Stock with respect to the payment of dividends, other distributions, liquidation or our dissolution or winding up unless the Minimum Fixed Charge Coverage Ratio (as defined in our charter) is equal to or greater than 1.25:1.00 as of the last day of the trailing 12-month period ending on the last day of the quarter preceding the date of such issuance.

Redemption at the Option of a Holder. From and after November 21, 2022, each holder of shares of Series L Preferred Stock may require us to redeem such shares at a redemption price equal to 100% of the Series L Stated Value plus, provided the Series L Conditions (as defined in “-Payment of the Redemption Price” below) are met, all accrued and unpaid Series L Dividends. Notwithstanding the foregoing, a holder of shares of our Series L Preferred Stock may require us to redeem such shares at any time prior to November 21, 2022 if (i) we do not declare and pay in full the Series L Dividend for any annual period prior to such date and (ii) we do not declare and pay all accrued and unpaid Series L Dividends for all past dividend periods prior to the applicable holder redemption date.

Optional Redemption by the Company. From and after November 21, 2022, subject to certain conditions, we may redeem shares of Series L Preferred Stock at a redemption price equal to 100% of the Series L Stated Value, plus any accrued and unpaid Series L Dividends.

No shares of Series L Preferred Stock may be redeemed at the option of the Company if (i) full cumulative Series L Dividends on all outstanding shares of Series L Preferred Stock have not been declared and paid or declared and set apart for payment for all past dividend periods, (ii) the Company has not declared the entire Initial Dividend with respect to the Common Stock for such fiscal year, (iii) full cumulative Series A Dividends on all outstanding shares of Series A Preferred Stock have not been declared and paid or declared and set apart for payment for all past dividend periods or (iv) the Company has not paid in such fiscal year dividends on the Common Stock equal to the product of (A) the Initial Dividend multiplied by (B) a fraction, the numerator of which is the number of quarters that have passed since the beginning of the fiscal year (including the current quarter) and the denominator of which is four (the conditions in (ii), (iii) and (iv), collectively, the “Series L Conditions”).

If full cumulative Series L Dividends on all outstanding shares of Series L Preferred Stock have not been declared and paid or declared and set apart for payment for all past dividend periods, neither the Company nor any of its affiliates may purchase or otherwise acquire shares of Series L Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series L Preferred Stock.

Payment of the Redemption Price. Upon any redemption of Series L Preferred Stock by a holder or the Company, or upon the death of a holder, we will pay the redemption price (i) in cash in ILS, (ii) in shares of our Common Stock based on the lower of (A) the net asset value of the Company per share of Common Stock as most recently published by the Company as of the redemption date and (B) the volume-weighted average price of our Common Stock for the 20 trading days prior to the redemption as described in the terms of the Series L Preferred Stock contained in our charter or (iii) in any combination of cash in ILS and Common Stock, based on the foregoing conversion mechanisms.

If the Company elects to pay all or a portion of the redemption price in Common Stock, the Company will cause the transfer agent to, as soon as practicable, register the number of shares of Common Stock such holder is entitled to receive as a result of such redemption. The person or persons entitled to receive the shares of Common Stock issuable upon such redemption will be treated for all purposes as the record holder or holders of such shares of Common Stock as of the effective date of such redemption.

Our obligation to redeem any shares of our Series L Preferred Stock is limited to the extent that (i) we do not have sufficient funds available to fund any such redemption, in which case we will be required to redeem with shares of Common Stock, or (ii) we are restricted by applicable law, our charter or contractual obligations from making such redemption.

Adjustment of the Series L Stated Value in Connection with a Redemption. If certain events affecting the Common Stock, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications, mergers or similar events, occur during the 20 trading days prior to a redemption of Series L Preferred Stock, we will adjust the Series L Stated Value so that such redemption shall entitle the holder to receive the aggregate number of shares of Common Stock or cash which, if the redemption had occurred immediately prior to such event, such holder would have owned upon such redemption and been entitled to received pursuant to the event affecting our Common Stock.

Fractional Shares. No fractional shares of Common Stock will be issued upon redemption of any shares of Series L Preferred Stock. Rather, we will round down to the nearest whole number the aggregate number of shares of Common Stock to be issued to a particular holder upon redemption in a given quarter and will pay cash, in equal value in ILS as determined in accordance with the terms of the Series L Preferred Stock contained in our charter, in lieu of the fractional shares.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, after payment or provision for our debts and other liabilities, our funds legally available for distribution to our stockholders will be distributed as follows:

•	first, pro rata to (i) holders of our Series L Preferred Stock, in an amount per share equal to the Series L Stated Value, (ii) holders of our Series A Preferred Stock, in an amount per share equal to the Series A Stated Value plus an amount equal to all accrued and unpaid Series A Dividends (whether or not declared), (iii) holders of our Series D Preferred Stock, in an amount per share equal to the Series D Stated Value plus an amount equal to all accrued and unpaid Series D Dividends (whether or not declared) and (iv) holders of any other class or series of capital stock ranking on parity with our Series L Preferred Stock, Series A Preferred Stock and Series D Preferred Stock with respect to rights upon our liquidation, winding-up or dissolution, to the extent provided by the terms of such class or series of capital stock;

•	second, to holders of our Common Stock in an amount equal to the amount of any unpaid Initial Dividend;

•	third, to holders of our Series L Preferred Stock in an amount equal to any accrued and unpaid Series L Dividend; and

•	fourth, to holders of our Common Stock and any other class or series of capital stock ranking junior to our Series L Preferred Stock.

Any liquidation preference on our Series L Preferred Stock will be paid by the Company in ILS based on the weighted average of the U.S. dollar/ILS exchange rates of all transactions completed by the banks through which the Company converts the payment from U.S. dollars on the trading day of the TASE preceding the payment date.

If upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company, the available assets of the Company, or proceeds thereof, distributable among the holders of the Series L Preferred Stock are insufficient to pay in full the above described liquidation preference and the liquidating payments on any shares of any class or series of stock ranking on parity to the Series L Preferred Stock with respect to the liquidation, dissolution or winding-up of the Company (“Series L Parity Stock”), then such assets, or the proceeds thereof, will be distributed among the holders of the Series L Preferred Stock and any such Series L Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Series L Preferred Stock and any such Series L Parity Stock if all amounts payable thereon were paid in full.

After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of Series L Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation, merger or conversion with or into any other corporation, trust or other entity, the consolidation or merger of any other corporation, trust or entity with or into us, the sale or transfer of any or all our assets or business, or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding-up of the Company.

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our stock or otherwise, is permitted under the MGCL, amounts that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of the Series L Preferred Stock will not be added to our total liabilities.

Voting Rights. The Series L Preferred Stock has no voting rights, and thus has no rights to vote on any dissolution, charter amendment, merger, sale of all or substantially all of our assets, share exchange or conversion, or any amendment to the terms of the Series L Preferred Stock.

Exchange Listing. Our Series L Preferred Stock is listed on Nasdaq and on the TASE, in each case under the ticker symbol “CMCTP.”

Transfer Agent and Registrar. The transfer agent and registrar for the Series L Preferred Stock is Computershare Trust Company, N.A.

Series A Warrants

We are reviewing whether any adjustments will be made to the terms of the Series A Warrants in connection with the Rights Offering. There is no guarantee that we will determine to make any adjustment, or to what extent any adjustment may be made. If we determine to make any adjustment that entitles the holders of Series A Warrants to exercise such Series A Warrants for a greater number of shares of Common Stock than to which they are currently entitled, then we will apply to list those additional shares of Common Stock with the TASE. For more information regarding the Series A Warrants, see “Description of Warrants—Series A Warrants” in the accompanying base prospectus.

Certain Provisions of the MGCL and Our Charter and Bylaws

Classification or Reclassification of Capital Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of Common Stock or our preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority with respect to voting rights, dividends or upon liquidation over our Common Stock, our Series A Preferred Stock, our Series D Preferred Stock or our Series L Preferred Stock, and authorizes us to issue the newly-classified shares, subject to the limitations contained in the terms of our Series L Preferred Stock described above. Prior to the issuance of shares of each new class or series, our board of directors is required by Maryland law and by our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and the express terms of any other class or series of our stock then outstanding, the preferences, conversion or other rights, voting powers, restrictions (including restrictions as to transferability), limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each class or series. Our board of directors may take these actions without stockholder approval unless stockholder approval is required by the rules of any stock exchange or automatic quotation system on which our securities may be listed or traded or the terms of any other class or series of our stock. Therefore, our board of directors could authorize the issuance of shares of Common Stock or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our Common Stock or otherwise be in the best interest of our stockholders.

Restrictions on Ownership and Transfer

Our charter, subject to certain exceptions, contains certain restrictions on the number of shares of our stock that a person may own. Our charter contains a stock ownership limit that prohibits any person, unless exempted by our board of directors, from acquiring or holding, directly or indirectly, applying attribution rules under the Code, shares of our capital stock in excess of 6.25% in number of shares or value, whichever is more restrictive, of the aggregate of the outstanding shares of our stock or 6.25% of the number of shares or value, whichever is more restrictive, of the outstanding shares of our Common Stock. Pursuant to our charter, our board of directors has the power to increase or decrease the percentage of stock that a person may beneficially or constructively own. However, any decreased stock ownership limit will not apply to any person whose percentage ownership of our stock is in excess of such decreased stock ownership limit until that person’s percentage ownership of our stock equals or falls below the decreased stock ownership limit. Until such a person’s percentage ownership of our stock falls below such decreased stock ownership limit, any further acquisition of stock will be in violation of the decreased stock ownership limit.

Our charter further prohibits (i) any person from beneficially or constructively owning our stock that (A) would result in us being “closely held” under Section 856(h) of the Code (without regard to whether the shares are owned during the last half of a taxable year), (B) would cause us to constructively own 10% or more of the ownership interests in a tenant of our real property within the meaning of Section 856(d)(2)(B) of the Code or (C) would otherwise cause us to fail to qualify as a REIT, or (ii) any person from transferring our stock if such transfer would result in our stock being beneficially owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our stock that will or may violate any of the foregoing restrictions on ownership and transfer, or who is the intended transferee of shares of our stock that are transferred to the trust (as described below), is required to give written notice immediately to us or, in the event of a proposed or attempted transfer, at least 15 days prior written notice to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on ownership and transfer will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance with such restrictions is no longer required in order for us to qualify as a REIT.

Our board of directors, in its sole discretion, may exempt, prospectively or retroactively, a person from each of the foregoing restrictions except those listed under (i)(A), (i)(C) and (ii) in the preceding paragraph. The person seeking an exemption must provide such representations, covenants and undertakings as our board of directors may deem appropriate to conclude that granting the exemption will not cause us to lose our qualification as a REIT. Our board of directors may also require a ruling from the Internal Revenue Service or an opinion of counsel in order to determine or ensure our qualification as a REIT in the context of granting such exemptions. Our board of directors has previously waived the 6.25% ownership limits and the restrictions listed under (i)(B) in the preceding paragraph for CIM Urban REIT, LLC, CIM Urban Partners GP, LLC, CIM Service Provider, LLC and persons owning a direct or indirect interest in CIM Urban REIT, LLC, CIM Urban Partners GP, LLC, CIM Service Provider, LLC.

Any attempted transfer of shares of our stock which, if effective, would result in a violation of the foregoing restrictions will cause the number of shares of our stock causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such stock. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our charter) prior to the date of the transfer. If, for any reason, the transfer to the trust does not occur or would not prevent a violation of the restrictions on ownership and transfer contained in our charter, our charter provides that the purported transfer will be treated as invalid from the outset. Shares of stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of our stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows: the proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares, or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions paid to the proposed transferee and owed by the proposed transferee to the trust.

Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and the market price on the date we, or our designee, accept the offer. We may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions paid to the proposed transferee and owned by the proposed transferee to the trust. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate, and the trustee will distribute the net proceeds of the sale to the proposed transferee and any dividends or other distributions held by the trustee shall be paid to the charitable beneficiary.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) in number or in value of the outstanding shares of our stock, including our Common Stock, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our stock that the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request to determine the effect, if any, of the beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limitations. In addition, each beneficial or constructive owner and each person who is holding shares of our stock for such owner will, upon demand, be required to provide to us such information as we may request to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the ownership limits.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for our Common Stock or might otherwise be in the best interests of our stockholders.

Our Board of Directors

Our charter and bylaws provide that the number of directors may be established, increased or decreased by a majority of our entire board of directors, but may not be fewer than the minimum number required by the MGCL (which currently is one) or, unless our bylaws are amended, more than 25. Any vacancy on our board of directors, whether resulting from an increase in the number of directors or otherwise, may only be filled by the affirmative vote of a majority of the remaining directors, even if such a majority constitutes less than a quorum. Except as may be provided with respect to any class or series of our stock, at each annual meeting of our stockholders, each of our directors will be elected by the holders of our Common Stock to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies.

Removal of Directors

Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock, a director may be removed with or without cause and by the affirmative vote of at least two-thirds of the votes entitled to be cast by our stockholders generally in the election of our directors. This provision, when coupled with the exclusive power of our board of directors to fill vacant directorships, may preclude stockholders from removing incumbent directors except by a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.

Limitation of Liability and Indemnification

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active or deliberate dishonesty established in a judgment or other final adjudication to be material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

Maryland law requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	an act or omission of the director or officer was material to the matter giving rise to the proceeding and

•	was committed in bad faith or

•	was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter and bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made, or threatened to be made, a party to, or witness in, the proceeding by reason of his or her service in that capacity; or

•	any individual who, while a director or officer of our Company and at our Company’s request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, trustee, member, manager or partner and who is made, or threatened to be made, a party to, or witness in, the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us, subject to approval from our board of directors, to indemnify and advance expenses to any person who served a predecessor of our Company in any of the capacities described above and to any employee or agent of our Company or a predecessor of our Company.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and named executive officers. Each indemnification agreement provides that we will indemnify and hold harmless each such director or named executive officer to the fullest extent permitted by law.

Business Combinations

Under the MGCL, certain “business combinations,” including a merger, consolidation, statutory share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities, between a Maryland corporation and an “interested stockholder” or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. An “interested stockholder” is, generally, any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting shares or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting shares of the corporation.

After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

Under the MGCL, a person is not an “interested stockholder” if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. A corporation’s board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

We have elected to opt out of these provisions of the MGCL by resolution of our board of directors. However, our board of directors may by resolution elect to repeal the foregoing opt-outs from the business combination provisions of the MGCL in the future.

Control Share Acquisitions

The MGCL provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to such shares except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding any of the following persons entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other such shares previously acquired, directly or indirectly, by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third, (B) one-third or more but less than a majority or (C) a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an acquiring person statement (as described in the MGCL)), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of such shares are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (i) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (ii) acquisitions approved or exempted by the charter or bylaws of the corporation.

We have elected to opt out of these provisions of the MGCL pursuant to a provision in our bylaws. However, we may, by amendment to our bylaws, opt in to the control share provisions of the MGCL in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board consisting of three classes;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; or

•	a majority stockholder vote requirement for the calling of a stockholder-requested special meeting of stockholders.

Our charter provides that, except as may be provided by our board of directors in setting the terms of any class or series of stock, we elect to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on our board of directors. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (i) require a two-thirds vote for the removal of any director from the board of directors, (ii) vest in the board of directors the exclusive power to fix the number of directorships, subject to limitations set forth in our charter and bylaws, and (iii) require, unless called by the chairman of our board of directors, our president, our chief executive officer or our board of directors, the request of stockholders entitled to cast not less than a majority of all votes entitled to be cast on a matter at such meeting to call a special meeting. We have not elected to classify our board of directors.

Dissolution, Amendment to the Charter and Other Extraordinary Actions

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or convert into another entity unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of any of these matters by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on such matters, except that the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on such matter is required to amend the provisions of our charter relating to the removal of directors, the indemnification of our officers and directors, restrictions on ownership and transfer of our stock or the vote required to amend such provisions. Maryland law also permits a Maryland corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to an entity if all of the equity interests of the entity are owned, directly or indirectly, by the corporation. Because our operating assets may be held by our operating partnership or its subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of their assets without the approval of our stockholders.

Meetings of Stockholders

Under our bylaws, annual meetings of holders of our Common Stock must be held each year at a date, time and place determined by our board of directors. Special meetings of holders of our Common Stock may be called by the chairman of our board of directors, our chief executive officer, our president and our board of directors. Subject to the provisions of our bylaws, a special meeting of stockholders to act on any matter that may properly be considered at a meeting of stockholders must be called by our secretary upon the written request of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter at such meeting who have requested the special meeting in accordance with the procedures specified in our bylaws and provided the information and certifications required by our bylaws. Only matters set forth in the notice of a special meeting of stockholders may be considered and acted upon at such a meeting.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to our board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of directors, or (iii) by a holder of our Common Stock who was a stockholder of record at the time of giving notice and at the time of our annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws. Our bylaws provide that with respect to special meetings of our stockholders, only the business specified in our notice of meeting may be brought before the meeting, and nominations of persons for election to our board of directors may be made only (A) by or at the direction of our board of directors, or (B) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by any holder of our Common Stock who was a stockholder of record at the time of giving notice and at the time of the special meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws.

Exclusive Forum Selection

Our bylaws contain a forum selection provision for the adjudication of certain disputes which provides that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, will be the sole and exclusive forum for (i) any Internal Corporate Claim, as such term is defined in the MGCL, other than any action arising under federal securities laws, including, without limitation, (A) any derivative action or proceeding brought on behalf of the Company, (B) any action asserting a claim of breach of a duty owed by any director or officer or other employee of the Company to the Company or the stockholders of the Company or (C) any action asserting a claim against the Company or any director, officer or employee of the Company arising pursuant to any provision of the MGCL or our charter or bylaws or (ii) any action asserting a claim against the Company or any director or officer or employee of the Company that is governed by the internal affairs doctrine. In addition, our bylaws provide that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

THE RIGHTS OFFERING

Overview of Subscription Rights

We are distributing to the record holders of shares of Common Stock who are entitled to participate in the Rights Offering, at no charge, non-transferable Subscription Rights. The Subscription Rights will expire if they are not exercised prior to 4:00 p.m., New York Time, on the Expiration Date.

You will receive one Subscription Right for each share of Common Stock owned by you as of 4:00 p.m., New York Time, on the Record Date. Each Subscription Right will entitle you, subject to the limitations and conditions described in this prospectus supplement, to purchase one share of Common Stock at the Subscription Price. For example, if you owned 1,000 shares of Common Stock as of the Record Date, you will receive 1,000 Subscription Rights and will have the right to purchase 1,000 shares of Common Stock for $9.25 per share, or a total payment of $9,250. You may exercise all or a portion of your Subscription Rights, or you may choose not to exercise any of your Subscription Rights. If you do not exercise your Subscription Rights in full, you will not be entitled to exercise your Over-Subscription Privilege.

Over-Subscription Privilege

If you exercise your Subscription Rights in full, you may also choose to exercise your Over-Subscription Privilege. Subject to proration and the limitations described in this prospectus supplement, we will seek to honor requests for over-subscription in full. However, if requests for over-subscription exceed the number of shares unsubscribed for in the Rights Offering, we will allocate the available shares of Common Stock pro rata among the stockholders exercising the Over-Subscription Privilege in proportion to the relative number of shares of Common Stock such stockholders owned as of 4:00 p.m., New York Time, on the Record Date. If this pro rata allocation results in any stockholder (i) receiving a greater number of shares of Common Stock than the record holder subscribed for pursuant to the exercise of the Over-Subscription Privilege or (ii) exceeding the ownership restrictions described in the section entitled “—Limitation on the Exercise of Subscription Rights and Over Subscription Privilege” below, then such record holder will be allocated only that number of shares of Common Stock for which the record holder oversubscribed, and the remaining shares of Common Stock will be allocated among all other holders exercising the Over-Subscription Privilege on the same pro rata basis described above. The proration process will be repeated until all available shares of Common Stock have been allocated.

The Subscription Agent will determine the over-subscription allocation based on the formula described above.

To the extent the aggregate Subscription Price of the actual number of unsubscribed shares of Common Stock allocated to you pursuant to the Over-Subscription Privilege is less than the amount you actually paid in connection with your exercise of the Over-Subscription Privilege, the amount of overpayment will be returned to you, without interest or deduction, as soon as practicable after the Rights Offering has expired.

We can provide no assurances that you will be allocated the number of shares of Common Stock you seek to purchase pursuant to your exercise of the Over-Subscription Privilege. We will only honor an Over-Subscription Privilege to the extent sufficient shares of Common Stock remain available for issuance in the Rights Offering following the exercise of Subscription Rights. We will not be able to satisfy any requests for shares of Common Stock pursuant to the Over-Subscription Privilege if all of our stockholders exercise their Subscription Rights in full. Also, we have the right, in our absolute discretion, to eliminate or limit the Over-Subscription Privilege.  We may make this determination at any time, without prior notice, up to and including the Expiration Date.  If we make any change to the Over-Subscription Privilege and, at the time of the announcement of such change, the Expiration Date will occur in fewer than five TASE trading days, then, the Expiration Date will be extended to be the date that is five TASE trading days following the date of announcement of the change.

No Fractional Shares

We will not issue fractional shares of our Common Stock in the Rights Offering, and holders will only be allocated a whole number of shares of our Common Stock, rounded down to the nearest whole number, that a holder would otherwise be entitled to purchase, with the aggregate Subscription Price in respect of such exercise being adjusted accordingly. Any excess payments of the Subscription Price received by the Subscription Agent will be returned to you, without interest or deduction, as soon as practicable after the Rights Offering has expired.

Limitation on the Exercise of Subscription Rights and Over-Subscription Privilege

You may only purchase the number of shares of Common Stock purchasable upon exercise of the number of Subscription Rights distributed to you in the Rights Offering, plus the Over-Subscription Privilege, if not all stockholders validly exercise the Subscription Rights distributed to them in the Rights Offering. Accordingly, the number of shares of Common Stock that you may purchase in the Rights Offering is limited by the number of shares of Common Stock you held as of 4:00 p.m., New York Time, on the Record Date and by the extent to which other stockholders exercise their Subscription Rights and Over-Subscription Privileges, which we cannot determine prior to completion of the Rights Offering.

To assist us in complying with the limitations on the concentration of ownership applicable to REITs, among other purposes, our charter, subject to certain exceptions, contains certain restrictions on the number of shares of our capital stock that a person may own. Our charter contains a stock ownership limit that prohibits any person, unless exempted by our board of directors, from acquiring or holding, directly or indirectly, applying attribution rules under the Code, shares of our capital stock in excess of 6.25% in number of shares or value, whichever is more restrictive, of the aggregate of the outstanding shares of our capital stock or 6.25% of the number of shares or value, whichever is more restrictive, of the outstanding shares of our Common Stock. See “Updated Description of Capital Stock—Certain Provisions of the MGCL and Our Charter and Bylaws—Restrictions on Ownership and Transfer” in this prospectus supplement. Accordingly, your Subscription Rights may not be exercised if such exercise would result in your receiving shares of Common Stock that would cause you or any other person to violate the ownership restrictions contained in our charter following the closing of the Rights Offering. Any purported exercise of Subscription Rights or the Over-Subscription Privilege, and any delivery of shares of Common Stock upon a purported exercise, shall be void to the extent (but only to the extent) that such exercise and the receipt of Common Stock by a holder would result in such holder violating these ownership restrictions and, if any shares of Common Stock purported to be subscribed for are not allocated a holder as a result of such ownership restrictions, the subscription price paid by the holder in respect of such shares will be returned to the holder, without interest or deduction, as soon as practicable after the Rights Offering has expired.

Subscription Price

The Subscription Price is $9.25 per share. Note that the Subscription Price may be paid by TASE CH Holders only by way of withdrawal of the Subscription Price in U.S. dollars from their relevant account.

The Subscription Price represented a discount to the closing price of a share of Common Stock as reported by Nasdaq and the TASE on the date prior to the date that our board of directors determined the Subscription Price. Factors considered by our board of directors in determining the Subscription Price included, but were not limited to, the strategic alternatives to our company for raising capital, the historical market price of Common Stock prior to the announcement of the Rights Offering, the business prospects of our Company, the price at which stockholders might be willing to participate in the Rights Offering and the general condition of the securities market. In conjunction with the review of these factors, our board of directors also reviewed our history and prospects, including our past and present earnings and cash requirements, our prospects for the future, the outlook for our industry and our current financial condition. Our board of directors also believed that the Subscription Price should be designed to provide an incentive to our current stockholders to participate in the Rights Offering.

The Subscription Price does not necessarily bear any relationship to our past or expected future results of operations, cash flows, current financial condition, or any other established criteria for value. You should not consider the Subscription Price as an indication of actual value of our Company or Common Stock. We cannot assure you that the market price for Common Stock during the Rights Offering will be equal to or above the Subscription Price or that you will be able to sell any shares of Common Stock that you purchase in the Rights Offering at a price equal to or greater than the Subscription Price. No change will be made to the Subscription Price by reason of changes in the trading price of Common Stock or other factor prior to the expiration of the Rights Offering. Prior to exercising your Subscription Rights or the Over-Subscription Privilege, you should obtain a current price quote for our Common Stock, perform an independent assessment of our Common Stock and make your own assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering, the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus and the other considerations relevant to your circumstances.

No Short-Sales

By exercising your Subscription Rights, you are representing to us that you have not entered into any short sale or similar transaction with respect to our Common Stock since the Record Date. This requirement prevents you from pursuing certain investment strategies that could provide you greater financial benefits than you might have realized if the Subscription Rights did not contain these requirements.

Non-Transferability of Subscription Rights; No Listing

The Subscription Rights may not be sold, transferred, assigned or given away to anyone, whether voluntarily or involuntarily, or by operation of law or in any other manner, other than by beneficiary designation or the laws of descent and distribution in the event of the death of a holder. The Subscription Rights will not be listed for trading on any stock exchange or market.

The sale, transfer, assignment or gift of any shares of Common Stock prior to the Expiration Date will not result in the transfer of any Subscription Rights or affect the ability of a holder receiving Subscription Rights to exercise such Subscription Rights. The shares of our Common Stock to be issued in the Rights Offering are traded on Nasdaq under the symbol “CMCT” and on the TASE under the ticker symbol “CMCT-L.”

Expiration Date; Extension

The subscription period, during which you may exercise your Subscription Rights, expires at 4:00 p.m., New York Time, on June 23, 2021, unless the Rights Offering is extended. If you do not exercise your Subscription Rights before 4:00 p.m., New York Time, on the Expiration Date, your Subscription Rights will be null and void and will no longer be exercisable. We will not be required to issue shares to you if the Subscription Agent receives your Rights Certificate or your subscription payment after that time, regardless of when your Rights Certificate or your subscription payment were sent by you. We have the option to extend the Rights Offering in our sole discretion. We may extend the Rights Offering by giving oral or written notice to the Subscription Agent before the Rights Offering expires. If we elect to extend the Rights Offering, we will issue a press release announcing the extension no later than 9:00 a.m., New York Time, on the first to occur of a U.S. or Israeli business day following the day on which we decide to extend the Expiration Date.

If you hold your shares of our Common Stock in the name of a broker, dealer, bank, trustee, TASE member or other nominee, your nominee will exercise the Subscription Rights on your behalf in accordance with your instructions. Please note that your nominee may establish a deadline for your exercise of the Subscription Rights or Over-Subscription Privilege that may be before the Expiration Date. A TASE CH Holder must first submit notice of exercise of the Subscription Rights and payment therefor to his, her or its relevant TASE member who, in turn, will deliver such notice of exercise and payment to the TASE Clearing House prior to the time determined by the TASE Clearing House in order to ensure that an exercise of the Subscription Rights is made on behalf of such TASE CH Holder prior to the Expiration Date.

Termination

In accordance with the rules of the TASE, we may not terminate the Rights Offering at any time for any reason at or after 4:00 p.m., New York Time, on the Record Date.

Return of Funds upon Completion

The Subscription Agent will hold funds received in payment for shares in a segregated account pending completion of the Rights Offering. The Subscription Agent will hold this money until the Rights Offering is completed. To the extent any shares of Common Stock you seek to subscribe for are not allocated to you in the Subscription Rights Offer, the amount of any excess subscription payments, without interest or deduction, will be returned to you as soon as practicable after the Rights Offering has expired.

Amendment to the Terms of the Rights Offering

We reserve the right to amend or modify the terms of the Rights Offering in our sole discretion. However, in accordance with the rules of the TASE, no such amendment or modification may change the number of Subscription Rights distributed to holders as of the Record Date, the number of shares of Common Stock that may be purchased upon the exercise of a Subscription Right or the Subscription Price. If we amend the Rights Offering, we will issue a press release announcing the amendment no later than 9:00 a.m., New York Time, on the first to occur of a U.S. or Israeli business day following the day on which the amendment is made.

Methods for Exercising Subscription Rights

The process by which you may exercise your Subscription Rights and Over-Subscription Privilege depends on your status as a record holder or beneficial owner of our Common Stock, as described below.

To properly exercise your Over-Subscription Privilege, you must deliver the subscription payment related to your Over-Subscription Privilege before 4:00 p.m., New York Time, on the Expiration Date. Because we will not know the total number of unsubscribed shares of our Common Stock before the Rights Offering expires, if you wish to maximize the number of shares you purchase pursuant to your Over-Subscription Privilege, you will need to deliver payment in an amount equal to the aggregate subscription payment for the maximum number of shares of our Common Stock that you wish to purchase pursuant to your Over-Subscription Privilege, and any excess payment will be returned to you, without interest or deduction, as soon as practicable after the expiration of the Rights Offering.

Subscription by Record Holders

If you are a stockholder of record, the number of shares of our Common Stock you may purchase pursuant to your Subscription Rights is indicated on the enclosed Rights Certificate. You may exercise your Subscription Rights by properly completing and executing the Rights Certificate and delivering it, together with full payment for the aggregate Subscription Price of shares sought to be acquired pursuant to the exercise of your Subscription Rights and the Over-Subscription Privilege, to the Subscription Agent at the address given below under “Subscription Agent,” to be received before 4:00 p.m., New York Time, on the Expiration Date.

Subscription by Beneficial Owners

If you are a beneficial owner of shares of our Common Stock that are registered in the name of a broker, dealer, bank, trustee, TASE member or other nominee, you will not receive a Rights Certificate. Instead, we will issue one Subscription Right to such nominee record holder for all shares of our Common Stock held in the name of such nominee at the Record Date and will ask such nominee to notify you of the Rights Offering and the manner by which you may exercise your Subscription Rights.

If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for shares in the Rights Offering and follow the instructions provided by your nominee. We are not responsible if you do not receive notice by your nominee or if you do not receive notice in time to respond to your nominee by the deadline established by the nominee, which may be prior to the Expiration Date. A TASE CH Holder must first submit notice of exercise of the Subscription Rights and payment therefor to his, her or its relevant TASE member who, in turn, will deliver such notice of exercise and payment to the TASE Clearing House prior to the time determined by the TASE Clearing House in order to ensure that an exercise of the Subscription Rights is made on behalf of such TASE CH Holder prior to the Expiration Date.

Payment Method

As described in the instructions accompanying the Rights Certificate, payments must be made in U.S. dollars by delivering to the Subscription Agent prior to 4:00 p.m., New York Time, on the Expiration Date a personal check or bank draft drawn against a U.S. bank or a wire transfer, in each case as directed in accordance with the Subscription Rights Certificate. You must timely pay the full subscription payment, including payment for the Over-Subscription Privilege, for the maximum number of shares of our Common Stock you wish to acquire pursuant to the exercise of your Subscription Rights and Over-Subscription Privilege. Notwithstanding the above, the Subscription Price may be paid by TASE CH Holders only by way of withdrawal of the Subscription Price in U.S. dollars from their relevant account. Payment received by the Subscription Agent at or after 4:00 p.m., New York Time, on the Expiration Date may not be honored, in which case the Subscription Agent will return your payment, without interest or deduction, to you as soon as practicable.

Payment by a personal check or bank draft will not be deemed to have been received by the Subscription Agent until the check or bank draft has cleared. Note that the relevant clearinghouse may require five or more business days to clear a personal check. Accordingly, holders who wish to pay the Subscription Price by means of a personal check should make payment sufficiently in advance of the Expiration Date to ensure that the payment is received and clears by that date.

The method of delivery of Rights Certificates and payment of the subscription payment to the Subscription Agent will be at the risk of the holders of Subscription Rights. If sent by mail, we recommend that you send those certificates and payments by registered mail, properly insured, with return receipt requested, or by overnight courier.

Issuance of Common Stock

The shares of our Common Stock that are purchased in the Rights Offering will be issued in book-entry, or uncertificated, form. As a result, if you are a record holder of shares of Common Stock, you will receive a DRS account statement from our transfer agent reflecting ownership of the shares you purchase in the Rights Offering. If you hold your shares of our Common Stock in the name of a broker, dealer, bank, trustee, TASE member or other nominee, DTC will credit your account with your nominee with the shares you purchase in the Rights Offering.

Revocation or Modification of Exercises of Subscription Rights

You may revoke your previously exercised Subscription Rights and Over-Subscription Privilege in full (but not in part) by ensuring the Subscription Agent receives written notice thereof prior to 4:00 p.m., New York Time, on the Expiration Date. Such written notice must include:

•	the name of the Company (CIM Commercial Trust Corporation);

•	the name of the record holder revoking the previous exercise;

•	the approximate date on which the record holder submitted the previous exercise;

•	the number of previously exercised Subscription Rights and, if applicable, the number of shares of our Common Stock for which the Over-Subscription Privilege was previously exercised;

•	a statement that the record holder is revoking the previous exercise described above; and

•	the signature of the record holder and the date of the notice.

If you are a beneficial owner of shares of our Common Stock that are registered in the name of a broker, dealer, bank, trustee, TASE member or other nominee, you must instruct such nominee to submit in respect of our shares written notice of your revocation of a previous exercise. You should contact your nominee to inquire about the time by which you must provide such nominee with such instructions in order to ensure the Subscription Agent receives written notice from your nominee thereof prior to 4:00 p.m., New York Time, on the Expiration Date. All subscription payments in respect of a withdrawn exercise will be returned, without interest or deduction, as soon as practicable. For shares held in the name of a broker, dealer, bank, trustee, TASE member or other nominee that uses the services of DTC, we expect that notices of revocation will be processed within two business days of submission of such notice (and do not expect that any such revocation will be processed the same day as its submission). Please be aware that your broker, dealer, bank, trustee, TASE member or other nominee may establish a deadline days in advance of the Expiration Date by which you must provide such nominee notice of your decision to withdraw your previous exercise.

To modify an exercise of previously exercised Subscription Rights, you must validly revoke such exercise in accordance with the foregoing and, following such revocation, validly exercise your Subscription Rights.

Subscription Agent

The Subscription Agent for the Rights Offering is American Stock Transfer & Trust Company, LLC. The address to which Rights Certificates and subscription payments should be mailed or delivered by overnight courier is provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance or payment before 4:00 p.m., New York Time, on the Expiration Date.

If Delivering by Mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042

If delivering by Hand, Express Mail, Courier,
or Other Expedited Service:

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

The subscription materials are to be received by the Subscription Agent no later than 4:00 p.m., New York Time, on the Expiration Date. Do not deliver your Rights Certificate or subscription payment to the Company, the Co-Dealer Managers or the Information Agent. If you deliver your Rights Certificate or subscription payment in a manner different from the process described in this prospectus supplement, we may not honor the exercise of your Subscription Rights. Notwithstanding the foregoing, we may, at our sole discretion, determine to accept late subscriptions on a case-by-case basis.

Information Agent

The Information Agent for the Rights Offering is D.F. King & Co., Inc. You should direct any questions or requests for assistance concerning the method of subscribing for the shares of our Common Stock or for additional copies of this prospectus to the Information Agent as follows:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005

Banks and Brokers call: (212) 269-5550
All others call Toll Free: (800) 967-4607

Email: cmct@dfking.com

Notice to Nominees

If you are a broker, dealer, bank, trustee, TASE member or other nominee holder that holds shares of our Common Stock for the account of others on the Record Date, you should notify the beneficial owners of the shares for whom you are the nominee of the Rights Offering as soon as possible to learn their intentions with respect to exercising their Subscription Rights. You should obtain instructions from the beneficial owner, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If a beneficial owner of our Common Stock so instructs, you should complete the Rights Certificate and submit it to the Subscription Agent with the proper subscription payment no later than 4:00 p.m., New York Time, on the Expiration Date.

Validity of Subscriptions and Revocations

We will not accept any alternative, conditional, or contingent subscriptions or revocations. We reserve the absolute right to reject any subscriptions or revocations not properly submitted or the acceptance of which would be unlawful. We have the sole discretion to determine whether a subscription exercise or revocations properly complies with the procedures set forth in this prospectus supplement (including time of receipt and eligibility to participate in the Rights Offering) and our interpretations of the terms and conditions of the Rights Offering and validity of any subscription exercise or revocation will be final and binding.

You must resolve any irregularities or defects in connection with your subscription or revocation before 4:00 p.m., New York Time, on the Expiration Date of the Rights Offering, unless we waive such irregularities or defects in our sole discretion. Neither we nor the Subscription Agent undertakes any responsibility or action to contact you concerning an incomplete or incorrect subscription form or written notice of revocation, nor are we under any obligation to correct any such defect.

A subscription will be considered accepted only when the Subscription Agent receives a properly completed and duly executed Rights Certificate and any other required documents and the full subscription payment including final clearance of any personal check. If you send a payment that is insufficient to purchase the number of shares of Common Stock you requested to subscribe for, or if the number of shares you requested is not specified in the relevant forms, we or the Subscription Agent may, in our sole discretion, either reject such subscription in its entirety or apply the payment received by the Subscription Agent to exercise your Subscription Rights to the fullest extent possible based on the amount of the payment received. Any excess subscription payments received by the Subscription Agent will be returned, without interest or deduction, as soon as practicable after the expiration of the Rights Offering.

Stockholder Rights

You will have no rights as a holder of the shares of our Common Stock you purchase in the Rights Offering until shares are issued in book-entry form to you or your account at your broker, dealer, bank, trustee, TASE member or other nominee is credited with the shares of our Common Stock purchased in the Rights Offering.

Deemed Representations by Exercising Stockholders

By exercising your Subscription Rights, whether as a record holder or a beneficial holder who holds its shares of Common Stock through a broker, dealer, bank, trustee, TASE member or other nominee, you are deemed to have represented and warranted to us that:

•	you have received this prospectus and agree to its terms;

•	you understand that you may revoke your exercise of Subscription Rights (and the Over-Subscription Privilege) only on the terms and subject to the conditions set forth in this prospectus;

•	you have not entered into any short sale or similar transaction with respect to the Common Stock since June 11, 2021;

•	if you are a U.S. citizen or incorporated or otherwise organized in the United States, then you are subscribing for shares of Common Stock via a broker, dealer, bank, trustee or other nominee located in the United States or directly through the subscription agent;

•	if you are a beneficial holder of Common Stock, then you are subscribing for shares of Common Stock for your own account and not the account of any third party, and have not entered into and will not enter into any arrangement pursuant which part or all of the economics of ownership of any of shares of Common Stock to be acquired by your exercise of Subscription Rights (or the Over-Subscription Privilege) will be transferred to one or more third parties;

•	in exercising your subscription rights, you agree to disclose to the Company your identity and ownership of Common Stock;

•	you do not intend to violate the provisions of the charter of the Company that prohibit any person from acquiring or holding, directly or indirectly, in excess of 6.25%, in number of shares or value, whichever is more restrictive, of (a) the outstanding shares of capital stock of the Company, in the aggregate, and (b) the outstanding shares of Common Stock (the “Ownership Limitations”); and

•	in the event any shares of Common Stock may be allocable to you pursuant to your exercise of your Subscription Rights (or the Over Subscription Privilege), (a) you agree to promptly provide to the Company such information as the Company may request in order to determine compliance, and to ensure compliance, with the Ownership Limitations, (b) you understand that you may not be allocated any or all of such shares of Common Stock to the extent such allocation would cause you or any other person to violate the Ownership Limitations and (c) you understand that if you are allocated shares of Common Stock that cause you or any other person to violate the Ownership Limitations, the Company may pursue remedies available to it under the charter of the Company.

In addition, by exercising your Subscription Rights, whether as a record holder or as a beneficial holder through your broker, dealer, bank, trustee, TASE member or other nominee, you are deemed to have acknowledged and agreed that if the Company determines that any of your representations made above is not correct, the Company shall have the right to cancel your subscription, return the aggregate Subscription Price to you and cancel the shares issued to you.

Stockholders Outside of the United States and Israel

We are not mailing this prospectus or Rights Certificates to stockholders with addresses that are outside of the United States or Israel, or that have an army post office or foreign post office address. The Subscription Agent will hold the related Rights Certificates for the account of such holders. To exercise their Subscription Rights, such stockholders must notify the Subscription Agent prior to 4:00 p.m., New York Time, on the fourth U.S. business day prior to the Expiration Date of their exercise of such rights, and, with respect to holders whose addresses are outside the United States, provide evidence satisfactory to us, such as a legal opinion from local counsel, that the exercise of such Subscription Rights does not violate the laws of the jurisdiction in which such holders reside and payment by a U.S. bank in U.S. dollars before 4:00 p.m., New York Time, on the Expiration Date. If no notice is received prior to 4:00 p.m., New York Time, on the fourth U.S. business day prior to the Expiration Date or the evidence presented is not satisfactory to us (which determination will be made by us in our sole discretion), the Subscription Rights represented thereby will expire.

We are not making the Rights Offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any shares of our Common Stock from Subscription Rights holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal or state laws or regulations from accepting or exercising the Subscription Rights. We may delay the commencement of the Rights Offering in those states or other jurisdictions, or change the terms of the Rights Offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, we also have the discretion to delay allocation and distribution of any shares you may elect to purchase by exercise of your Subscription Rights in order to comply with the securities laws of any applicable state or other jurisdiction. We may decline to make modifications to the terms of the Rights Offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal, state or other laws or regulations from accepting or exercising the subscription rights, you will not be eligible to participate in the Rights Offering.

U.S. Federal Income Tax Treatment of Rights Distribution

For U.S. federal income tax purposes, we do not believe holders of shares of our Common Stock should recognize income or loss upon receipt or exercise of a Subscription Right. For further discussion, see “Material U.S. Federal Income Tax Consequences” in this prospectus supplement.

Israeli Income Tax Treatment of Rights Distribution

For Israeli income tax purposes, we do not believe that the receipt and exercise of the Subscription Rights is likely to be taxable. See “Certain Israeli Tax Considerations”. For further discussion, see “Material Israeli Tax Consequences” in this prospectus supplement.

Shares of Our Capital Stock Outstanding After the Rights Offering

Following the closing of the Rights Offering, there will be 29,695,484 shares of Common Stock issued and outstanding, assuming that (i) we do not engage in any other transactions involving our capital stock prior to the expiration of the Rights Offering, (ii) the Rights Offering is fully subscribed and (iii) we do not elect to settle in shares of our Common Stock the redemption of any shares of our Preferred Stock or exercise of any warrants to purchase Common Stock prior to the closing of the Rights Offering. The exact number of shares of our Common Stock that we will issue in the Rights Offering will depend on the number of shares of our Common Stock that are subscribed for in the Rights Offering.

As a result of the Rights Offering, the ownership interests and voting interests of the existing stockholders that do not fully exercise their Subscription Rights will be diluted. As a result of the Rights Offering, the ownership interests and voting interests of the existing stockholders that do not fully exercise their Subscription Rights will be diluted. Assuming the accuracy of the assumptions set forth in the immediately preceding paragraph, and assuming the holder does not sell any shares of Common Stock prior to the completion of the Rights Offering, the ownership interests and voting interests of a holder that is allocated shares of our Common Stock pursuant to an exercise of the Over-Subscription Privilege will increase as a result of the Rights Offering.

No Recommendation to Subscription Rights Holders

None of the Company, any member of our board of directors, the Co-Dealer Managers, the Information Agent, the Subscription Agent or any of our or their respective affiliates or representatives, has made, or is making, any recommendation regarding whether you should exercise your Subscription Rights or the Over-Subscription Privilege, or the prices at which shares of Common Stock may trade following the Rights Offering. You are urged to make your decision to invest based on your own assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering, the information contained or incorporated by reference in this prospectus and other information relevant to your circumstances. Please see “Risk Factors” for a discussion of some of the risks involved in participating in the Rights Offering.

Fees and Expenses

We will pay all fees, costs and expenses that we incur in connection with the Rights Offering, including fees charged by the Co-Dealer Managers, the Information Agent and the Subscription Agent. You are responsible for paying any other commissions, fees, taxes, mailing costs or other expenses incurred by you in connection with the exercise of your Subscription Rights, your subscription and your purchase of our Common Stock in the Rights Offering, including any fees, costs, expenses and disbursements charged by your broker, dealer, bank, trustee, TASE member or other nominee.

IMPORTANT

Do not send Rights Certificates directly to us. You are responsible for choosing the payment and delivery method for your Rights Certificate and you bear the risks associated with such delivery. If you choose to deliver your Rights Certificate and payment by mail, we recommend that you use registered mail, properly insured, with return receipt requested. We also recommend that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance of payment prior to the expiration of the Rights Offering.

Settlement

We expect that the settlement date on which shares of Common Stock allocated to exercising stockholders in the Rights Offering are issued will be within six business days of the Expiration Date.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the taxation of CIM Commercial and the material U.S. federal income tax consequences to holders of Subscription Rights acquired through the Rights Offering and/or Common Stock acquired as a result of exercise of Subscription Rights. This discussion is for your general information only. For purposes of this section under the heading “Material U.S. Federal Income Tax Consequences,” references to “CIM Commercial” mean only CIM Commercial Trust Corporation and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is not tax advice. The tax treatment of a holder will vary depending upon the holder’s particular situation, and this summary addresses only holders that hold Subscription Rights acquired through the Rights Offering and/or shares of Common Stock, in each case, as capital assets and does not deal with all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances, including foreign, state or local tax consequences and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. This summary also does not deal with all aspects of taxation that may be relevant to certain types of holders to which special provisions of the U.S. federal income tax laws apply, including:

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for such traders’ securities holdings;

•	banks;

•	insurance companies;

•	tax-exempt organizations;

•	persons liable for the alternative minimum tax;

•	persons that hold shares of Common Stock that are a hedge, that are hedged against interest rate or currency risks or that are part of a straddle or conversion transaction;

•	persons that purchase or sell shares or warrants as part of a wash sale for tax purposes; and

•	a U.S. stockholder (as defined below) whose functional currency is not the U.S. dollar.

This summary is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions. This summary describes the provisions of these sources of law only as they are currently in effect. All of these sources of law may change at any time, and any change in the law may apply retroactively. Changes in U.S. federal, state and local tax laws or regulations, with or without retroactive application, could have a negative effect on us. New legislation, regulations of the U.S. Department of the Treasury (the “Treasury”), administrative interpretations or court decisions could significantly and negatively affect our ability to qualify to be taxed as a REIT and or the U.S. federal income tax consequences to holders of our securities and to us of such qualification.

If an entity treated as a partnership for U.S. federal income tax purposes holds Subscription Rights and/or shares of Common Stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding Subscription Rights and/or shares of Common Stock should consult such partner’s tax advisor with regard to the U.S. federal income tax treatment of an investment in Subscription Rights and/or Common Stock.

We urge you to consult with your own tax advisors regarding the tax consequences to you of acquiring, owning and selling Subscription Rights and/or shares of Common Stock, including the federal, state, local and non-U.S. tax consequences of acquiring, owning and selling Subscription Rights and/or shares of Common Stock in your particular circumstances and potential changes in applicable laws.

As used in this section, the term “U.S. stockholder” means a holder of Subscription Rights and/or shares of Common Stock that, for U.S. federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to U.S. federal income taxation regardless of the income’s source; or

•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons have authority to control all substantial decisions of the trust.

Owners of Subscription Rights and/or Common Stock that are nonresident alien individuals, non-U.S. corporations, non-U.S. partnerships and estates or trusts that in either case are not subject to U.S. federal income tax on a net income basis are referred to in this section as non-U.S. stockholders.

Taxation of Holders of Subscription Rights

U.S. Stockholders

Receipt of Subscription Rights. We do not believe a U.S. stockholder’s receipt of Subscription Rights pursuant to the Rights Offering should be treated as a taxable distribution with respect to their existing shares of Common Stock for U.S. federal income tax purposes. Section 305(a) of the Code states that a stockholder’s taxable income does not include in-kind stock dividends, including distributions of stock rights; however, the general non-recognition rule in Section 305(a) of the Code is subject to exceptions described in Section 305(b) of the Code, which include “disproportionate distributions.” A disproportionate distribution is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some stockholders or holders of debt instruments convertible into stock and an increase in the proportionate interest of other stockholders in a corporation’s assets or earnings and profits. We do not believe that the receipt of Subscription Rights pursuant to the Rights Offering is a disproportionate distribution for these purposes.

Our position regarding the tax-free treatment of the Subscription Right distribution is not binding on the IRS, or the courts. If this position is finally determined by the IRS or a court to be incorrect, whether on the basis that the issuance of the Subscription Rights is a “disproportionate distribution” or otherwise, the fair market value of the Subscription Rights would be taxable to U.S. stockholders as a dividend to the extent of the U.S. stockholder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. If our position is incorrect, the tax consequences applicable to the holders may also be materially different than as described below.

The following discussion is based upon the treatment of the Subscription Right issuance as a non-taxable distribution with respect to a U.S. stockholders’ existing shares of Common Stock for U.S. federal income tax purposes.

Tax Basis in the Subscription Rights. If the fair market value of the Subscription Rights a U.S. stockholder receives is less than 15% of the fair market value of the U.S. stockholder’s existing shares of Common Stock (with respect to which the Subscription Rights are distributed) on the date the U.S. stockholder receives the Subscription Rights, the Subscription Rights will be allocated a zero tax basis for U.S. federal income tax purposes, unless the U.S. stockholder elects to allocate its tax basis in its existing shares of Common Stock between its existing shares of Common Stock and the Subscription Rights in proportion to the relative fair market values of the existing shares of Common Stock and the Subscription Rights determined on the date of receipt of the Subscription Rights. If a U.S. stockholder chooses to allocate tax basis between its existing shares of Common Stock and the Subscription Rights, the U.S. stockholder must make this election on a statement included with its timely filed tax return (including extensions) for the taxable year in which the U.S. stockholder receives the Subscription Rights. Such an election is irrevocable. However, if the fair market value of the Subscription Rights a U.S. stockholder receives is 15% or more of the fair market value of their existing shares of Common Stock on the date the U.S. stockholder receives the Subscription Rights, then the U.S. stockholder must allocate its tax basis in its existing shares of Common Stock between those shares and the Subscription Rights the U.S. stockholder receives in proportion to their fair market values determined on the date the U.S. stockholder receives the Subscription Rights. Please refer to the discussion below regarding the U.S. tax treatment of a U.S. stockholder that, at the time of the receipt of the Subscription Right, no longer holds the Common Stock with respect to which the Subscription Right was distributed.

The fair market value of the Subscription Rights on the date that the Subscription Rights are distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the Subscription Rights on that date. In determining the fair market value of the Subscription Rights, U.S. stockholders should consider all relevant facts and circumstances, including any difference between the Subscription Price of the Subscription Rights and the trading price of our Common Stock on the date that the Subscription Rights are distributed, the fair market value of the Common Stock, the length of the period during which the Subscription Rights may be exercised and the fact that the Subscription Rights are non-transferable.

Exercise of Subscription Rights. Generally, a U.S. stockholder will not recognize gain or loss upon the exercise of a Subscription Right in the Rights Offering. A U.S. stockholder’s adjusted tax basis in the Common Stock acquired upon exercise of a Subscription Right will equal the sum of the Subscription Price and its basis, if any, in the Subscription Right. The holding period of the Common Stock acquired upon exercise of a Subscription Right will begin on the date of exercise.

If, at the time of the receipt or exercise of the Subscription Right, the U.S. stockholder no longer holds the Common Stock with respect to which the Subscription Right was distributed, then certain aspects of the tax treatment of the receipt and exercise of the Subscription Right are unclear, including (i) the allocation of the tax basis between the shares of our Common Stock previously sold and the Subscription Right, (ii) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the shares of Common Stock previously sold, and (iii) the impact of such allocation on the tax basis of the shares of our Common Stock acquired upon exercise of the Subscription Right. If a U.S. stockholder exercises a Subscription Right received in the Rights Offering after disposing of shares of our Common Stock with respect to which the Subscription Right is received, the U.S. stockholder should consult its tax advisor.

Expiration of Subscription Rights. If a U.S. stockholder allows Subscription Rights received in the Rights Offering to expire, the U.S. stockholder should not recognize any gain or loss for U.S. federal income tax purposes, and the U.S. stockholder should re-allocate any portion of the tax basis in its existing Common Stock previously allocated to the Subscription Rights that have expired to the existing Common Stock.

Non-U.S. Stockholders

The U.S. federal income tax consequences of the receipt, exercise, and expiration of the Subscription Rights to a non-U.S. stockholder are generally the same as for a U.S. stockholder. See “Taxation of Holders of Rights—U.S. Stockholders” above. Accordingly, we believe that the distribution of Subscription Rights to a non-U.S. stockholder should not be subject to U.S. withholding tax, although it possible that a withholding agent could adopt a contrary position.

Taxation of CIM Commercial as a REIT

In the opinion of Sullivan & Cromwell LLP, commencing with CIM Commercial’s taxable year ended December 31, 2014, CIM Commercial has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code for taxable years ending prior to the date hereof, and CIM Commercial’s proposed method of operation will enable CIM Commercial to continue to meet the requirements for qualification and taxation as a REIT under the Code for subsequent taxable years. Please be aware, however, that opinions of counsel are not binding upon the IRS or any court.

In providing this opinion, Sullivan & Cromwell LLP is relying, without independent investigation, as to certain factual matters upon the statements and representations contained in certificates provided to Sullivan & Cromwell LLP with respect to CIM Commercial and its subsidiary that was previously also a REIT (the “REIT Subsidiary”).

CIM Commercial’s qualification as a REIT under the Code will depend upon the continuing satisfaction by CIM Commercial, and the prior satisfaction by the REIT Subsidiary, of requirements of the Code relating to qualification for REIT status. Some of these requirements depend upon actual operating results, distribution levels, diversity of stock ownership, asset composition, source of income and record keeping. Accordingly, while CIM Commercial intends to qualify to be taxed as a REIT for U.S. federal income tax purposes, the actual results of CIM Commercial or the REIT Subsidiary for any particular year might not satisfy these requirements. Neither Sullivan & Cromwell LLP nor any other law firm will monitor the compliance of CIM Commercial with the requirements for REIT qualification on an ongoing basis.

The sections of the Code applicable to REITs are highly technical and complex. The following discussion summarizes material aspects of these sections of the Code.

As a REIT, CIM Commercial generally will not have to pay U.S. federal corporate income taxes on CIM Commercial’s net income that CIM Commercial currently distributes to its stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a regular corporation. CIM Commercial’s dividends, however, generally will not be eligible for (i) the corporate dividends received deduction and (ii) the reduced rates of tax applicable to qualified dividends received by noncorporate holders, although, as described below under “Taxation of Holders of Common Stock—U.S. Stockholders—Dividends,” noncorporate U.S. stockholders of Common Stock will generally be entitled to a deduction equal to 20 percent of certain dividends paid by CIM Commercial.

Notwithstanding the above, CIM Commercial may have to pay U.S. federal income tax as follows:

•	First, if CIM Commercial has any undistributed REIT taxable income, including undistributed net capital gains, CIM Commercial would have to pay tax at the regular corporate rate on such income and gains.

•	Second, if CIM Commercial has (i) net income from the sale or other disposition of “foreclosure property,” as defined in the Code, which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, CIM Commercial would have to pay tax at the corporate rate on that income.

•	Third, if CIM Commercial has net income from “prohibited transactions,” as defined in the Code, CIM Commercial would have to pay a 100% tax on that income. Prohibited transactions are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

•	Fourth, if CIM Commercial should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below under “Requirements for Qualification—Income Tests,” but has nonetheless maintained CIM Commercial’s qualification as a REIT because CIM Commercial has satisfied certain other requirements, CIM Commercial would have to pay a 100% tax on an amount equal to (i) the gross income attributable to the greater of (A) 75% of CIM Commercial’s gross income over the amount of gross income that is qualifying income for purposes of the 75% test, and (B) 95% of CIM Commercial’s gross income over the amount of gross income that is qualifying income for purposes of the 95% test, multiplied by (ii) a fraction intended to reflect CIM Commercial’s profitability.

•	Fifth, if CIM Commercial should fail to distribute during each calendar year at least the sum of (i) 85% of CIM Commercial’s REIT ordinary income for that year, (ii) 95% of CIM Commercial’s REIT capital gain net income for that year and (iii) any undistributed taxable income from prior periods, CIM Commercial would have to pay a 4% excise tax on the excess of that required distribution over the sum of the amounts actually distributed and retained amounts on which income tax is paid at the corporate level.

•	Sixth, if CIM Commercial acquires any asset from a C corporation in a carryover basis transaction and recognizes gain on the disposition of that asset within five years of acquiring that asset, then CIM Commercial would have to pay tax on the built-in gain at the regular corporate rate.

•	Seventh, if CIM Commercial derives “excess inclusion income” from a residual interest in a real estate mortgage investment conduit, or REMIC, or certain interests in a taxable mortgage pool, or TMP, CIM Commercial could be subject to corporate-level U.S. federal income tax at the corporate rate to the extent that such income is allocable to certain types of tax-exempt stockholders that are not subject to unrelated business income tax, such as government entities.

•	Eighth, if CIM Commercial receives non-arm’s-length income from a TRS (as defined under “Requirements for Qualification—Asset Tests” below), or as a result of services provided by a TRS to tenants of CIM Commercial, CIM Commercial would be subject to a 100% tax on the amount of CIM Commercial’s non-arm’s-length income.

•	Ninth, if CIM Commercial fails to satisfy a REIT asset test, as described below, due to reasonable cause and CIM Commercial nonetheless maintains its REIT qualification because of specified cure provisions, CIM Commercial would generally be required to pay a tax equal to the greater of $50,000 or the corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused CIM Commercial to fail such test.

•	Tenth, if CIM Commercial fails to satisfy any provision of the Code that would result in CIM Commercial’s failure to qualify as a REIT (other than a violation of the REIT gross income tests or asset tests described below) and the violation is due to reasonable cause, CIM Commercial could retain its REIT qualification but would be required to pay a penalty of $50,000 for each such failure.

Requirements for Qualification

The Code defines a REIT as a corporation, trust or association:

•	that is managed by one or more trustees or directors;

•	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

•	that would otherwise be taxable as a domestic corporation, but for the sections of the Code defining and providing special rules for REITs;

•	that is neither a financial institution nor an insurance company to which certain provisions of the Code apply;

•	the beneficial ownership of which is held by 100 or more persons;

•	during the last half of each taxable year, not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals, as defined in the Code to include certain entities (the “not closely held requirement”); and

•	that meets certain other tests, including tests described below regarding the nature of its income and assets.

The Code provides that the conditions described in the first through fourth bullet points above must be met during the entire taxable year and that the condition described in the fifth bullet point above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

CIM Commercial has satisfied the conditions described in the first through fifth bullet points of the second preceding paragraph and believes that CIM Commercial has also satisfied the condition described in the sixth bullet point of the second preceding paragraph. In addition, CIM Commercial’s charter provides for restrictions regarding the ownership and transfer of shares of capital stock of CIM Commercial, including the Common Stock as well as the Preferred Stock (collectively, “CIM Commercial Stock”). These restrictions are intended to, among other things, assist CIM Commercial in continuing to satisfy the share ownership requirements described in the fifth and sixth bullet points of the preceding paragraph. The ownership and transfer restrictions pertaining to CIM Commercial Stock are described in the section entitled “Description of Capital Stock—Select Charter Provisions Related to Our Capital Stock—Restrictions on Ownership and Transfer” in the accompanying prospectus.

Disregarded Entity Subsidiaries. A corporation that is a qualified REIT subsidiary, as defined in the Code (a “QRS”), will not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a QRS of CIM Commercial will be treated as assets, liabilities and items of these kinds of CIM Commercial, unless CIM Commercial makes an election to treat such corporation as a TRS. Thus, in applying the requirements described in this section, CIM Commercial’s QRSs (if any) will be ignored, and all assets, liabilities and items of income, deduction and credit of these subsidiaries will be treated as assets, liabilities and items of these kinds of CIM Commercial. References to “disregarded entity subsidiaries” in this section include QRSs.

Investments in Partnerships. If a REIT is a partner in a partnership, Treasury regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to that proportionate share. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the rules of the Code defining REITs, including satisfying the gross income tests and the asset tests. Thus, CIM Commercial’s proportionate share of the assets, liabilities and items of income of any partnership in which CIM Commercial is a partner will be treated as assets, liabilities and items of income of CIM Commercial for purposes of applying the requirements described in this section, and actions taken by partnerships in which CIM Commercial owns an interest, either directly or through one or more tiers of partnerships or disregarded entity subsidiaries, can affect CIM Commercial’s ability to satisfy the REIT income and asset tests and the determination of whether CIM Commercial has net income from prohibited transactions. See the third bullet point under the heading “Taxation of CIM Commercial as a REIT” above for a brief description of prohibited transactions.

Taxable REIT Subsidiaries. A taxable REIT subsidiary (“TRS”) is any corporation in which a REIT directly or indirectly owns stock, provided that the REIT and that corporation make a joint election to treat that corporation as a TRS. The election can be revoked at any time as long as the REIT and the TRS revoke such election jointly. In addition, if a TRS holds, directly or indirectly, more than 35% of the securities of any other corporation other than a REIT or a QRS (by vote or by value), then that other corporation is also treated as a TRS. A corporation can be a TRS with respect to more than one REIT.

A TRS is subject to U.S. federal income tax at the regular corporate rate (currently 21%), and may also be subject to state and local taxation. Any dividends paid or deemed paid by any one of CIM Commercial’s TRSs will also be taxable, either (i) to CIM Commercial to the extent the dividend is retained by CIM Commercial or (ii) to CIM Commercial’s stockholders to the extent the dividends received from the TRS are paid to CIM Commercial’s stockholders. CIM Commercial may hold more than 10% of the stock of a TRS without jeopardizing CIM Commercial’s qualification as a REIT under the Code notwithstanding the rule described below under “Asset Tests” that generally precludes ownership of more than 10% of any issuer’s securities. However, as noted below, in order for CIM Commercial to qualify as a REIT under the Code, the securities of all of the TRSs in which CIM Commercial holds either directly or indirectly may not represent more than 20% of the total value of CIM Commercial’s assets (25% with respect to CIM Commercial’s taxable years ending after December 31, 2009 and on or before December 31, 2017). CIM Commercial believes that the aggregate value of all of CIM Commercial’s interests in TRSs has represented and will continue to represent less than 20% (and for taxable years ending after December 31, 2009 and on or before December 31, 2017, represented less than 25%) of the total value of CIM Commercial’s assets; however, CIM Commercial cannot assure that this will always be true. Other than certain activities related to operating or managing a lodging or health care facility, a TRS may generally engage in any business including the provision of customary or non-customary services to tenants of the parent REIT.

Income Tests. In order to maintain CIM Commercial’s qualification as a REIT, CIM Commercial annually must satisfy two gross income requirements.

•	First, CIM Commercial must derive at least 75% of its gross income, excluding gross income from prohibited transactions, for each taxable year directly or indirectly from investments relating to real property, mortgages on real property or investments in REIT equity securities, including “rents from real property,” as defined in the Code, or from certain types of temporary investments. Rents from real property generally include expenses of CIM Commercial that are paid or reimbursed by tenants.

•	Second, at least 95% of CIM Commercial’s gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from real property investments as described in the preceding bullet point, dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of these types of sources.

Rents that CIM Commercial receives will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if the rents satisfy several conditions.

•	First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely because the rent is based on a fixed percentage or percentages of receipts or sales.

•	Second, the Code provides that rents received from a tenant will not qualify as rents from real property in satisfying the gross income tests if CIM Commercial, directly or under the applicable attribution rules, owns a 10% or greater interest in that tenant; except that rents received from a TRS under certain circumstances qualify as rents from real property even if CIM Commercial owns more than a 10% interest in the subsidiary. We refer to a tenant in which CIM Commercial owns a 10% or greater interest as a “related party tenant.”

•	Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

•	Finally, for rents received to qualify as rents from real property, except as described below, CIM Commercial generally must not operate or manage the property or furnish or render services to the tenants of the property, other than through an independent contractor from whom CIM Commercial derives no revenue or through a TRS. However, CIM Commercial may directly perform certain services that landlords usually or customarily render when renting space for occupancy only or that are not considered rendered to the occupant of the property.

CIM Commercial does not and will not derive rental income attributable to personal property, other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease.

CIM Commercial directly performs services for some of CIM Commercial’s tenants. CIM Commercial does not believe that the provision of these services will cause CIM Commercial’s gross income attributable to these tenants to fail to be treated as rents from real property. If CIM Commercial were to provide services to a tenant of a property of CIM Commercial other than those services landlords usually or customarily provide to tenants of properties of a similar class in the same geographic market when renting space for occupancy only, amounts received or accrued by CIM Commercial for any of these services will not be treated as rents from real property for purposes of the REIT gross income tests. However, the amounts received or accrued for these services will not cause other amounts received with respect to the property to fail to be treated as rents from real property unless the amounts treated as received in respect of the service, together with amounts received for certain management services, exceed 1% of all amounts received or accrued by CIM Commercial during the taxable year with respect to the property. If the sum of the amounts received in respect of the services to tenants and management services described in the preceding sentence exceeds the 1% threshold, then all amounts received or accrued by CIM Commercial with respect to the property will not qualify as rents from real property, even if CIM Commercial provides the impermissible service to some, but not all, of the tenants of the property.

The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of that amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term interest solely because the amount of the interest is based on a fixed percentage or percentages of receipts or sales.

From time to time, CIM Commercial may enter into hedging transactions with respect to one or more of CIM Commercial’s assets or liabilities. CIM Commercial’s hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Except to the extent provided by Treasury regulations, any income CIM Commercial derives from a hedging transaction that is clearly identified as such as specified in the Code, including gain from the sale or disposition of such a hedging transaction, will not constitute gross income for purposes of the 75% or 95% gross income tests, and therefore will be excluded for purposes of these tests, but only to the extent that the transaction hedges indebtedness incurred or to be incurred by us to acquire or carry real estate. Income from any hedging transaction is however, nonqualifying for purposes of the 75% gross income test with respect to transactions entered into on or prior to July 30, 2008. The term “hedging transaction,” as used above, generally means any transaction CIM Commercial enters into in the normal course of its business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by CIM Commercial. For transactions entered into after July 30, 2008, the term “hedging transaction” also includes any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property that generates such income or gain), including gain from the termination of such a transaction. The term “hedging transaction” also includes hedges of other hedging transactions described in this paragraph, and, effective for taxable years beginning after December 31, 2015, a REIT’s gross income also excludes the income from hedging transactions that are hedges of previously-acquired hedging transactions that a REIT entered into to manage interest rate or currency fluctuation risks, even when the previously hedged indebtedness is extinguished or the property is disposed. CIM Commercial intends to structure any hedging transactions in a manner that does not jeopardize CIM Commercial’s status as a REIT.

Effective for taxable years beginning after December 31, 2015, interest income and gain from the sale of a debt instrument issued by a “publicly offered REIT,” unless the debt instrument is secured by real property or an interest in real property, is not treated as qualifying income for purposes of the 75% gross income test (even though such instruments are treated as “real estate assets” for purposes of the asset tests described below) but is treated as qualifying income for purposes of the 95% gross income test. A “publicly offered REIT” means a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act.

As a general matter, certain foreign currency gains recognized after July 30, 2008 by CIM Commercial will be excluded from gross income for purposes of one or both of the gross income tests, as follows.

“Real estate foreign exchange gain” will be excluded from gross income for purposes of both the 75% and 95% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interests in real property and certain foreign currency gain attributable to certain qualified business units of a REIT.

“Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations that would not fall within the scope of the definition of real estate foreign exchange gain.

If CIM Commercial fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, CIM Commercial may nevertheless qualify as a REIT for that year if CIM Commercial satisfies the requirements of other provisions of the Code that allow relief from disqualification as a REIT. These relief provisions will generally be available if:

•	CIM Commercial’s failure to meet the income tests was due to reasonable cause and not due to willful neglect and

•	CIM Commercial files a schedule of each item of income in excess of the limitations described above in accordance with regulations to be prescribed by the IRS.

CIM Commercial may not be entitled to the benefit of these relief provisions, however. Even if these relief provisions apply, CIM Commercial would have to pay a tax on the excess income. The tax will be a 100% tax on an amount equal to (i) the gross income attributable to the greater of (A) 75% of CIM Commercial’s gross income over the amount of gross income that is qualifying income for purposes of the 75% test and (B) 95% of CIM Commercial’s gross income over the amount of gross income that is qualifying income for purposes of the 95% test, multiplied by (ii) a fraction intended to reflect CIM Commercial’s profitability.

Asset Tests. CIM Commercial, at the close of each quarter of its taxable year, must also satisfy four tests relating to the nature of CIM Commercial’s assets.

•	First, at least 75% of the value of CIM Commercial’s total assets must be represented by real estate assets, including (i) real estate assets held by CIM Commercial’s disregarded entity subsidiaries (if any), CIM Commercial’s allocable share of real estate assets held by partnerships in which CIM Commercial owns an interest and stock issued by another REIT, (ii) for a period of one year from the date of CIM Commercial’s receipt of proceeds of an offering of the shares of CIM Commercial Stock or publicly offered debt with a term of at least five years, stock or debt instruments purchased with these proceeds and (iii) cash, cash items and government securities.

•	Second, not more than 25% of CIM Commercial’s total assets may be represented by securities other than those in the 75% asset class (except that not more than 25% of CIM Commercial’s total assets may be represented by “nonqualified” publicly offered debt instruments issued by REITs).

•	Third, not more than 20% of CIM Commercial’s total assets may constitute securities issued by TRSs (25% with respect to CIM Commercial’s taxable years ending after December 31, 2009 and on or before December 31, 2017) and of the investments included in the 25% asset class, the value of any one issuer’s securities, other than equity securities issued by another REIT or securities issued by a TRS, owned by CIM Commercial may not exceed 5% of the value of CIM Commercial’s total assets. In addition, not more than 25% of the value of CIM Commercial’s total assets may consist of “nonqualified” publicly offered debt issued by a REIT, as defined in Section 856(c)(5)(L) of the Code.

•	Fourth, CIM Commercial may not own more than 10% of the vote or value of the outstanding securities of any one issuer, except for issuers that are REITs, disregarded entity subsidiaries or TRSs, or certain securities that qualify under a safe harbor provision of the Code (such as so-called “straight-debt” securities). Solely for the purposes of the 10% value test described above, the determination of CIM Commercial’s interest in the assets of any entity treated as a partnership for U.S. federal income tax purposes in which CIM Commercial owns an interest will be based on CIM Commercial’s proportionate interest in any securities issued by such entity, excluding for this purpose certain securities described in the Code.

If the IRS successfully challenges the partnership status of any of the partnerships in which CIM Commercial maintains a more than 10% vote or value interest, and the partnership is reclassified as a corporation or a publicly traded partnership taxable as a corporation, CIM Commercial could lose its REIT status. In addition, in the case of such a successful challenge, CIM Commercial could lose its REIT status if such recharacterization results in CIM Commercial otherwise failing one of the asset tests described above.

Certain relief provisions may be available to CIM Commercial if it fails to satisfy the asset tests described above after a 30-day cure period. Under these provisions, CIM Commercial will be deemed to have met the 5% and 10% REIT asset tests if the value of CIM Commercial’s nonqualifying assets (i) does not exceed the lesser of (A) 1% of the total value of CIM Commercial’s assets at the end of the applicable quarter and (B) $10,000,000, and (ii) CIM Commercial disposes of the nonqualifying assets within (A) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (B) the period of time prescribed by U.S. Treasury regulations to be issued. For violations due to reasonable cause and not willful neglect that are not described in the preceding sentence, CIM Commercial may avoid disqualification as a REIT under any of the asset tests, after the 30-day cure period, by taking steps including (i) the disposition of the nonqualifying assets to meet the asset test within (A) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (B) the period of time prescribed by U.S. Treasury regulations to be issued, (ii) paying a tax equal to the greater of (A) $50,000 or (B) the corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.

Annual Distribution Requirements. CIM Commercial, in order to qualify as a REIT, is required to distribute dividends, other than capital gain dividends, to CIM Commercial’s stockholders in an amount at least equal to (i) the sum of (A) 90% of CIM Commercial’s “REIT taxable income,” computed without regard to the dividends paid deduction and CIM Commercial’s net capital gain, and (B) 90% of CIM Commercial’s net after-tax income, if any, from foreclosure property minus (ii) the sum of certain items of non-cash income.

In addition, if CIM Commercial acquired an asset from a C corporation in a carryover basis transaction and disposes of such asset within five years of acquiring the asset, CIM Commercial may be required to distribute dividends in an amount at least equal to 90% of the after-tax built-in gain, if any, recognized on the disposition of the asset.

These dividends must be paid in the taxable year to which the dividends relate, or in the following taxable year if declared before CIM Commercial timely files its tax return for the year to which the dividends relate and if paid on or before the first regular dividend payment after the declaration. However, for U.S. federal income tax purposes, dividends that are declared in October, November or December as of a record date in such month and actually paid in January of the following year will be treated as if the dividends were paid on December 31 of the year declared.

To the extent that CIM Commercial does not distribute all of its net capital gain or distributes at least 90%, but less than 100%, of CIM Commercial’s REIT taxable income, as adjusted, CIM Commercial will have to pay tax on the undistributed amounts at regular ordinary and capital gain corporate tax rates. Furthermore, if CIM Commercial fails to distribute during each calendar year at least the sum of (i) 85% of CIM Commercial’s ordinary income for that year, (ii) 95% of CIM Commercial’s capital gain net income for that year and (iii) any undistributed taxable income from prior periods, CIM Commercial would have to pay a 4% excise tax on the excess of the required distribution over the sum of the amounts actually distributed and retained amounts on which income tax is paid at the corporate level.

CIM Commercial intends to satisfy the annual distribution requirements.

From time to time, CIM Commercial may not have sufficient cash or other liquid assets to meet the 90% distribution requirement due to timing differences between (i) when CIM Commercial actually receives income and when CIM Commercial actually pays deductible expenses and (ii) when CIM Commercial includes the income and deducts the expenses in arriving at CIM Commercial’s taxable income. If timing differences of this kind occur, in order to meet the 90% distribution requirement, CIM Commercial may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable stock dividends.

Under certain circumstances, CIM Commercial may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in CIM Commercial’s deduction for dividends paid for the earlier year. Thus, CIM Commercial may be able to avoid being taxed on amounts distributed as deficiency dividends; however, CIM Commercial will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Failure to Qualify as a REIT

If CIM Commercial would otherwise fail to qualify as a REIT because of a violation of one of the requirements described above, CIM Commercial’s qualification as a REIT will not be terminated if the violation is due to reasonable cause and not willful neglect and CIM Commercial pays a penalty tax of $50,000 for the violation. The immediately preceding sentence does not apply to violations of the income tests described above or a violation of the asset tests described above, each of which has specific relief provisions that are described above.

If CIM Commercial fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, CIM Commercial would have to pay tax on CIM Commercial’s taxable income at the regular corporate rate. CIM Commercial would not be able to deduct distributions to stockholders in any year in which CIM Commercial fails to qualify, nor would CIM Commercial be required to make distributions to stockholders. In this event, to the extent of current and accumulated earnings and profits, all distributions to stockholders would be taxable to the stockholders as dividend income (which, in the case of noncorporate stockholders, may be subject to tax at the preferential rate applicable to qualified dividends but would not be eligible for the 20% deduction in respect of certain REIT dividends) and corporate distributees may be eligible for the dividends-received deduction if such distributees satisfy the relevant provisions of the Code. Unless entitled to relief under specific statutory provisions, CIM Commercial would also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. CIM Commercial might not be entitled to the statutory relief described above in all circumstances.

Excess Inclusion Income

If CIM Commercial holds a residual interest in a REMIC or certain interests in a TMP from which CIM Commercial derives “excess inclusion income,” CIM Commercial may be required to allocate such income among CIM Commercial’s stockholders in proportion to the dividends received by CIM Commercial’s stockholders, even though CIM Commercial may not receive such income in cash. To the extent that excess inclusion income is allocable to a particular stockholder, the income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty, to the extent allocable to most types of non-U.S. stockholders.

Taxation of Holders of Common Stock

U.S. Stockholders

Dividends. As long as CIM Commercial qualifies as a REIT, distributions made by CIM Commercial out of its current or accumulated earnings and profits, and not designated as capital gain dividends, will constitute dividends taxable to CIM Commercial’s taxable U.S. stockholders as ordinary income. Noncorporate U.S. stockholders, however, will generally not be entitled to the preferential tax rate applicable to certain types of dividends except with respect to the portion of any distribution (i) that represents income from dividends CIM Commercial received from a corporation in which CIM Commercial owns shares (but only if such dividends would be eligible for the lower rate on dividends if paid by the corporation to its individual stockholders) or (ii) that is equal to the sum of CIM Commercial’s REIT taxable income (taking into account the dividends paid deduction available to CIM Commercial) and certain net built-in gain with respect to property acquired from a C corporation in certain transactions in which CIM Commercial must adopt the basis of the asset in the hands of the C corporation for CIM Commercial’s previous taxable year and less any taxes paid by CIM Commercial during its previous taxable year, in each case, provided that certain holding period and other requirements are satisfied at both CIM Commercial and individual stockholder level and that CIM Commercial designates the distribution (or portion thereof) as “qualified dividend income.”

Under the Tax Cuts and Jobs Act, for taxable years beginning after December 31, 2017 and on or before December 31, 2025, noncorporate holders of shares in a REIT such as CIM Commercial are entitled to a deduction equal to 20% of any “qualified REIT dividends.” Qualified REIT dividends are defined as any dividend from a REIT that is not a capital gain dividend or qualified dividend income. A noncorporate U.S. stockholder’s ability to claim a deduction equal to 20% of qualified REIT dividends received may be limited by the stockholder’s particular circumstances. In addition, for any noncorporate U.S. stockholder that claims a deduction in respect of qualified REIT dividends, the maximum threshold for the accuracy-related penalty with respect to substantial understatements of income tax could be reduced from 10% to 5%.

Noncorporate U.S. stockholders should consult their own tax advisors to determine the tax rates on dividends received from CIM Commercial and the ability to claim a deduction in respect of such dividends.

Distributions made by CIM Commercial will not be eligible for the dividends received deduction in the case of U.S. stockholders that are corporations. Distributions made by CIM Commercial that CIM Commercial properly designates as capital gain dividends will be taxable to U.S. stockholders as gain from the sale of a capital asset held for more than one year, to the extent that such dividends do not exceed CIM Commercial’s actual net capital gain for the taxable year, without regard to the period for which a U.S. stockholder has held the shares of Common Stock. Thus, with certain limitations, capital gain dividends received by an individual U.S. stockholder may be eligible for preferential rates of taxation. U.S. stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. Effective for taxable years beginning after December 31, 2015, the maximum amount of dividends that may be designated by CIM Commercial as capital gain dividends and as “qualified dividend income” with respect to any taxable year may not exceed the dividends paid by CIM Commercial with respect to such year, including the amounts of distributions paid by CIM Commercial in the succeeding taxable year that relate back to the prior taxable year for purposes of determining CIM Commercial’s dividends paid deduction. In addition, the IRS has been granted authority to prescribe regulations or other guidance requiring the proportionality of the designation for particular types of dividends (for example, capital gain dividends) among REIT shares.

To the extent that CIM Commercial makes distributions not designated as capital gain dividends in excess of CIM Commercial’s current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. stockholder. Thus, these distributions will reduce the adjusted basis that the U.S. stockholder has in the shares of Common Stock for tax purposes by the amount of the distribution, but not below zero. Distributions in excess of a U.S. stockholder’s adjusted basis in the shares of Common Stock will be taxable as capital gains, provided that the shares of Common Stock have been held as a capital asset. For purposes of determining the portion of distributions on separate classes of shares of Common Stock that will be treated as dividends for U.S. federal income tax purposes, current and accumulated earnings and profits will be allocated to distributions resulting from priority rights of any class of stock before being allocated to other distributions.

Dividends declared by CIM Commercial in October, November, or December of any year and payable to a stockholder of record on a specified date in any of these months will be treated as both paid by CIM Commercial and received by the stockholder on December 31 of that year, provided that CIM Commercial actually pays the dividend on or before January 31 of the following calendar year.

CIM Commercial may make distributions to holders of shares of Common Stock that are paid in shares of CIM Commercial Stock, including Common Stock. In certain circumstances, CIM Commercial may intend that such distributions be treated as dividends for U.S. federal income tax purposes and a U.S. stockholder would, therefore, generally have taxable income with respect to such distributions of shares of CIM Commercial Stock and may have a tax liability on account of such distribution in excess of the cash (if any) that is received.

U.S. stockholders holding shares of Common Stock at the close of CIM Commercial’s taxable year will be required to include, in computing the U.S. stockholders’ long-term capital gains for the taxable year in which the last day of CIM Commercial’s taxable year falls, the amount of CIM Commercial’s undistributed net capital gain that CIM Commercial designates in a written notice mailed to CIM Commercial’s stockholders. CIM Commercial may not designate amounts in excess of CIM Commercial’s undistributed net capital gain for the taxable year. Each U.S. stockholder required to include the designated amount in determining the stockholder’s long-term capital gains will be deemed to have paid, in the taxable year of the inclusion, the tax paid by CIM Commercial in respect of the undistributed net capital gains. U.S. stockholders to whom these rules apply will be allowed a credit or a refund, as the case may be, for the tax such stockholders are deemed to have paid. U.S. stockholders will increase their basis in the shares of Common Stock by the difference between the amount of the includible gains and the tax deemed paid by the stockholders in respect of these gains. Stockholders may not include in their own income tax returns any net operating losses or capital losses of CIM Commercial.

Distributions made by CIM Commercial and gain arising from a U.S. stockholder’s sale or exchange of shares Common Stock will not be treated as passive activity income. As a result, U.S. stockholders generally will not be able to apply any passive losses against that income or gain.

Sale or Exchange of Common Stock. When a U.S. stockholder sells or otherwise disposes of Common Stock, the stockholder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on the sale or other disposition, and (ii) the holder’s adjusted basis in the shares of Common Stock for tax purposes. This gain or loss will be capital gain or loss if the U.S. stockholder has held the shares of Common Stock as capital assets. The gain or loss will be long-term gain or loss if the U.S. stockholder has held the shares of Common Stock for more than one year. Long-term capital gain of an individual U.S. stockholder is generally taxed at preferential rates. In general, any loss recognized by a U.S. stockholder when the stockholder sells or otherwise disposes of Common Stock that the stockholder has held for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the stockholder from CIM Commercial that were treated as long-term capital gains.

Backup Withholding. CIM Commercial will report to its U.S. stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, backup withholding may apply to a stockholder with respect to dividends paid unless the holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. The IRS may also impose penalties on a U.S. stockholder that does not provide CIM Commercial with such stockholder’s correct taxpayer identification number. A stockholder may credit any amount paid as backup withholding against the stockholder’s income tax liability. In addition, CIM Commercial may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to CIM Commercial.

Taxation of Tax-Exempt Stockholders. The IRS has ruled that amounts distributed as dividends by a REIT generally do not constitute unrelated business taxable income when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt stockholder is not one of the types of entities described below and has not held shares of Common Stock as “debt financed property” within the meaning of the Code, and the shares are not otherwise used in a trade or business, the dividend income from the shares will not be unrelated business taxable income to a tax-exempt stockholder. Similarly, income from the sale of shares of Common Stock will not constitute unrelated business taxable income unless the tax-exempt stockholder has held the shares as “debt financed property” within the meaning of the Code or has used the shares in a trade or business.

Notwithstanding the above paragraph, tax-exempt stockholders will be required to treat as unrelated business taxable income any dividends paid by CIM Commercial that are allocable to CIM Commercial’s “excess inclusion” income, if any.

Income from an investment in shares of Common Stock will constitute unrelated business taxable income for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under the applicable subsections of Section 501(c) of the Code, unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by the shares of Common Stock. Prospective investors of the types described in the preceding sentence should consult such investors’ own tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the foregoing, however, a portion of the dividends paid by a “pension-held REIT” will be treated as unrelated business taxable income to any trust that:

•	is described in certain provisions of the Code relating to qualified pension, profit-sharing and stock bonus plans;

•	is described in certain provisions of the Code relating to tax-exempt organizations; and

•	holds more than 10% (by value) of the equity interests in the REIT.

Tax-exempt pension, profit-sharing and stock bonus funds described in the first bullet point above are referred to below as qualified trusts. A REIT is a “pension-held REIT” if:

•	the REIT would not have qualified as a REIT but for the fact that the Code provides that stock owned by qualified trusts will be treated, for purposes of the “not closely held” requirement, as owned by the beneficiaries of the trust (rather than by the trust itself); and

•	either (i) at least one qualified trust holds more than 25% by value of the outstanding capital stock of the REIT or (ii) one or more qualified trusts, each of which owns more than 10% by value of the outstanding capital stock of the REIT, hold in the aggregate more than 50% by value of the outstanding capital stock of the REIT.

The percentage of any REIT dividend treated as unrelated business taxable income to a qualifying trust is equal to the ratio of (i) the gross income of the REIT from unrelated trades or businesses, determined as though the REIT were a qualified trust, less direct expenses related to this gross income to (ii) the total gross income of the REIT, less direct expenses related to the total gross income. A de minimis exception applies where this percentage is less than 5% for any year. CIM Commercial does not expect to be classified as a “pension-held REIT.”

The rules described above under the heading “Taxation of Holders of Common Stock—U.S. Stockholders” concerning the inclusion of CIM Commercial’s designated undistributed net capital gains in the income of CIM Commercial’s stockholders will apply to tax-exempt entities. Thus, tax-exempt entities will be allowed a credit or refund of the tax deemed paid by these entities in respect of the includible gains.

Non-U.S. Stockholders

The rules governing U.S. federal income taxation of non-U.S. stockholders are highly technical and complex. The following discussion is only a limited summary of these rules. Prospective non-U.S. stockholders should consult with their own tax advisors to determine the impact of U.S. federal, state and local income tax laws with regard to an investment in Common Stock, including any reporting requirements.

Ordinary Dividends. Distributions, other than distributions that are treated as attributable to gain from sales or exchanges by CIM Commercial of U.S. real property interests, as discussed below, and other than distributions designated by CIM Commercial as capital gain dividends, will be treated as ordinary income to the extent that the distributions are made out of CIM Commercial’s current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution will ordinarily apply to distributions of this kind to non-U.S. stockholders, unless an applicable tax treaty reduces that tax. However, if income from the investment in Common Stock is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business or is attributable to a permanent establishment that the non-U.S. stockholder maintains in the United States if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. stockholder to U.S. taxation on a net income basis, the non-U.S. stockholder would generally be taxed in the same manner as U.S. stockholders are taxed with respect to dividends, and the 30% branch profits tax may also apply if the stockholder is a non-U.S. corporation. CIM Commercial expects that it or the required withholding agent will withhold U.S. tax at the rate of 30% on the gross amount of any dividends, other than dividends treated as attributable to gain from sales or exchanges of U.S. real property interests and capital gain dividends, paid to a non-U.S. stockholder, unless (i) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate is filed with CIM Commercial or the appropriate withholding agent or (ii) the non-U.S. stockholder files an IRS Form W-8-ECI or a successor form with CIM Commercial or the appropriate withholding agent claiming that the distributions are effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business and in either case other applicable requirements were met.

If a non-U.S. stockholder receives an allocation of “excess inclusion income” with respect to a REMIC residual interest or an interest in a TMP owned by CIM Commercial, the non-U.S. stockholder would be subject to U.S. federal income tax withholding at the maximum rate of 30% with respect to such allocation, without reduction pursuant to any otherwise applicable income tax treaty.

Return of Capital. Distributions in excess of CIM Commercial’s current and accumulated earnings and profits, which are not treated as attributable to the gain from CIM Commercial’s disposition of a U.S. real property interest, will not be taxable to a non-U.S. stockholder to the extent that the distributions do not exceed the non-U.S. stockholder’s adjusted basis in such stockholder’s Common Stock. Distributions of this kind will instead reduce the adjusted basis of such shares. To the extent that distributions of this kind exceed the non-U.S. stockholder’s adjusted basis in such stockholder’s shares of Common Stock, the distributions will give rise to tax liability if the non-U.S. stockholder otherwise would have to pay tax on any gain from the sale or disposition of the shares, as described below. If it cannot be determined at the time a distribution is made whether the distribution will be in excess of current and accumulated earnings and profits, withholding will apply to the distribution at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund of these amounts from the IRS if it is subsequently determined that the distribution was, in fact, in excess of CIM Commercial’s current and accumulated earnings and profits.

Also, CIM Commercial (or applicable withholding agent) could potentially be required to withhold at least 15% of any distribution in excess of CIM Commercial’s current and accumulated earnings and profits, even if the non-U.S. stockholder is not liable for U.S. tax on the receipt of that distribution. However, a non-U.S. stockholder may seek a refund of these amounts from the IRS if the non-U.S. stockholder’s tax liability with respect to the distribution is less than the amount withheld. Such withholding should generally not be required if a non-U.S. stockholder would not be taxed under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), upon a sale or exchange of Common Stock. See discussion below under “—Sale or Exchange of Common Stock.”

Capital Gain Dividends. Distributions that are attributable to gains from sales or exchanges by CIM Commercial of U.S. real property interests that are paid with respect to any class of CIM Commercial Stock that is regularly traded on an established securities market located in the United States and held by a non-U.S. stockholder who does not own more than 10% of such class of stock at any time during the one year period ending on the date of distribution will be treated as a normal distribution by CIM Commercial, and such distributions will be taxed as described above in “—Ordinary Dividends.”

Distributions that are not described in the preceding paragraph that are attributable to gains from sales or exchanges by CIM Commercial of U.S. real property interests will be taxed to a non-U.S. stockholder under the provisions of FIRPTA, except as described below under “Qualified Stockholders and Qualified Foreign Pension Funds.” Under FIRPTA, these distributions are taxed to a non-U.S. stockholder as if the gains were effectively connected with a U.S. business. Thus, non-U.S. stockholders will be taxed on the distributions at the normal capital gain rates applicable to U.S. stockholders, subject, in the case of non-corporate holders, to any applicable alternative minimum tax and special alternative minimum tax in the case of individuals, and the 30% branch profits tax may also apply if the stockholder is a non-U.S. corporation. CIM Commercial (or applicable withholding agent) is required by applicable Treasury regulations under FIRPTA to withhold 21% of any distribution that CIM Commercial could designate as a capital gain dividend. However, if CIM Commercial designates as a capital gain dividend a distribution made before the day CIM Commercial actually effects the designation, then although the distribution may be taxable to a non-U.S. stockholder, withholding does not apply to the distribution under FIRPTA. Rather, CIM Commercial must effect the 21% withholding from distributions made on and after the date of the designation, until the distributions so withheld equal the amount of the prior distribution designated as a capital gain dividend. The non-U.S. stockholder may credit the amount withheld against the non-U.S. stockholder’s U.S. tax liability.

Distributions to a non-U.S. stockholder that are designated by CIM Commercial at the time of distribution as capital gain dividends that are not attributable to or treated as attributable to the disposition by CIM Commercial of a U.S. real property interest generally will not be subject to U.S. federal income taxation, except as described above.

Share Distributions. CIM Commercial has not made, but in the future may make distributions to holders of shares of Common Stock that are paid in shares of CIM Commercial Stock. In certain circumstances, these distributions may be intended to be treated as dividends for U.S. federal income tax purposes and, accordingly, would be treated in a manner consistent with the discussion above under “Ordinary Dividends” and “Capital Gain Dividends.” If CIM Commercial (or applicable withholding agent) is required to withhold an amount in excess of any cash distributed along with the shares of CIM Commercial Stock, some of the shares that would otherwise be distributed would be retained and sold in order to satisfy such withholding obligations.

Sale or Exchange of Common Stock. Gain recognized by a non-U.S. stockholder upon a sale or exchange of Common stock generally will not be taxed under FIRPTA if CIM Commercial is a “domestically controlled REIT,” defined generally as a real estate investment, less than 50% in value of the stock of which is and was held directly or indirectly by non-U.S. persons at all times during a specified testing period (provided that, if any class of CIM Commercial’s stock is regularly traded on an established securities market in the United States, a person holding less than 5% of such class during the testing period is presumed not to be a non-U.S. person, unless CIM Commercial has actual knowledge otherwise). CIM Commercial believes that it is a “domestically controlled REIT,” and, therefore, assuming that CIM Commercial continues to be a “domestically controlled REIT,” that taxation under FIRPTA generally will not apply to the sale of Common Stock. However, gain to which FIRPTA does not apply will nonetheless be taxable to a non-U.S. stockholder if its investment in the Common Stock is treated as effectively connected with the non-U.S. stockholder’s U.S. trade or business or is attributable to a permanent establishment that the non-U.S. stockholder maintains in the United States if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. stockholder to U.S. taxation on a net income basis. In this case, the same treatment will apply to the non-U.S. stockholder as to U.S. stockholders with respect to the gain. In addition, gain to which FIRPTA does not apply will be taxable to a non-U.S. stockholder if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, or maintains an office or a fixed place of business in the United States to which the gain is attributable. In this case, a 30% tax will apply to the nonresident alien individual’s capital gains. A similar rule will apply to capital gain dividends to which FIRPTA does not apply.

If CIM Commercial does not qualify as a “domestically controlled REIT,” the tax consequences to a non-U.S. stockholder of a sale of Common Stock depends upon whether such shares are regularly traded on an established securities market and the amount of such shares that is held by the non-U.S. stockholder. Specifically, a non-U.S. stockholder that holds Common Stock that is traded on an established securities market will only be subject to FIRPTA in respect of a sale of such stock if the stockholder owned more than 10% of the interests of the Common Stock at any time during a specified period. This period is generally the shorter of the period that the non-U.S. stockholder owned such shares or the five-year period ending on the date when the stockholder disposed of the shares. If the Common Stock held by a non-U.S. stockholder is not treated as traded on an established securities market, tax under FIRPTA would likely apply to the gain on the sale of shares of Common Stock, and the same treatment would apply to the non-U.S. stockholder as to U.S. stockholders with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals.

Qualified Stockholders and Qualified Foreign Pension Funds. Common Stock will not be treated as a U.S. real property interest subject to FIRPTA if the stock is held directly (or indirectly through one or more partnerships) by a “qualified stockholder” or “qualified foreign pension fund.” Similarly, any distribution made to a “qualified stockholder” or “qualified foreign pension fund” with respect to Common Stock will not be treated as gain from the sale or exchange of a U.S. real property interest to the extent Common Stock held by such qualified stockholder or qualified foreign pension fund is not treated as a U.S. real property interest.

A “qualified stockholder” generally means a non-U.S. person which (i) (x) is eligible for certain income tax treaty benefits and the principal class of interests of which is listed and regularly traded on at least one recognized stock exchange or (y) a non-U.S. limited partnership that has an agreement with the United States for the exchange of information with respect to taxes, has a class of limited partnership units which is regularly traded on the New York Stock Exchange or Nasdaq, and such units’ value is greater than 50% of the value of all the partnership’s units; (ii) is a “qualified collective investment vehicle;” and (iii) maintains certain records with respect to certain of its owners. A “qualified collective investment vehicle” is a non-U.S. person which (i) is entitled, under a comprehensive income tax treaty, to certain reduced withholding rates with respect to ordinary dividends paid by a REIT even if such person holds more than 10% of the stock of the REIT; (ii) (x) is a publicly traded partnership that is not treated as a corporation, (y) is a withholding non-U.S. partnership for purposes of chapters 3, 4 and 61 of the Code, and (z) if the non-U.S. partnership were a United States corporation, it would be a United States real property holding corporation, at any time during the five year period ending on the date of disposition of, or distribution with respect to, such partnership’s interest in a REIT; or (iii) is designated as a qualified collective investment vehicle by the Secretary of the U.S. Treasury and is either fiscally transparent within the meaning of Section 894 of the Code or is required to include dividends in its gross income, but is entitled to a deduction for distribution to a person holding interests (other than interests solely as a creditor) in such non-U.S. person.

Notwithstanding the foregoing, if a non-U.S. investor in a qualified stockholder directly or indirectly, whether or not by reason of such investor’s ownership interest in the qualified stockholder, holds more than 10% of Common Stock, then a portion of the Common Stock held by the qualified stockholder (based on the non-U.S. investor’s percentage ownership of the qualified stockholder) will be treated as a U.S. real property interest in the hands of the qualified stockholder and will be subject to FIRPTA.

A “qualified foreign pension fund” is any trust, corporation, or other organization or arrangement (A) which is created or organized under the law of a country other than the United States, (B) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (C) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (D) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (E) with respect to which, under the laws of the country in which it is established or operates, (i) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (ii) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate. Recently proposed U.S. Treasury Regulations could affect a non-US holder’s ability to qualify as a qualified foreign pension fund. Non-U.S. stockholders should consult their tax advisors with respect to whether these proposed Treasury Regulations affect such stockholders’ ability to qualify as a qualified foreign pension fund.

For purposes of determining the amount of shares owned by a non-U.S. stockholder for the 5% and 10% thresholds described above, complex constructive ownership rules apply. Non-U.S. stockholders should consult their tax advisors regarding such rules in order to determine such stockholders’ ownership in the relevant period.

Backup Withholding and Information Reporting. If you are a non-U.S. stockholder, we and other payors are required to report payments of dividends on IRS Form 1042-S even if the payments are exempt from withholding. However, you are otherwise generally exempt from backup withholding and information reporting requirements with respect to:

•	dividend payments and

•	the payment of the proceeds from the sale of Common Stock effected at a U.S. office of a broker,

as long as the income associated with these payments is otherwise exempt from U.S. federal income tax, and:

•	the payor or broker does not have actual knowledge or reason to know that you are a U.S. person and you have furnished to the payor or broker:

◦	a valid IRS Form W-8BEN or W-8BEN-E, as applicable, or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-U.S. person, or

◦	other documentation upon which the payor or broker may rely to treat the payments as made to a non-U.S. person in accordance with U.S. Treasury regulations or

•	you otherwise establish an exemption.

Payment of the proceeds from the sale of Common Stock effected at a non-U.S. office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of such shares that is effected at a non-U.S. office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of Common Stock will be subject to information reporting if the sale is effected at a non-U.S. office of a broker that is:

•	a U.S. person,

•	a controlled foreign corporation for U.S. federal tax purposes,

•	a non-U.S. person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period, or

•	a non-U.S. partnership, if at any time during its tax year (i) one or more of such non-U.S. partnership’s partners are “U.S. persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or (ii) such non-U.S. partnership is engaged in the conduct of a U.S. trade or business, unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

FATCA Withholding

Pursuant to legislation commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA Withholding”), may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Such payments will include U.S.-source dividends. Payments of dividends (including deemed dividends) that you receive in respect of Common Stock could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold Common Stock through a non-U.S. person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA Withholding). You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA Withholding.

Federal Estate Taxes

Common Stock held by a non-U.S. stockholder at the time of death will be included in the stockholder’s gross estate for U.S. Federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Other Tax Consequences

State or local taxation may apply to CIM Commercial and its stockholders in various state or local jurisdictions, including those in which CIM Commercial or its stockholders transact business or reside. The state and local tax treatment of CIM Commercial and its stockholders may not conform to the U.S. Federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in shares of Common Stock.

MATERIAL ISRAELI TAX CONSEQUENCES

The following discussion summarizes the material Israeli income tax consequences of the receipt and exercise and disposition of the Subscription Rights, and of owning and disposing of Common Stock issued upon the exercise of the Subscription Rights (“New Common Stock”). This discussion is for your general information only and does not purport to be a comprehensive description of all tax considerations that may be relevant to a particular person’s investment decision. This discussion applies only to holders that hold our existing Common Stock and will hold the Subscription Rights and the New Common Stock as capital assets for Israeli income tax purposes. In addition, this discussion does not describe all of the tax consequences that may be relevant in light of the particular circumstances of a holder. To the extent that the discussion is based on new tax legislation that has not been subject to judicial or administrative interpretation, we cannot assure you that the tax authorities will accept the views expressed in the discussion in question.

This summary is based on the Income Tax Ordinance (New Version), 1961 (the “Ordinance”), Income Tax Regulations (withholding from apposition, from payment or from capital gain in the sale of Security, in the sale of a unit in trust fund or in future transaction), 2002 (the “Withholding From Apposition Regulations”) and ITA Ruling dated October 3, 2017 regarding CIM Commercial Trust Corporation (the “Ruling”), all as in effect as of the date hereof and all of which are subject to change or differing interpretation, possibly with retroactive effect, which may result in Israeli income tax consequences different from those described below.

This summary addresses only Subscription Rights and New Common Stock that are held as capital assets within the meaning of Chapter E of the Ordinance and does not address all of the tax consequences that may be relevant to stockholders in light of their particular circumstances or to certain types of stockholders subject to special treatment under the Ordinance, including, without limitation, certain financial institutions, dealers in securities or commodities, traders in securities, insurance companies, tax-exempt organizations, regulated investment companies, or persons that received their shares through the exercise of employee stock options or otherwise as compensation.

The Receipt and Exercise of the Subscription Rights. We believe that the receipt and exercise of the Subscription Rights will likely not be taxable; however, no tax ruling from the ITA will be sought for the Rights Offering, and therefore the positions presented herein are not binding on the ITA or the Israeli courts, and there is no guarantee that the receipt and exercise of your Subscription Rights will not be treated by the ITA or by the Israeli courts as a deemed dividend, in-kind dividend and/or any other type of taxable income.

Israeli Stockholders

In general, under Israeli tax laws, gains arising upon the disposition (sale, exchange, transfer, etc.) of most types of tangible and intangible capital assets located in Israel or constituting direct or indirect rights to assets in Israel are treated as Israeli-source income and are subject to Israeli tax, regardless of the seller’s residency. It should be noted that the classification of the income derived from the sale of securities of the Company (“Company Securities”), including the exercise of the Subscription Rights, is not entirely clear under Israeli tax laws, as there is no explicit reference in the Ordinance for such type of a transaction.

The Ruling provides that so long as the Company is classified as a REIT under the Code, any consideration derived from the sale of Company Securities might be classified as capital gains in Israel in accordance with Section 89(a) of the Ordinance and, as a result, would be subject to tax in Israel.

The tax rate on capital gains in Israel for individuals is generally 25%. An individual holding, directly or indirectly, at least 10% of the interests in a company at the time of sale or at any time during the 12 months preceding the sale of its securities, is subject to a 30% tax. Corporations are taxed at corporate tax rate of 23% (the “Corporate Tax Rate”).

This classification shall not apply to an individual whose income from Company Securities is classified as income from a “business” or a “vocation” in accordance with the provisions of Section 2(1) of the Ordinance. In such case, the individual will be subject to a marginal tax rate up to the Maximum Marginal Rate and the Surtax (as such terms are defined below), if applicable. A corporation (or any other entity that is taxable as corporation) will be subject to the Corporate Tax Rate in respect of such real capital gain. Israeli entities that are exempt from tax under the provisions of Section 9(2) of the Ordinance may be exempt from tax on the real gain derived from such tender provided that certain conditions of the section applicable to such entities are met. The marginal individual income tax rates as of the date of this prospectus supplement provide a maximum tax rate of 47% (the “Maximum Marginal Rate”) and a surtax (imposed on total annual income in excess of ILS 647,640 in 2021) of 3% (the “Surtax”).

Withholding Tax. According to the Ruling, TASE members shall be liable for withholding tax, insofar as Company Securities are held by holders through them. For withholding purposes only, the following will apply:

•	Capital Gain - TASE members shall withhold tax from the sale of Company Securities in accordance with the Withholding From Apposition Regulations, as income from capital gain at a rate of 25% for an individual, and at the Israeli Corporate Tax Rate for a corporation, unless an exemption or a reduced tax rate certificate is provided, in each case subject to the offset of losses that the holder is allowed to deduct. Please note that capital gain derived from the sale of any security which is delisted from TASE will be subject to withholding tax at a rate of 30%, unless a reduced tax rate certificate is provided.

If a holder of Company Securities is exempted from filing reports in accordance with the Income Tax Regulations (Exemption from Reporting), 1988 and the tax withholding with respect to Company Securities is made in accordance with the Ruling, such holder will be exempted from filling a report to the ITA (however, holders will need to follow the process described below in order to receive a tax credit in Israel).

Non-Israeli Tax Credit. In respect of the tax liability for the sale of Company Securities or the distribution of a dividend, an Israeli resident (an individual or a corporation) shall be given a credit in the amount of the foreign tax that was withheld in the U.S. in accordance with the Code with respect to the sale of Company Securities or dividend distribution (the “Foreign Tax”), all subject to the provisions of the tax treaty between Israel and the United States (the “Tax Treaty”) and the conditions defined in Chapter Three: Relief From Double Taxation in the Ordinance and in particular sections 199 - 210 of the Ordinance, and subject to the filing of appropriate approvals and statements.

A holder of Company Securities that files a tax return report with the ITA, detailing the income derived from distributions made by the Company for which U.S. tax was withheld and for which the classifications of such distributions match the Ruling’s classifications (as listed above), will be granted credit for the Foreign Tax, all in accordance with and subject to the ITA’s provisions and the Tax Treaty’s provisions.

The Foreign Tax will be credited in Israel, as described above, provided that the holder of such Company Securities is not entitled to receive any tax credits from the IRS in consideration of the Foreign Tax.

Non-Israeli Stockholders

The exercise of the Subscription Rights should generally be a taxable event for Israeli income tax purposes (as described above in respect of Israeli stockholders). However, a non-Israeli stockholder should generally be exempt from tax, provided that such gain is not classified as a “dividend” in accordance with Section 2(4) of the Ordinance and provided further, among other conditions, that such gain is not attributable to the stockholder’s permanent establishment in Israel. According to Section 68A of the Ordinance, these exemptions from Israel income tax will not apply to a non-Israeli resident corporation if Israeli residents are, directly or indirectly, the controlling stockholders, the beneficiaries or are entitled to 25% or more of the income or earnings of such foreign corporation. An exemption may also be applicable under an applicable tax treaty subject to its terms and conditions.

PLAN OF DISTRIBUTION

On or about June 12, 2021, we will distribute the Subscription Rights, Rights Certificates and copies of this prospectus to the holders of shares of our Common Stock as of the Record Date. If you wish to exercise your Subscription Rights and purchase shares of our Common Stock, you must complete the Rights Certificate and return it with payment for such shares to the Subscription Agent at the following address:

If Delivering by Mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042

If delivering by Hand, Express Mail, Courier,
or Other Expedited Service:

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

If you have any questions, you should contact our Information Agent for the Rights Offering:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005

Banks and Brokers call: (212) 269-5550
All others call Toll Free: (800) 967-4607

Email: cmct@dfking.com

We have retained B. Riley Securities, Inc. to act as a U.S. dealer manager and Poalim I.B.I. – Underwriting and Issuing Ltd. to act as an Israeli dealer manager in connection with the Rights Offering. B. Riley Securities will also serve as the exclusive U.S. financial advisor to the Company in connection with the Rights Offering and assist with communications with stockholders in connection with the Rights Offering. Neither of the Co-Dealer Managers is underwriting the Rights Offering and neither has any obligation to purchase, or procure purchases of, any Common Stock underlying the Subscription Rights.

B. Riley Securities, Inc., in its capacity as a Co-Dealer Manager, will generally earn a fee of 4.25% of the gross proceeds we receive from the sale of shares of Common Stock in the United States pursuant to the exercise of Subscription Rights in the Rights Offering, subject to a reduced fee of 1.0% in respect of gross proceeds we receive from the sale of shares of Common Stock in the United States to specified potential investors that the Company may direct B. Riley Securities, Inc. to contact with respect to the Rights Offering. Such fees are payable at the completion of the Rights Offering. We have agreed to indemnify B. Riley Securities, Inc. and its controlling persons, representatives and agents against certain liabilities in connection with the Rights Offering, including liabilities under the Securities Act, or to contribute to payments B. Riley Securities, Inc. may be required to make in respect of such liabilities.

Poalim I.B.I. – Underwriting and Issuing Ltd., in its capacity as a Co-Dealer Manager, will earn a fee of 3.5% of the gross proceeds received from the sale of shares of Common Stock pursuant to the exercise of Subscription Rights of stockholders that hold their Common Stock through the TASE Clearing House. We have agreed to indemnify Poalim I.B.I. – Underwriting and Issuing Ltd. against certain liabilities in connection with the Rights Offering.

We have also agreed to pay the Subscription Agent and Information Agent customary fees plus certain expenses in connection with the Rights Offering. Except as described in this section, we are not paying any other commissions, underwriting fees or discounts in connection with the Rights Offering. Some of our officers, as well as employees of affiliates of CIM Group, may solicit responses from you as a holder of Subscription Rights, but neither we nor CIM Group will not pay such persons any commissions or compensation for these services other than their normal employment compensation.

The Company has agreed not to issue, and certain entities affiliated with CIM Group have agreed not to sell or transfer, any shares of Common Stock for 45 days after the date hereof without first obtaining the written consent of B. Riley Securities, Inc., other than the issuance by the Company of Common Stock upon the redemption of any shares of Preferred Stock at the option of the holder, upon the exercise of any Series A Warrants or pursuant to the Rights Offering.

B. Riley Securities, Inc. has not prepared any report or opinion constituting a recommendation or advice to us or to our stockholders in connection with the Rights Offering, nor has B. Riley Securities, Inc. prepared an opinion as to the fairness of the Subscription Price or the terms of the Rights Offering. B. Riley Securities, Inc. expresses no opinion and makes no recommendation to the holders of the Common Stock as to the purchase by any person of any shares of the Common Stock. B. Riley Securities, Inc. also expresses no opinion as to the prices at which shares to be distributed in connection with the Rights Offering may trade if and when they are issued or at any future time.

B. Riley Securities, Inc. and its affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us and for our affiliates in the ordinary course of business for which they have received and would receive customary compensation.

We estimate that our total expenses in connection with the Rights Offering, including fees and expense reimbursements payable to our Co-Dealer Managers, Information Agent and Subscription Agent, will be approximately $5,230,000 assuming the Rights Offering is fully subscribed. Such estimate may vary based on, among other things, the identity of our stockholders that participate in the Rights Offering and the extent to which such stockholders participate as a result of the fee structures agreed to with our Co-Dealer Managers.

LEGAL MATTERS

The validity of the shares of our Common Stock offered by this prospectus and certain other matters of Maryland law have been passed upon for the Company by Venable LLP. The description of certain U.S. federal income tax consequences contained in the section of this prospectus supplement captioned “Material U.S. Federal Income Tax Consequences” have been passed upon for the Company by Sullivan & Cromwell LLP. The Company is also advised by Gross & Co. with respect to matters of Israeli law. B. Riley Securities, Inc., in its capacity as a Co-Dealer Manager, is represented by Clifford Chance US LLP, New York, New York, in connection with the Rights Offering.

EXPERTS

The financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of the Company's internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as an expert in accounting and auditing.

The financial statements, and the related financial statement schedules, as of December 31, 2019 and for each of the two years in the period ended December 31, 2019, incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2020, have been audited by BDO USA, LLP, an independent registered public accounting firm, as stated in its report, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, accessible to the public at www.sec.gov.

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying base prospectus and should be read with the same care. Information that we file with the SEC after the date of this prospectus supplement and the accompanying base prospectus will be deemed to automatically modify and supersede the information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus to the extent that the subsequently filed information modifies or supersedes the existing information.

We incorporate by reference the documents listed below and any documents we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and on or before the Expiration Date, other than, in each case, documents or portions of documents deemed to have been furnished and not filed in accordance with SEC rules:

•	our Annual Reports on Form 10-K for the fiscal years ended December 31, 2019 (filed on March 16, 2020), and December 31, 2020 (filed on March 16, 2021 and amended on April 30, 2021) (the “2020 Form 10-K”);

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 (filed on May 11, 2020), June 30, 2020 (filed on August 10, 2020), September 30, 2020 (filed on November 9, 2020) and March 31, 2021 (filed on May 10, 2021);

•	our Current Reports on Form 8-K filed on December 20, 2019, January 31, 2020, March 16, 2020, April 9, 2020, May 11, 2020, May 26, 2020, July 13, 2020, August 10, 2020, September 3, 2020, November 9, 2020, December 22, 2020, December 30, 2020, February 11, 2021, March 16, 2021, May 10, 2021, June 1, 2021, June 4, 2021 and June 10, 2021;

•	our Proxy Statement on Schedule 14A, filed on April 10, 2020;

•	our Information Statement on Schedule 14C, filed on December 23, 2019;

•	our Prospectus Supplement, dated January 28, 2020 (including the accompanying base prospectus) in respect of the offering of Series A Preferred Stock and Series D Preferred Stock of the Company, as supplemented by Supplement No. 1, dated April 9, 2020, Supplement No. 2, dated June 29, 2020, Supplement No. 3, dated September 25, 2020 , Supplement No. 4, dated January 5, 2021, and Supplement No. 5, dated January 29, 2021;

•	our Prospectus Supplement, dated March 16, 2020 (including the accompanying base prospectus) in respect of the at-the-market offering of Common Stock;

•	our Free Writing Prospectuses filed on January 28, 2020, May 11, 2020, July 14, 2020, July 27, 2020, August 10, 2020, November 9, 2020, January 10, 2021 and March 16, 2021; and

•	the description of our Common Stock included in Amendment No. 2 to our registration statement on to Form 8-A filed with the SEC on March 11, 2014, and all reports filed for the purpose of updating such description, including the Description of Securities filed as Exhibit 4.1 to the 2020 Form 10-K.

We make available through our website at http://shareholders.cimcommercial.com/sec-filings our annual reports, quarterly reports, current reports and other materials we file or furnish to the SEC as soon as reasonably practicable after we file such materials with the SEC. Information contained on, or accessible through our website is not incorporated by reference into and does not constitute a part of this prospectus or any other report or documents we file with or furnish to the SEC. Additionally, we will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and a copy of any or all other contracts or documents which are referred to in this prospectus supplement. Such requests should be directed to CIM Commercial, Attn: Investor Relations, 17950 Preston Road, Suite 600, Dallas, Texas 75252, or may be requested by telephone at (972) 349-3230.

PROSPECTUS

CIM Commercial Trust Corporation

$1,000,000,000

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants

Rights
Units

We may offer and sell up to $1,000,000,000 in the aggregate of the securities identified above from time to time in one or more offerings.

This prospectus includes a general description of the securities we may offer and the manner in which they may be offered.

The specific terms of any securities to be offered, and the specific manner in which they will be offered, will be described in a supplement to this prospectus or incorporated into this prospectus by reference. You should read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth in the applicable prospectus supplement. See “About this Prospectus” and “Plan of Distribution” in this prospectus for more information.

Our Common Stock, par value $0.001 per share, is traded on the Nasdaq Global Market (“Nasdaq”), under the ticker symbol “CMCT,” and on the Tel Aviv Stock Exchange (the “TASE”), under the ticker symbol “CMCT-L.” Our Series L Preferred Stock, par value $0.001 per share (our “Series L Preferred Stock”), is also traded on Nasdaq and the TASE, in each case under the ticker symbol “CMCTP.”

We have elected to qualify to be taxed as a real estate investment trust (“REIT”) under the provisions of the Internal Revenue Code of 1986, as amended (the “Code”). We impose certain restrictions on the ownership and transfer of our capital stock. You should read the information under the section entitled “Description of Capital Stock—Select Charter Provisions Related to Our Capital Stock—Restrictions on Ownership and Transfer” in this prospectus for a description of these restrictions.

Investing in our securities involves significant risks. See “Risk Factors” on page 1 of this prospectus to read about factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 4, 2019

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the SEC using a “shelf” registration process. Under such shelf registration statement, we may offer and sell any combination of the securities identified in this prospectus in one or more offerings. Each time we offer and sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered or the nature of the offering. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to the offered securities or such offering.

You should rely only on the information contained in or incorporated by reference into this prospectus, any supplement and any related free writing prospectus. No one is authorized to provide you with information that is different from that which is contained in this prospectus or to make representations as to matters not stated in this prospectus or any related prospectus supplement or free writing prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, and any information incorporated by reference is accurate only as of the date of the document incorporated by reference, in each case, regardless of the time of delivery of this prospectus or any purchase of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and any related prospectus supplement or free writing prospectus, you should rely on the information in the most recent related prospectus supplement or free writing prospectus.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. To the extent there is any inconsistency between the summaries contained herein and the actual terms of these documents, the actual terms will govern. Copies of some of the documents referred to herein have been filed as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Where You Can Find More Information” in this prospectus.

Unless otherwise indicated in this prospectus, or if the context otherwise requires, “CIM Commercial,” the “Company,” “we,” “us” and “our” refer to CIM Commercial Trust Corporation and its subsidiaries.

RISK FACTORS

Before making a decision to purchase securities offered by us, you should carefully consider your particular investment objectives and financial circumstances in light of the risks described under “Risk Factors” in the applicable prospectus supplement and our most recent Annual Report on Form 10-K (and any updates to those risk factors included in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K), together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and the applicable prospectus supplement. For more information, see the section entitled “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, accessible to the public at www.sec.gov.

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus and should be read with the same care. Information that we file with the SEC after the date of this prospectus and any prospectus supplement will be deemed to automatically modify and supersede the information included or incorporated by reference in this prospectus and any prospectus supplement to the extent that the subsequently filed information modifies or supersedes the existing information.

We incorporate by reference the documents listed below and any documents we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the date that the offerings of securities by means of this prospectus are completed or terminated (other than, in each case, documents or portions of documents deemed to have been furnished and not filed in accordance with SEC rules):

•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and the information specifically incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A filed on April 5, 2019;

•	the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019;

•	the Company’s Current Reports on Form 8-K filed on January 22, 2019, March 7, 2019, March 18, 2019, March 29, 2019, May 6, 2019, May 31, 2019, June 19, 2019, August 5, 2019, August 8, 2019, August 12, 2019 and September 6, 2019; and

•	the Company’s Preliminary Information Statement on Schedule 14C, filed on September 20, 2019.

Additionally, all documents (other than documents or portions of documents deemed to have been furnished and not filed in accordance with SEC rules) that we file with the SEC pursuant to the Exchange Act after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement shall be deemed to be incorporated by reference into this prospectus.

We make available through our website at http://shareholders.cimcommercial.com/sec-filings our annual reports, quarterly reports, current reports and other materials we file or furnish to the SEC as soon as reasonably practicable after we file such materials with the SEC. Additionally, we will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus and a copy of any or all other contracts or documents which are referred to in this prospectus. Such requests should be directed to CIM Commercial, Attn: Investor Relations, 17950 Preston Road, Suite 600, Dallas, Texas 75252, or may be requested by telephone at (972) 349-3230.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement contain or incorporate by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, that are intended to be subject to the safe harbors created under the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts, or that they discuss the business and affairs of CIM Commercial on a prospective basis. Statements that include words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “target,” “could,” “would,” “should,” “estimate,” “continue,” “pursue,” “potential,” among others, or the negative of such words, may identify forward-looking statements.

Forward-looking statements are necessarily estimates reflecting the judgment of CIM Commercial and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. CIM Commercial bases these forward-looking statements on particular assumptions that it has made in light of its experience, as well as its perception of expected future developments and other factors that it believes are appropriate under the circumstances. There can be no assurance that the results and events contemplated by the forward-looking statements will in fact transpire or, if they do transpire, that they will occur or have the anticipated effects. New factors emerge from time to time, and it is not possible for CIM Commercial to predict all of them. Nor can CIM Commercial assess the impact of each such factor or the extent to which any factor, or combination of factors may cause results to differ materially from those contained in any forward-looking statement. As you read and consider the information herein, you are cautioned to not place undue reliance on these forward looking statements.

Forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as required by law.

 OUR COMPANY

CIM Commercial, a Maryland corporation and REIT, primarily acquires, owns and operates Class A and creative office assets in vibrant and improving metropolitan communities throughout the United States. These communities are located in areas that include traditional downtown areas and suburban main streets, which have high barriers to entry, high population density, positive population trends and a propensity for growth. We were originally organized in 1993 as PMC Commercial Trust, a Texas REIT. We believe that the critical mass of redevelopment in such areas creates positive externalities, which enhance the value of real estate assets in the area. We believe that these assets will provide greater returns than similar assets in other markets, as a result of the population growth, public commitment, and significant private investment that characterize these areas.

We are operated by affiliates of CIM Group, L.P. (“CIM Group”). CIM Group is a vertically-integrated owner and operator of real assets with multi-disciplinary expertise and in-house research, acquisition, credit analysis, development, financing, leasing, and onsite property management capabilities. CIM Group is headquartered in Los Angeles, California and has offices in Oakland, California; Bethesda, Maryland; Dallas, Texas; New York, New York; Chicago, Illinois; and Phoenix, Arizona.

We have elected to be taxed as a REIT under the provisions of the Code. To the extent we qualify for taxation as a REIT, we generally will not be subject to a federal corporate income tax on our taxable income that is distributed to our stockholders. We may, however, be subject to certain federal excise taxes and state and local taxes on our income and property. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income taxes at regular corporate rates and will not be able to qualify as a REIT for four subsequent taxable years. In order to remain qualified as a REIT under the Code, we must satisfy various requirements in each taxable year, including, among others, limitations on share ownership, asset diversification, sources of income, and the distribution of at least 90% of our taxable income within the specified time in accordance with the Code.

Our Common Stock trades on Nasdaq, under the ticker symbol “CMCT,” and the TASE, under the ticker symbol “CMCT- L.” Our Series L Preferred Stock is also traded on Nasdaq and the TASE, in each case under the ticker symbol “CMCTP.” Our principal executive offices are located at 17950 Preston Road, Suite 600, Dallas, Texas 75252 and our telephone number is (972) 349- 3200. Our internet address is http://www.cimcommercial.com. The information contained on our website is not part of this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the primary offering for general corporate purposes, acquisition of assets, financing development and repositioning of our properties and capital expenditures, refinancing our indebtedness and repurchasing and redeeming our preferred stock (if we choose to, or are required to, pay the redemption price in cash instead of in shares of our Common Stock).

DESCRIPTION OF DEBT SECURITIES

This section contains general terms and provisions of the debt securities that may be offered and sold in one or more offerings under this prospectus. The board of directors of the Company (our “Board of Directors”) will determine the specific terms of any series of debt securities offered under this prospectus, and such terms will be described in the applicable prospectus supplement. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of debt securities being offered, including the complete note agreements or indentures, as applicable, that contain the terms of the debt securities. Where any provision in an accompanying prospectus supplement is inconsistent with any provision in this prospectus, the prospectus supplement will control.

General

We may offer senior debt securities or subordinated debt securities, which may be convertible into one or more other securities. Unless otherwise provided by the applicable prospectus supplement, senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Subordinated debt securities will be subordinated to our senior debt on terms set forth in the applicable prospectus supplement.

Debt securities may be issued under a note purchase agreement or under an indenture to be entered between us and a trustee.

In any issuance of debt securities, we will file with the SEC the form of debt security and, as applicable, a form of note purchase agreement or form of indenture. If we issue debt securities pursuant to an indenture to be entered into between us and a trustee, we will identify the trustee in the applicable prospectus supplement, and the terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. Any indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

Terms

For each series of debt securities we offer, a prospectus supplement will be delivered with this prospectus that describes the terms and conditions of the series of debt securities offered, including, to the extent applicable, the following:

•	the title and series designation of the debt securities;

•	the character of the debt securities as senior debt securities or subordinated debt securities, and the extent and manner in which any subordinated debt securities are subordinated to the prior payment of our other liabilities;

•	any limit on the aggregate principal amount of the debt securities that may be issued;

•	the price or prices at which the debt securities will be issued, which may be expressed as a percentage of the aggregate principal amount of those debt securities;

•	the timing of the payment of the principal amount;

•	the rate or rates at which the debt securities bear interest, or the method used to determine such rate or rates, if any;

•	the date or dates from which interest will accrue and the timing of the payment of any accrued interest;

•	whether the debt securities are to be issued in global form;

•	any sinking fund requirements or other provisions that would obligate the Company to redeem, repay or purchase the debt securities;

•	any provisions that would allow the Company to redeem the debt securities in whole or in part;

•	whether the debt securities are denominated or payable in U.S. dollars or a foreign currency or units of two or more foreign currencies;

•	any restrictions on the offer, sale and delivery of the debt securities;

•	the place or places where payments or deliveries in respect of the debt securities will be made, where the debt securities may be presented for registration of transfer or exchange and where notices or demands to or upon the Company may be served;

•	any provisions for the satisfaction and discharge or defeasance or covenant defeasance of the indenture under which the debt securities are issued;

•	the terms, if any, upon which the debt securities are convertible into other of our securities of ours and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate and the conversion period;

•	any conditions that must be satisfied, including a description of any documents or certificates that must be received, prior to the issuance of the debt securities;

•	the events of default and covenants relevant to the debt securities;

•	the identity of any trustee, including the location of the corporate trust office of such trustee, and, if different than the trustee, the identity of any security registrar or paying agent;

•	any special rights to which holders of the debt securities are entitled upon the occurrence of specified events;

•	a discussion of any material U.S. federal income tax consequences of owning and disposing of the debt securities; and

•	any other terms of the debt securities which are not inconsistent with the provisions of the applicable indenture or the Trust Indenture Act of 1939.

Unless otherwise specified in the applicable prospectus supplement, all debt securities will be construed in accordance with and governed by the laws of the state of New York and, to the extent debt securities are issued pursuant to an indenture, such indenture will be governed by the laws of the state of New York.

DESCRIPTION OF CAPITAL STOCK

The following is a summary description of our capital stock and of capital stock that may be offered and sold in one or more offerings under this prospectus. The description of our capital stock is not complete and is qualified in its entirety by reference to the provisions of charter and bylaws and the applicable provisions of the Maryland General Corporation Law (the “MGCL”). Our charter and bylaws are incorporated by reference, as exhibits, in the registration statement of which this prospectus forms a part (see “Where You Can Find More Information” in this prospectus).

General

Our charter provides that we may issue up to 900,000,000 shares of our Common Stock, and up to 100,000,000 shares of our preferred stock, par value $0.001 per share, of which 36,000,000 shares are classified as our Series A Preferred Stock, par value $0.001 per share (our “Series A Preferred Stock”), and 9,000,000 shares are classified as our Series L Preferred Stock. Our charter authorizes our Board of Directors, with the approval of a majority of our entire Board of Directors and without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we are authorized to issue.

As of November 18, 2019 there were 14,602,149 shares of our Common Stock, 4,301,230 shares of our Series A Preferred Stock, 4,315,781 Series A Warrants (as defined below in “—Series A Preferred Stock”) and 8,080,740 shares of our Series L Preferred Stock issued and outstanding. Our Common Stock was held by approximately 346 stockholders of record as of November 18, 2019. Under Maryland law, our stockholders are not generally liable for our debts or obligations solely as a result of their status as stockholders.

Common Stock

Subject to the preferential rights of our preferred stock and any other class or series of our capital stock and to the provisions of our charter regarding the restrictions on ownership and transfer of our capital stock (see “—Select Charter Provisions Related to Our Capital Stock—Restrictions on Ownership and Transfer”), holders of shares of our Common Stock are entitled to receive dividends and other distributions on such shares if, as and when authorized by our Board of Directors out of funds legally available therefor and declared by us and to share ratably in the assets of our Company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment or establishment of reserves for all known debts and liabilities of our Company.

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our capital stock and except as may otherwise be specified in the terms of any class or series of our capital stock, each outstanding share of our Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of stock, the holders of shares of Common Stock will possess the exclusive voting power. There is no cumulative voting in the election of our directors. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share of Common Stock entitles the holder thereof to vote for as many individuals as there are directors to be elected and for whose election the holder is entitled to vote. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by the MGCL or by our charter.

Except as set forth in the terms of our Series L Preferred Stock and described below (see “—Series L Preferred Stock”), holders of shares of our Common Stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any securities of our Company. Our charter provides that our common stockholders generally have no appraisal rights unless our Board of Directors determines prospectively that appraisal rights will apply to one or more transactions in which holders of our Common Stock would otherwise be entitled to exercise appraisal rights. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of our Common Stock will have equal dividend, liquidation and other rights.

Our Common Stock is traded on Nasdaq, under the ticker symbol “CMCT,” and on the TASE, under the ticker symbol “CMCT-L.” The transfer agent and registrar for shares of our Common Stock is American Stock Transfer and Trust Company.

Preferred Stock

This section contains general terms and provisions of the preferred stock that may be offered under this prospectus. The terms of any class or series of preferred stock may differ from the terms described below, and certain provisions of the preferred stock described below and in any relevant prospectus are not complete. You should refer to the articles supplementary to our charter with respect to the establishment of a class or series of preferred stock, which will be filed with the SEC in connection with the offering of any class or series of preferred stock.

Our Board of Directors may, with the approval of a majority of our entire Board of Directors and without stockholder approval, authorize the issuance of preferred stock with voting, dividend, liquidation and conversion and other rights that could dilute the voting power or other rights or adversely affect the market value of our Common Stock or other series of preferred stock.

The specific terms of any class or series of preferred stock offered under this prospectus will be described in the applicable prospectus supplement. Such terms may include, to the extent applicable:

•	the designation of the class or series of preferred stock and the number of shares authorized under our charter;

•	the number of shares offered in the offering and the price at which shares are offered (or the process by which price will be determined);

•	the manner of offering of the preferred stock;

•	any dividend rate, or method of calculation, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to cumulate;

•	the priority in payment of the preferred stock with respect to distributions and upon liquidation, as compared to the Company’s other obligations;

•	any listing of the preferred stock on any securities exchange or other securities market;

•	any voting rights;

•	any redemption or sinking fund provisions;

•	any conversion provisions or rights of the Company or the holders to redeem the preferred stock;

•	whether interests in the preferred stock being offered will be represented by depositary shares;

•	a discussion of any material U.S. federal income tax consequences of owning and disposing of, or converting or exchanging, the preferred stock; and

•	any other specific terms of the preferred stock being offered.

The rights of holders of shares of each class or series of preferred stock will be subordinate to those of our general creditors. Any class or series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding up and dissolution, rank:

•	senior to all other equity securities issued by us, the terms of which specifically provide that the equity securities will rank junior to the preferred stock;

•	equally with all equity securities issued by us, the terms of which specifically provide that the equity securities will rank equally with the preferred stock; and

•	junior to all equity securities issued by us, the terms of which specifically provide that the equity securities will rank senior to the preferred stock.

Holders of the preferred stock of each class or series will be entitled to receive, when, as and if authorized by our Board of Directors and declared by us, cash dividends at such rates and on such dates described, if any, in the applicable prospectus supplement. Different classes or series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both.

Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as otherwise required by law or in our charter. Unless otherwise provided in the applicable prospectus supplement, the transfer agent and registrar for preferred stock offered under this prospectus will be American Stock Transfer and Trust Company.

Any class or series of preferred stock will be subject to the provisions of our charter regarding the restrictions on ownership and transfer of our capital stock (see “—Select Charter Provisions Related to Our Capital Stock—Restrictions on Ownership and Transfer”).

Series A Preferred Stock

Our Series A Preferred Stock has no voting rights and ranks senior to our Common Stock and any other class or series of our capital stock, the terms of which expressly provide that our Series A Preferred Stock ranks senior to such class or series (including with respect to the payment of dividends and other distributions on our Series L Preferred Stock) with respect to payment of dividends and distribution of amounts upon liquidation, dissolution or winding up. Holders of our Series A Preferred Stock are entitled to receive, if, as and when authorized by our Board of Directors, cumulative cash dividends on each share of Series A Preferred Stock at an annual rate of 5.5% of the stated value of $25.00 (the “Series A Stated Value”), which Series A Stated Value is subject to appropriate adjustment in limited circumstances, as set forth in the articles supplementary setting forth the rights, preferences and limitations of the Series A Preferred Stock. Dividends on each share of Series A Preferred Stock begin accruing on, and are cumulative from, the date of issuance of such shares.

Holders of our shares of Series A Preferred Stock are not entitled to any dividend in excess of full cumulative dividends on such shares. Unless full cumulative dividends on our shares of Series A Preferred Stock for all past dividend periods have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment, we will not:

•	declare and pay or declare and set apart for payment dividends and we will not declare and make any other distribution of cash or other property (other than dividends or other distributions paid in shares of stock ranking junior to our Series A Preferred Stock as to the dividend rights or rights on our liquidation, winding-up or dissolution, and options, warrants or rights to purchase such shares), directly or indirectly, on or with respect to any shares of our Common Stock, our Series L Preferred Stock, or any other class or series of our stock ranking junior to or on parity with our Series A Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution for any period; or

•	except by conversion into or exchange for shares of stock ranking junior to our Series A Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution, or options, warrants or rights to purchase such shares, redeem, purchase or otherwise acquire (other than a redemption, purchase or other acquisition of Common Stock made for purposes of an employee incentive or benefit plan) for any consideration, or pay or make available any monies for a sinking fund for the redemption of, any Common Stock, Series L Preferred Stock, or any other class or series of our stock ranking junior to or on parity with our Series A Preferred Stock as to dividend rights or rights on our liquidation, winding-up or dissolution.

Holders of our Series A Preferred Stock have the right to require us to redeem such shares beginning on the date of original issuance of such shares at a redemption price equal to the Series A Stated Value, less a redemption fee of 13%, beginning on the date of original issuance until but excluding the second anniversary thereof or a redemption fee of 10% beginning on the second anniversary of the date of original issuance until but excluding the fifth anniversary of the date of original issuance, in each case plus any accrued but unpaid dividends. If a holder of shares of Series A Preferred Stock causes the Company to redeem such shares, we will pay the redemption price in cash or, on or after the first anniversary of the issuance of the shares of Series A Preferred Stock to be redeemed, at our option and in our sole discretion, in equal value through the issuance of shares of Common Stock, based on the volume weighted average price of our Common Stock for the 20 trading days prior to the redemption. Additionally, from and after the fifth anniversary of the date of original issuance of any shares of Series A Preferred Stock, we will have the right to redeem any or all shares of Series A Preferred Stock at 100% of the Series A Stated Value, plus any accrued but unpaid dividends, in cash or in equal value through the issuance of shares of Common Stock.

On July 1, 2016, we commenced our reasonable best efforts public offering of up to 36,000,000 units (“Series A Units”), with each Series A Unit consisting of one share of Series A Preferred Stock and one detachable warrant to purchase 0.25 of a share of our Common Stock (a “Series A Warrant”). For further information regarding our Series A Warrants, refer to “Description of Warrants—Series A Warrants” in this prospectus.

The transfer agent and registrar for shares of our Series A Preferred Stock is American Stock Transfer and Trust Company.

Series L Preferred Stock

On November 21, 2017, the Company issued 8,080,740 shares of Series L Preferred Stock following a public auction process conducted in Israel. The Company accepted for purchase 2,693,580 shares of Series L Preferred Stock in a tender offer that expired on November 20, 2019. Following the consummation of such purchase, there will be 5,387,160 shares of Series L Preferred Stock outstanding.

Our Series L Preferred Stock is listed on Nasdaq and on the TASE, in each case under the ticker symbol "CMCTP." The transfer agent and registrar for shares of our Series L Preferred Stock is American Stock Transfer and Trust Company.

Our Series L Preferred Stock has no voting rights. Subject to certain exceptions, holders of our Series L Preferred Stock are entitled to receive, when, and as authorized by our Board of Directors and declared by us out of legally available funds, cumulative cash dividends on each share of Series L Preferred Stock (the “Series L Preferred Distribution”), at an annual rate of 5.5%, which rate is subject to increase under certain circumstances summarized below, of the stated value of our Series L Preferred Stock, which is $28.37 (the “Series L Stated Value”). The Series L Preferred Distribution is cumulative. If the Company fails to timely declare distributions or fails to timely pay distributions on our Series L Preferred Stock, the annual dividend rate of our Series L Preferred Stock will temporarily increase by 1.0% per year, up to a maximum rate of 8.5%, until the Company has paid all accrued distributions on our Series L Preferred Stock for any past dividend periods.

We must declare and pay the “Initial Dividend,” which for a given fiscal year is a minimum annual amount that is announced by us at the end of the prior fiscal year, on shares of our Common Stock prior to declaring and paying any portion of the Series L Preferred Distribution. While there are no limitations on the maximum amount of the Initial Dividend that can be paid in a particular year, it is our intention that we will not announce an Initial Dividend for any given year that, based on the information then reasonably available to us at the time of announcement, we believe will cause us to be unable to make a future distribution on our Series L Preferred Stock or on any other outstanding share of preferred stock.

Our Series L Preferred Stock ranks, with respect to payment of distributions, senior to our Common Stock, except with respect to and only to the extent of the Initial Dividend, and junior to our Series A Preferred Stock. Additionally, our Series L Preferred Stock ranks, with respect to rights upon our liquidation, dissolution or winding up, senior to our Common Stock to the extent of the Series L Stated Value and, except to the extent of the Initial Dividend, senior to our Common Stock with respect to any accrued and unpaid Series L Preferred Distributions. Our Series L Preferred Stock ranks, with respect to rights upon our liquidation, dissolution or winding up, on parity with our Series A Preferred Stock, to the extent of the Series L Stated Value, and junior to our Series A Preferred Stock, with respect to any accrued and unpaid Series L Preferred Distributions.

Unless full cumulative Series L Preferred Distributions for all past annual periods have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment, we will not:

•	declare and pay or declare and set apart for payment dividends and we will not declare and make any other distribution of cash or other property (other than dividends or other distributions paid in shares of stock ranking junior to our Series L Preferred Stock as to the distribution rights or rights on our liquidation, winding-up or dissolution, and options, warrants or rights to purchase such shares), directly or indirectly, on or with respect to any shares of our Common Stock other than in amounts up to but not exceeding the Initial Dividend, if any, or any class or series of our stock ranking junior to or on parity with our Series L Preferred Stock as to distribution rights for any period; or

•	except by conversion into or exchange for shares of stock ranking junior to our Series L Preferred Stock as to distribution rights or rights on our liquidation, winding-up or dissolution, or options, warrants or rights to purchase such shares, redeem, purchase or otherwise acquire (other than a redemption, purchase or other acquisition of Common Stock made for purposes of an employee incentive or benefit plan) for any consideration, or pay or make available any monies for a sinking fund for the redemption of, any Common Stock or any class or series of our stock ranking junior to or on parity with our Series L Preferred Stock as to distribution rights.

However, to the extent necessary to preserve our status as a REIT, the foregoing sentence will not prohibit declaring or paying or setting apart for payment any dividend or other distribution on our Common Stock or the redemption of our capital stock pursuant to the restrictions on ownership and transfer contained in our charter.

Prior to November 21, 2022, we are not permitted to issue any preferred stock ranking senior to or on parity with the Series L Preferred Stock with respect to the payment of dividends, other distributions, liquidation, and or our dissolution or winding up unless the Minimum Fixed Charge Coverage Ratio (as defined in our charter) is equal to or greater than 1.25:1.00 as of the last day of the trailing 12-month period ending on the last day of the quarter preceding the date of such issuance. As of September 30, 2019, we were in compliance with the Minimum Fixed Charge Coverage Ratio requirement.

From and after November 21, 2022, subject to certain conditions, we may redeem shares of Series L Preferred Stock at a redemption price equal to the Series L Stated Value, plus all accrued and unpaid distributions. Additionally, from and after November 21, 2022, each holder of shares of Series L Preferred Stock may require us to redeem such shares at a redemption price equal to the Series L Stated Value, plus, provided certain conditions are met, all accrued and unpaid distributions. Notwithstanding the foregoing, a holder of shares of our Series L Preferred Stock may require us to redeem such shares at any time prior to November 21, 2022 if (1) we do not declare and pay in full the distributions on the Series L Preferred Stock for any annual period prior to such date and (2) we do not declare and pay all accrued and unpaid distributions on our Series L Preferred Stock for all past dividend periods prior to the applicable holder redemption date.

Our obligation to redeem any shares of our Series L Preferred Stock is limited to the extent that (i) we have sufficient funds available to fund any such redemption or (ii) we are restricted by applicable law, our charter, including the terms of our Series A Preferred Stock, or contractual obligations from making such redemption.

The redemption price will be paid at the election of the Company, in its sole discretion, (1) in cash in Israeli new shekels, (2)  in shares of our Common Stock based on the lower of (i) the net asset value of the Company per share of Common Stock as most recently published by the Company as of the redemption date and (ii) the 20-day volume-weighted average price per share of our Common Stock as described in the Articles Supplementary describing the terms of our Series L Preferred Stock, or (3) in any combination of cash in Israeli new shekels and Common Stock, based on the foregoing conversion mechanisms.

Select Charter Provisions Related to Our Capital Stock

Classification or Reclassification of Capital Stock

Our charter authorizes our Board of Directors to classify and reclassify any unissued shares of Common Stock, or preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority with respect to voting rights, dividends or upon liquidation over our Common Stock, our Series A Preferred Stock, or our Series L Preferred Stock, and authorizes us to issue the newly-classified shares, subject to the limitations contained in the terms of our Series L Preferred Stock described above. Prior to the issuance of shares of each new class or series, our Board of Directors is required by Maryland law and by our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and the express terms of any other class or series of our stock then outstanding, the preferences, conversion or other rights, voting powers, restrictions (including restrictions as to transferability), limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each class or series. Our Board of Directors may take these actions without stockholder approval unless stockholder approval is required by the rules of any stock exchange or automatic quotation system on which our securities may be listed or traded or the terms of any other class or series of our stock. Therefore, our Board of Directors could authorize the issuance of shares of Common Stock or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our Common Stock or otherwise be in the best interest of our stockholders.

Restrictions on Ownership and Transfer

Our charter, subject to certain exceptions, contains certain restrictions on the number of shares of our stock that a person may own. Our charter contains a stock ownership limit that prohibits any person, unless exempted by our Board of Directors, from acquiring or holding, directly or indirectly, applying attribution rules under the Code, shares of our capital stock in excess of 6.25% in number of shares or value, whichever is more restrictive, of the aggregate of the outstanding shares of our stock or 6.25% of the number of shares or value, whichever is more restrictive, of the outstanding shares of our Common Stock. Pursuant to our charter, our Board of Directors has the power to increase or decrease the percentage of stock that a person may beneficially or constructively own. However, any decreased stock ownership limit will not apply to any person whose percentage ownership of our stock is in excess of such decreased stock ownership limit until that person’s percentage ownership of our stock equals or falls below the decreased stock ownership limit. Until such a person’s percentage ownership of our stock falls below such decreased stock ownership limit, any further acquisition of stock will be in violation of the decreased stock ownership limit.

Our charter further prohibits (i) any person from beneficially or constructively owning our stock that (A) would result in us being “closely held” under Section 856(h) of the Code (without regard to whether the shares are owned during the last half of a taxable year), (B) would cause us to constructively own 10% or more of the ownership interests in a tenant of our real property within the meaning of Section 856(d)(2)(B) of the Code or (C) would otherwise cause us to fail to qualify as a REIT, or (ii) any person from transferring our stock if such transfer would result in our stock being beneficially owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our stock that will or may violate any of the foregoing restrictions on ownership and transfer, or who is the intended transferee of shares of our stock that are transferred to the trust (as described below), is required to give written notice immediately to us or, in the event of a proposed or attempted transfer, at least 15 days prior written notice to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on transfer and ownership will not apply if our Board of Directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance with such restrictions is no longer required in order for us to qualify as a REIT.

Our Board of Directors, in its sole discretion, may exempt, prospectively or retroactively, a person from each of the foregoing restrictions except those listed under (i)(A), (i)(C) and (ii) in the preceding paragraph. The person seeking an exemption must provide such representations, covenants and undertakings as our Board of Directors may deem appropriate to conclude that granting the exemption will not cause us to lose our qualification as a REIT. Our Board of Directors may also require a ruling from the Internal Revenue Service or an opinion of counsel in order to determine or ensure our qualification as a REIT in the context of granting such exemptions. Our Board of Directors has waived the 6.25% ownership limits and the restrictions listed under (i)(B) in the preceding paragraph for CIM Urban REIT, LLC, CIM Urban Partners GP, LLC, CIM Service Provider, LLC, the California Public Employees’ Retirement System and persons owning a direct or indirect interest in CIM Urban REIT, LLC, CIM Urban Partners GP, LLC, CIM Service Provider, LLC or the California Public Employees’ Retirement System, and created and excepted holder limit that allows the California Public Employees’ Retirement System to hold up to 23.756% of our outstanding Common Stock.

Any attempted transfer of shares of our stock which, if effective, would result in a violation of the foregoing restrictions will cause the number of shares of our stock causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such stock. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our charter) prior to the date of the transfer. If, for any reason, the transfer to the trust does not occur or would not prevent a violation of the restrictions on ownership and transfer contained in our charter, our charter provides that the purported transfer will be treated as invalid from the outset. Shares of stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of our stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows: the proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares, or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions paid to the proposed transferee and owed by the proposed transferee to the trust.

Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and the market price on the date we, or our designee, accept the offer. We may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions paid to the proposed transferee and owned by the proposed transferee to the trust. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate, and the trustee will distribute the net proceeds of the sale to the proposed transferee and any dividends or other distributions held by the trustee shall be paid to the charitable beneficiary.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) in number or in value of the outstanding shares of our stock, including our Common Stock, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our stock that the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request to determine the effect, if any, of the beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limitations. In addition, each beneficial or constructive owner and each person who is holding shares of our stock for such owner will, upon demand, be required to provide to us such information as we may request to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the ownership limits.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for our Common Stock or might otherwise be in the best interests of our stockholders.

DESCRIPTION OF DEPOSITARY SHARES

This section contains general terms and provisions of the depositary shares that may be offered and sold in one or more offerings under this prospectus. The terms of any depositary shares offered under this prospectus will be described in the applicable prospectus supplement. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the depositary shares being offered, including any related deposit agreement. Where any provision in an accompanying prospectus supplement is inconsistent with any provision in this prospectus, the prospectus supplement will control.

Description of Depositary Shares

We may issue depositary shares representing a fraction or a multiple of a share of a class or series of preferred stock issued and with a depositary to be designated by us. The fraction or the multiple of a share of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement.

We will deposit the shares of any class or series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company that we select as our preferred stock depositary in respect of such depositary shares. We will name the depositary in the applicable prospectus supplement. Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. These rights may include dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares.

Depositary Receipts

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement.

Depositary receipts will be distributed to anyone who is buying the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

While definitive engraved depositary receipts are being prepared, we may instruct the depositary to issue temporary depositary receipts, which will entitle holders to all the rights of the definitive depositary receipts and be substantially in the same form. The depositary will prepare definitive depositary receipts without unreasonable delay, and we will pay for the exchange of your temporary depositary receipts for definitive depositary receipts.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, a holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, paying any taxes, charges and fees provided for in the applicable deposit agreement and complying with any other requirement of such deposit agreement. Fractional shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit such preferred stock under the applicable deposit agreement or to receive depositary shares in exchange for such preferred stock. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Dividends and Other Distributions

The depositary will distribute to record holders of depositary shares any cash dividends or other cash distributions it receives on preferred stock, after deducting its fees and expenses. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole U.S. dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares. In the event of a non- cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders. The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.

Redemption of Depositary shares

If the series of preferred stock represented by depositary shares is subject to redemption, we will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds they received from us for the preferred stock. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable class or series of the preferred stock and any other amounts per share payable with respect to the preferred stock multiplied by the fraction or multiple of a share of preferred stock represented by one depositary share. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day, provided we have paid in full to the depositary the redemption price of the preferred stock to be redeemed and any accrued and unpaid dividends. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot or ratably or by any other equitable methods as the depositary will decide.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding.

Therefore, all rights of holders of the depositary shares will then cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the depositary. Any funds that we deposit with the depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of one year from the date we deposit the funds.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the preferred stock. The materials the holders will receive will describe the matters to be voted on and explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. To the extent possible, the depositary will vote the shares as instructed by the holder. We agree to take all reasonable actions that the depositary determines are necessary to enable it to vote as a holder has instructed. If the depositary does not receive specific instructions from the holders of any depositary shares, it will vote all shares of that series held by it proportionately with instructions received.

Conversion or Exchange

The depositary, with our approval or at our instruction, will convert or exchange all depositary shares if the preferred stock underlying the depositary shares are converted or exchanged. In order for the depositary to do so, we will need to deposit the other preferred stock, common stock, or other securities into which the preferred stock is to be converted or for which it will be exchanged.

The exchange or conversion rate per depositary share will be equal to:

•	the exchange or conversion rate per share of preferred stock, multiplied by the fraction or multiple of a share of preferred stock represented by one depositary share;

•	plus all money and any other property represented by one depositary share; and

•	all amounts per depositary share paid by us for dividends that have accrued on the preferred stock on the exchange or conversion date and that have not been paid.

The depositary shares, as such, cannot be converted or exchanged into other preferred stock, common stock, securities of another issuer or any other of our securities or property. Nevertheless, if so specified in the applicable prospectus supplement, a holder of depositary shares may be able to surrender the depositary receipts to the depositary with written instructions asking the depositary to instruct us to convert or exchange the preferred stock represented by the depositary shares into other shares of our preferred stock or common stock or to exchange the preferred stock for any other securities registered pursuant to the registration statement of which this prospectus forms a part. If the depositary shares carry this right, we would agree that, upon the payment of any applicable fees, we will cause the conversion or exchange of the preferred stock using the same procedures as we use for the delivery of preferred stock. If a holder is only converting part of the depositary shares represented by a depositary receipt, new depositary receipts will be issued for any depositary shares that are not converted or exchanged.

Amendment and Termination of the Deposit Agreement

We may agree with the depositary to amend any deposit agreement and the form of depositary receipt without consent of the holder at any time. However, if the amendment adds or increases fees or charges, other than any change in the fees of any depositary, registrar or transfer agent, or prejudices an important right of holders, it will only become effective with the approval of holders of at least a majority of the affected depositary shares then outstanding. We will make no amendment that impairs the right of any holder of depositary shares, as described above under “—Withdrawal of Preferred Stock,” to receive shares of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

Any deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying preferred stock are convertible or exchangeable;

•	each share of preferred stock has been converted into or exchanged for common stock; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.

We may also terminate any deposit agreement at any time we wish. If we do so, the depositary will give notice of termination to the record holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole or fractional shares of the series of preferred stock underlying that holder’s depositary receipts.

Charges of Depositary and Expenses

We will pay the fees, charges and expenses of the depositary as set forth in a deposit agreement to be payable by us. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in a deposit agreement to be payable by them. If the depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.

Limitations on Our Obligations and Liability to Holders of Depositary Receipts

Any deposit agreement will expressly limit our obligations and the obligations of the depositary. It will also limit our liability and the liability of the depositary as follows:

•	we and the depositary will only be liable to the holders of depositary receipts for negligence or willful misconduct;

•	we and the depositary will have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the relevant deposit agreement on your behalf or on behalf of any other party, unless holders provide us and the depositary with satisfactory indemnity; and

•	we and the depositary may rely upon any written advice of counsel or accountants and on any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

Resignation and Removal of Depositary

A depositary may resign at any time by notifying us of its election to do so. In addition, we may remove a depositary at any time. Within 60 days after the delivery of a notice of resignation or removal of a depositary, we will appoint a successor depositary.

DESCRIPTION OF WARRANTS

This section contains general terms and provisions of the warrants that may be offered and sold in one or more offerings under this prospectus. Our Board of Directors will determine the specific terms of any warrants offered under this prospectus, and such terms will be described in the applicable prospectus supplement. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the warrants being offered, including any related warrant agreement. Where any provision in an accompanying prospectus supplement is inconsistent with any provision in this prospectus, the prospectus supplement will control.

Terms

We may issue warrants for the purchase of our debt securities, shares of our Common Stock or preferred stock, other securities or property. We may issue the warrants under a warrant agreement, which we would enter into with a warrant agent to be selected by us. The warrant agent would act solely as an agent of ours in connection with the warrants and would not act as an agent for the holders or beneficial owners of the warrants. A copy of the form of any warrant agreement and the form of warrant relating to any particular issue of units will be filed with the SEC, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of such documents, see “Where You Can Find More Information.”

We will describe in the applicable prospectus supplement the terms relating to a series of warrants including, to the extent applicable, the following:

•	the offering price and the aggregate number of warrants offered;

•	the type and amount of securities and other property purchasable upon exercise of the warrants;

•	the price at which the warrants may be exercised;

•	the dates on which the warrants may be exercised;

•	any restrictions on the right of a holder to exercise the warrants;

•	the circumstances under which the exercise price payable and the type or amount of securities and other property purchasable upon exercise of the warrants may be adjusted and the nature of those adjustments;

•	the process by which the warrants may be exercised;

•	the circumstances under which any warrant agreement governing the terms of the warrants may be amended without the consent of the holders of the warrants;

•	any right of the Company to redeem or call, or accelerate the expiration of, the warrants;

•	a description of any material federal income tax consequences of holding or exercising the warrants;

•	whether the warrants will be in registered form or in bearer form; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Series A Warrants

On July 1, 2016, we commenced our reasonable best efforts public offering of up to 36,000,000 Series A Units, with each Series A Unit consisting of one share of Series A Preferred Stock and one Series A Warrant. The transfer agent and registrar for shares of our Series A Warrants is American Stock Transfer and Trust Company.

Each Series A Warrant is exercisable for 0.25 of a share of our Common Stock at an exercise price, subject to adjustment, equal to a 15% premium to the fair market net asset value of the Company per share of Common Stock as most recently published by the Company at the time of the issuance of the applicable Series A Warrant.

The exercise price and the number of shares of Common Stock issuable upon exercise of the Series A Warrants are subject to appropriate adjustment from time to time in relation to the following certain events or actions in respect of the Company, including the declaration or making of a distribution on outstanding shares of Common Stock in shares of Common Stock or the subdivision or reclassification of outstanding shares of Common Stock in a lesser or greater number. Additionally, pursuant to an amendment to the warrant agreement in respect of the Series A Warrants, the Company may, as it deems appropriate to account for the effect of the payment of a special cash dividend by the Company, adjust the exercise price of outstanding and unexpired Series A Warrants and/or adjust the number of shares of Common Stock for which Series A Warrants may be exercised. The decision of what constitutes a special cash dividend and whether to make any adjustment in connection therewith, the methodology used to make any adjustment and the extent of any adjustment will be determined by the Company in its sole discretion.

Holders of our Series A Warrants may exercise their Series A Warrants at any time beginning on the first anniversary of the date of issuance of such shares up to 5:00 p.m., New York time, on the date that is the fifth anniversary of such date of issuance (the “Series A Warrant Expiration Date”). The Series A Warrants are exercisable, at the option of each holder, in whole, but not in part, for no less than 50 shares of our Common Stock, unless such holder does not at the time of exercise own a sufficient number of Series A Warrants to meet such minimum amount. Any Series A Warrant that is outstanding after the applicable Series A Warrant Expiration Date will be automatically terminated.

A holder of our Series A Warrants does not have the right to exercise any portion of a Series A Warrant to the extent that, after giving effect to the issuance of shares of our Common Stock upon such exercise, the holder (together with its affiliates and any other persons acting as a group together with such holder or any of its affiliates) would beneficially or constructively own shares of Common Stock (i) in excess of 6.25% in value or number of shares, whichever is more restrictive, of the shares of Common Stock outstanding or (ii) that would otherwise result in the violation of any of the restrictions on ownership transfer of our stock contained in our charter, in each case, immediately after giving effect to the issuance of shares of Common Stock upon exercise of the Series A Warrant, as discussed below in “Description of Capital Stock—Select Charter Provisions Related to Our Capital Stock—Restrictions on Ownership and Transfer.”

DESCRIPTION OF RIGHTS

This section describes the general terms of the rights to purchase Common Stock, preferred stock or other securities that may be offered and sold in one or more offerings under this prospectus. Except as described in any applicable prospectus supplement, prior to the exercise of their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon the exercise of the rights, and will not be entitled to, among other things, vote or receive dividend payments or other distributions on the securities purchasable upon exercise of the rights.

In connection with any offering of rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which such persons may be required to purchase any securities remaining unsubscribed after the completion of the offering.

The prospectus supplement relating to any rights offered under this prospectus will describe the specific terms of the offering and the rights, including to the extent applicable:

•	the record date for determining security holders entitled to the rights distribution;

•	the number of rights to be issued and the number and type of securities that may be purchased upon exercise of the rights;

•	the exercise price of the rights;

•	the date on which the rights will become effective and the date on which the rights will expire;

•	the circumstances under which a holder will be entitled to exercise the rights and the process by which rights may be exercised;

•	whether the rights will include oversubscription rights, so that the holders of such rights may purchase additional underlying securities if other holders do not purchase their full allotments;

•	whether an underwriter or other purchaser may purchase the underlying securities if holders of the rights do not purchase their full allotments, and the terms of such arrangement;

•	a description of any material federal income tax consequences of holding or exercising the warrants; and

•	any circumstances under which the Company may withdraw or terminate the rights offering prior to the expiration date of the rights.

DESCRIPTION OF UNITS

Units comprised of two or more securities (in type, number or both) described in this prospectus, in any combination, may be offered and sold in one or more offerings under this prospectus. The following description sets forth certain general terms and provisions of the units that may be offered pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Units may be issued pursuant to the terms of a unit agreement between us and a unit agent. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities comprising the units;

•	whether and under what circumstances securities comprising the units may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

Unless otherwise provided in the applicable prospectus supplement, the transfer agent and registrar for units offered under this prospectus will be American Stock Transfer and Trust Company.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW
AND OUR CHARTER AND BYLAWS

The following summary of certain provisions of the MGCL and our charter and bylaws contains the material terms of our charter and bylaws and is subject to, and qualified in its entirety by, reference to the MGCL and to our charter and bylaws. Our charter and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part (see “Where You Can Find More Information”).

Our Board of Directors

Our charter and bylaws provide that the number of directors may be established, increased or decreased by a majority of our entire Board of Directors, but may not be fewer than the minimum number required by the MGCL (which currently is one) or, unless our bylaws are amended, more than 25. Any vacancy on our Board of Directors, whether resulting from an increase in the number of directors or otherwise, may only be filled by the affirmative vote of a majority of the remaining directors, even if such a majority constitutes less than a quorum. Except as may be provided with respect to any class or series of our stock, at each annual meeting of our stockholders, each of our directors will be elected by the holders of our Common Stock to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies.

Removal of Directors

Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock, a director may be removed with or without cause and by the affirmative vote of at least two-thirds of the votes entitled to be cast by our stockholders generally in the election of our directors. This provision, when coupled with the exclusive power of our Board of Directors to fill vacant directorships, may preclude stockholders from removing incumbent directors except by a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.

Limitation of Liability and Indemnification

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active or deliberate dishonesty established in a judgment or other final adjudication to be material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

Maryland law requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	an act or omission of the director or officer was material to the matter giving rise to the proceeding and

•	was committed in bad faith or

•	was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter and bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made, or threatened to be made, a party to, or witness in, the proceeding by reason of his or her service in that capacity; or

•	any individual who, while a director or officer of our Company and at our Company’s request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, trustee, member, manager or partner and who is made, or threatened to be made, a party to, or witness in, the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us, subject to approval from our Board of Directors, to indemnify and advance expenses to any person who served a predecessor of our Company in any of the capacities described above and to any employee or agent of our Company or a predecessor of our Company.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and named executive officers. Each indemnification agreement provides that we will indemnify and hold harmless each such director or named executive officer to the fullest extent permitted by law.

Business Combinations

Under the MGCL, certain “business combinations,” including a merger, consolidation, statutory share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities, between a Maryland corporation and an “interested stockholder” or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. An “interested stockholder” is, generally, any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting shares or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting shares of the corporation.

After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

Under the MGCL, a person is not an “interested stockholder” if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. A corporation’s board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

We have elected to opt out of these provisions of the MGCL by resolution of our Board of Directors. However, our Board of Directors may by resolution elect to repeal the foregoing opt-outs from the business combination provisions of the MGCL in the future.

Control Share Acquisitions

The MGCL provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to such shares except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding any of the following persons entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other such shares previously acquired, directly or indirectly, by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third, (B) one-third or more but less than a majority or (C) a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an acquiring person statement (as described in the MGCL)), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of such shares are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (i) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (ii) acquisitions approved or exempted by the charter or bylaws of the corporation.

We have elected to opt out of these provisions of the MGCL pursuant to a provision in our bylaws. However, we may, by amendment to our bylaws, opt in to the control share provisions of the MGCL in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board consisting of three classes;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; or

•	a majority stockholder vote requirement for the calling of a stockholder-requested special meeting of stockholders.

Our charter provides that, except as may be provided by our Board of Directors in setting the terms of any class or series of stock, we elect to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on our Board of Directors. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require a two-thirds vote for the removal of any director from the Board of Directors, (2) vest in the Board of Directors the exclusive power to fix the number of directorships, subject to limitations set forth in our charter and bylaws, and (3) require, unless called by the chairman of our Board of Directors, our president, our chief executive officer or our Board of Directors, the request of stockholders entitled to cast not less than a majority of all votes entitled to be cast on a matter at such meeting to call a special meeting. We have not elected to classify our Board of Directors.

Dissolution, Amendment to the Charter and Other Extraordinary Actions

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or convert into another entity unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of any of these matters by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on such matters, except that the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on such matter is required to amend the provisions of our charter relating to the removal of directors, the indemnification of our officers and directors, restrictions on ownership and transfer of our stock or the vote required to amend such provisions. Maryland law also permits a Maryland corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to an entity if all of the equity interests of the entity are owned, directly or indirectly, by the corporation. Because our operating assets may be held by our operating partnership or its subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of their assets without the approval of our stockholders.

Meetings of Stockholders

Under our bylaws, annual meetings of holders of our Common Stock must be held each year at a date, time and place determined by our Board of Directors. Special meetings of holders of our Common Stock may be called by the chairman of our Board of Directors, our chief executive officer, our president and our Board of Directors. Subject to the provisions of our bylaws, a special meeting of stockholders to act on any matter that may properly be considered at a meeting of stockholders must be called by our secretary upon the written request of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter at such meeting who have requested the special meeting in accordance with the procedures specified in our bylaws and provided the information and certifications required by our bylaws. Only matters set forth in the notice of a special meeting of stockholders may be considered and acted upon at such a meeting.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to our Board of Directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our Board of Directors, or (iii) by a holder of our Common Stock who was a stockholder of record at the time of giving notice and at the time of our annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws. Our bylaws provide that with respect to special meetings of our stockholders, only the business specified in our notice of meeting may be brought before the meeting, and nominations of persons for election to our Board of Directors may be made only (A) by or at the direction of our Board of Directors, or (B) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by any holder of our Common Stock who was a stockholder of record at the time of giving notice and at the time of the special meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws.

PLAN OF DISTRIBUTION

We may offer and sell securities to purchasers directly, through agents, dealers or underwriters, through “at the market” offerings within the meaning of Rule 415(a)(4) under the Securities Act, through a combination of any of these methods of sale or through any other method permitted by applicable law and described in the relevant prospectus supplement. In addition, we may issue the securities as a dividend or distribution to our existing stockholders or other holders of our securities.

The distribution of the securities may be made from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices.

Unless otherwise specified in the prospectus supplement, the securities will have no established trading market, other than shares of our Common Stock and Series L Preferred Stock, which are each presently listed on Nasdaq and the TASE. We may elect to list any securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.

If we sell the securities directly, then the offer will not involve any agents, dealers or underwriters. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any sales of these securities will be described in the applicable prospectus supplement.

We may also sell the securities through agents designated by us from time to time. Agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act. The name of any agent involved in the offer or sale of the offered securities and a description of any commissions payable to the agent will be described in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases during the period of its appointment.

The securities may be sold to a dealer as principal. The dealer may then resell the securities to the public at varying prices determined by it at the time of resale. The dealer may be deemed to be an underwriter under the Securities Act.

If we offer securities in a rights offering to our existing stockholders or other holders of our securities, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities not subscribed for in the offering that they commit to purchase on a standby basis. Additionally, before the expiration date for the subscription rights, the standby underwriters may offer the securities, including securities they may acquire through the purchase and exercise of subscription rights, on a when-issued basis at prices set from time to time by them. After the expiration date, the standby underwriters may offer the securities, whether acquired under the standby underwriting agreement, on exercise of subscription rights or by purchase in the market, to the public at prices to be determined by them. Thus, standby underwriters may realize profits or losses independent of the underwriting discounts or commissions we may pay them. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us. Any dealer-manager we retain may acquire securities by purchasing and exercising the subscription rights and resell the securities to the public at prices it determines. As a result, a dealer-manager may realize profits or losses independent of any dealer-manager fee paid by us.

If underwriters are used to offer and sell securities, we will execute an underwriting agreement with such underwriters at the time of sale. Such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, including in sales deemed to be “at-the-market” offerings. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The names of the underwriters, the amounts underwritten and the nature of the underwriters to purchase our securities will be set forth in the prospectus supplement, which will be used by the underwriters to resell the securities. The applicable prospectus supplement will state any material relationships between the underwriters and us and the nature of the underwriters’ obligation to take and pay for securities.

Underwriters may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 of Regulation M. Rule 104 permits stabilizing bids to purchase the securities being offered as long as the stabilizing bids do not exceed a specified maximum. Underwriters may over-allot the offered securities in connection with the offering, thus creating a short position in their account. Syndicate covering transactions involve purchases of the offered securities by underwriters in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The third parties that may enter into contracts of this kind may include banks, insurance companies, pension funds, investment companies and educational, charitable and other institutions. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations and will include any required information about any commissions we may pay for soliciting these contracts.

The applicable prospectus supplement may also identify one or more firms that may offer or sell the securities in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us, and will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation.

We may enter into agreements with agents, dealers, underwriters or remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters or remarketing firms may engage in transactions with, or perform services for us or our affiliates in the ordinary course business.

VALIDITY OF THE SECURITIES OFFERED HEREBY

Unless otherwise specified in the applicable prospectus supplement, the validity of the Common Stock or preferred stock, or the Common Stock or preferred stock issuable upon the exercise, conversion or exchange of other securities, and certain other matters of Maryland law, will be passed upon for us by Venable LLP, and the validity of the debt securities, warrants, rights or units, or the debt securities, warrants, rights or units issuable upon the conversion of other securities, will be passed upon for us by Sullivan & Cromwell LLP. Certain additional legal matters may be passed on for us, or for any agents, dealers or underwriters, by counsel named in the applicable prospectus supplement.

EXPERTS

Our consolidated financial statements and schedules as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

December 4, 2019

CIM Commercial Trust Corporation

$1,000,000,000

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Rights
Units

PROSPECTUS

CIM Commercial Trust Corporation

Subscription Rights to purchase up to 14,847,742 shares of Common Stock at $9.25 per share

PROSPECTUS SUPPLEMENT

B. Riley Securities, Inc.

Poalim I.B.I. – Underwriting and Issuing Ltd.

June 10, 2021